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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

March 26, 2013

Dear Fellow Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Forest Oil Corporation to be held on Tuesday, May 7, 2013, at 9:00 a.m., M.D.T., at 707 Seventeenth Street, Suite 3000, Denver, Colorado.

        At this year's meeting, you will be asked to (i) elect Loren K. Carol, Richard J. Carty, and Raymond I. Wilcox as Class I directors, (ii) approve, by non-binding vote, the compensation of the named executive officers as disclosed in this proxy statement, (iii) approve an additional 750,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan, (iv) approve an amendment to increase the annual individual award limits under the Forest Oil Corporation 2007 Stock Incentive Plan, or the 2007 Plan (v) approve an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance under the 2007 Plan, (vi) approve an amendment to the definition of "corporate change" under the 2007 Plan, and (vii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        As permitted under the rules of the Securities and Exchange Commission, we are mailing to many of our shareholders a notice of the availability of the proxy materials for the annual meeting of shareholders to be held on May 7, 2013, instead of mailing a paper copy of the annual meeting notice, the accompanying proxy statement, and our 2012 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the notice, the accompanying proxy statement, our 2012 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe this process represents a more direct mechanism for disseminating information, reduces the number of printed copies and thus reduces the environmental impact of producing and delivering these materials.

        As owners of Forest common stock, your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

        On behalf of our Board of Directors, thank you for your continued interest in Forest Oil.

Sincerely,

Patrick R. McDonald President and Chief Executive Officer

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2013

        We will hold the annual meeting of shareholders of Forest Oil Corporation on Tuesday, May 7, 2013, beginning at 9:00 a.m., M.D.T., at 707 Seventeenth Street, Suite 3000, Denver, Colorado 80202. The items of business are:

  1.
  Election of Loren K. Carroll, Richard J. Carty, and Raymond I. Wilcox as Class I directors;

  2.
  To conduct an advisory vote on executive compensation;

  3.
  Approval of an additional 750,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan;

  4.
  Approval of an amendment to increase the annual individual award limits under the Forest Oil Corporation 2007 Stock Incentive Plan, or the 2007 Plan;

  5.
  Approval of an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance under the 2007 Plan;

  6.
  Approval of an amendment to the definition of "corporate change" under the 2007 Plan;

  7.
  Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2013; and

  8.
  Consideration of such other business as may be properly brought before the meeting.

        Only Forest shareholders of record at the close of business on March 15, 2013, the record date for the meeting, are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning your proxy card or voting instruction card in the pre-addressed envelope provided. If you hold your shares of record and attend the meeting, you will have the right to revoke the proxy and vote your shares in person. For specific instructions on how to vote your shares, please refer to the section heading "GENERAL INFORMATION" in the accompanying proxy statement.

By Order of the Board of Directors,

Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

Denver, Colorado
March 26, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE FOREST OIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2013

        This notice, the accompanying proxy statement, and our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2012 are available on our website at www.forestoil.com. Additionally, and in accordance with U.S. Securities and Exchange Commission rules, you may access these materials at the cookies-free websites indicated in the notice of the availability of proxy materials that you may receive from our transfer agent, Computershare Shareowner Services LLC, or from Broadridge Financial Solutions, Inc.

IMPORTANT VOTING INFORMATION

        Shareholders who hold Forest shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form-either electronically or by mail-before each shareholder meeting. For your vote to be counted with respect to Proposals 1 through 6, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting or by such other date that may be indicated by the broker, bank or institution.

Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in Forest's future.

More Information Is Available

        If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at www.forestoil.com or by email at IR@forestoil.com.

i

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 7, 2013

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
www.forestoil.com

 GENERAL INFORMATION

Proxy Solicitation

        Beginning on or about March 26, 2013, Forest has made available to you on the Internet, or has delivered to you by mail, these proxy materials for the solicitation of proxies by the Board of Directors (the "Board") of Forest Oil Corporation ("Forest," "we" or "our"), a New York corporation, for Forest's annual meeting of shareholders to be held at 9:00 a.m., M.D.T., on Tuesday, May 7, 2013, at 707 Seventeenth Street, Suite 3000, Denver, Colorado 80202. The proxies also may be voted at any adjournments or postponements of the meeting. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks, and other nominees will be requested to solicit proxies or authorizations from beneficial owners. Forest will bear all costs incurred in connection with the preparation, assembly, and delivery of the proxy materials and the solicitation of proxies and will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Forest common stock. As of the date of these proxy materials Forest has not engaged a third party to assist in the solicitation of proxies. In the event Forest does engage a third party to assist in proxy solicitations, we anticipate the fees for such service will be approximately $9,500, plus reimbursement of certain charges and expenses.

Shareholders Entitled to Vote; Record Date

        Shareholders of record at the close of business on March 15, 2013, the record date, are entitled to notice of, and to vote at, the meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Forest common stock held. On the record date there were 119,323,668 shares of Forest common stock issued and outstanding.

Notice of Internet Availability of Proxy Materials

        As permitted under the rules of the Securities and Exchange Commission, or the SEC, Forest is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. See below for details. Forest is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        The notice that you receive in the mail will come in one of two forms, depending on how you hold your shares of Forest. If your shares are held in a brokerage account, or by a trustee or other nominee, you are considered the "beneficial owner" of those shares and you will receive a four-page document titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS" for the annual meeting of shareholders to be held on May 7, 2013, from Broadridge Financial Solutions, Inc. If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" and you will receive a two-page document from our transfer agent, Computershare Shareowner Services LLC, titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS." In either case, instructions on how to access the proxy materials over the Internet and to request paper copies may be found on the notice. Our proxy materials may also be accessed on our website at www.forestoil.com.

 How to Vote Your Shares Without Attending the Annual Meeting in Person

        Whether you hold shares directly as a shareholder of record, or beneficially in "street name," you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; and if you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee, or nominee. There are three ways to vote by proxy and voting instruction card:

  •
  By Internet-Shareholders who received a notice about the Internet availability of the proxy materials may submit their proxy over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone-Shareholders of record may submit proxies by telephone, by calling the number included in the materials received from Computershare Shareowner Services LLC, and following the instructions. In addition, you will need to have the control number that appears on your notice available when voting. Shareholders who are beneficial owners of their shares and who have received a voting instruction card may vote by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee.

  •
  By Mail-Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares directly and you sign the proxy card but do not provide instructions or if you do not make specific Internet or telephone voting choices, your shares will be voted "FOR" the election of all director nominees identified in this proxy statement, "FOR" the approval of the compensation of the named executive officers, "FOR" approval of an additional 750,000 shares under the Forest Oil Corporation Employee Stock Purchase Plan, "FOR" approval of an amendment to increase the annual individual award limits under the Forest Oil Corporation 2007 Stock Incentive Plan, or the 2007 Plan, "FOR" approval of an additional 800,000 shares under the 2007 Plan, "FOR" approval of an amendment to the definition of "corporate change" under the 2007 Plan, and "FOR" ratification of the appointment of Ernst & Young, LLP ("Ernst & Young LLP") as our independent registered public accounting firm for the year ending December 31, 2013.

        If you sign the voting instruction card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." Brokers who are members of the NYSE have discretionary authority to vote the shares of a beneficial owner in the ratification of Ernst & Young LLP as our independent registered public accounting firm, but such brokers are not empowered to vote for Proposals 1 through 6 in the absence of specific instructions from the beneficial owner.

How to Vote Your Shares by Attending the Annual Meeting in Person

        Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the annual meeting only if you obtain a "legal proxy" from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you are unable to attend the meeting.

Revoking Your Proxy

        A proxy may be revoked at any time before it is voted by (1) sending written notice of revocation to our Secretary at our office address set forth above prior to the annual meeting, (2) delivering a revised proxy (by one of the methods described above) bearing a later date, or (3) voting in person by completing a ballot at the annual meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Quorum; Vote Required

        A majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for Class I nominees, abstentions, and "broker non-votes" are counted as present for the purpose of determining a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be more than 30 days after the date of the annual meeting.

        Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote generally are determinative of the outcome of the matter subject to vote. All of the proposals set forth in this proxy statement are subject to this standard. Although they are considered in determining the presence of a quorum, abstentions and "broker non-votes" will not be considered "votes cast." Accordingly, they will have no effect on the outcome of the vote. In the election of directors, votes that are "withheld" are considered a vote against the director from whom the vote is withheld.

        We intend to announce preliminary voting results at the meeting and publish final results in a periodic report on Form 8-K within four business days following the annual meeting of shareholders.

Interests of Certain Persons in Matters to be Voted On

        Because Forest's directors will, and its executive officers may, receive awards under the 2007 Plan, and because Forest's executive officers may participate in the Forest Oil Corporation 1999 Employee Stock Purchase Plan, those persons have an interest in the proposed amendments to increase the number of shares available for issuance under those plans.

 Other Matters

        The Board knows of no matter, other than those referred to in the notice of annual meeting and this proxy statement, which will be presented at the meeting. If any other matter is properly brought before the meeting or any of its adjournments or postponements, the persons named in the proxy will vote the proxy in accordance with their judgment on such matter.

Recommendations of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of each of the Class I director nominees, "FOR" the approval, by advisory vote, of the compensation of the named executive officers, "FOR" approval of an additional 750,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan, "FOR" approval of an amendment to increase the annual individual award limits under the 2007 Plan, "FOR" approval of an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance under the 2007 Plan, "FOR approval of an amendment to the definition of "corporate change" under the 2007 Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2013.

Delivery of Documents to Security Holders Sharing an Address; Householding

        SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. We are not householding proxy materials for our shareholders of record in connection with the annual meeting, but certain intermediaries may household proxy materials. If you hold your shares of our common stock beneficially through a broker or bank that has determined to household proxy materials, only one proxy statement and 2012 Annual Report to Shareholders may be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If your household is receiving multiple copies of our proxy statement and annual report and you wish to receive only one copy of future notices or proxy materials, you should contact your bank or broker.

        We will promptly deliver to you a separate copy of the proxy statement and 2012 Annual Report to Shareholders if you so request by calling us at 303.812.1400, or by writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request.

Access to Annual Report and Governance Documents

        We refer you to our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC. Our Annual Report on Form 10-K, including our financial statements, and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K, our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and each of the charters of the Board committees described herein will be sent to you without charge upon written request. If you would like to receive any additional information, please contact us in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or contact us by telephone at 303.812.1400. Alternatively, you may access the 2012 Annual Report to Shareholders and the foregoing governance documents on Forest's website at www.forestoil.com. The 2012 Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Independence

        Our Corporate Governance Guidelines provide that a majority of the Board will consist of independent directors. The Board has determined that six of our directors are independent, including Messrs. Loren K. Carroll, Richard J. Carty, Dod A. Fraser, James H. Lee, James D. Lightner, and Raymond I. Wilcox. Patrick R. McDonald is not independent due to his status as our President and Chief Executive Officer, and H. Craig Clark, our former Chief Executive Officer, was not independent during his tenure on the Board due to his position as an officer. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board uses the independence standards as adopted by the New York Stock Exchange ("NYSE") and the SEC in making these determinations and, based on information provided by the members, has determined that no member of these committees has a material relationship with Forest (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with Forest) that may interfere with the exercise of such member's independence. The independence standards are reflected in our Corporate Governance Guidelines. In addition, the Board has elected Mr. Lightner, an independent director, to serve as our non-executive Chairman.

Board Leadership Structure and Risk Oversight

        Forest believes that its Board is best characterized as independent. As noted above, six of the Board's seven members are independent and unaffiliated, with our Chief Executive Officer being the only non-independent director. Further, although not required by our governance documents, since 2003 Forest has bifurcated the role of Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for Forest at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This separation in turn spreads decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

        Our Board members have diverse backgrounds. From an educational standpoint, one of our directors has an engineering background, two have geologic backgrounds, and four have economic and finance backgrounds. From a work experience standpoint, two of our directors' careers were spent primarily with independent oil and gas companies, two with finance and investment banking firms, one with a major oil and gas company, one with an oilfield service company, and one began his career primarily in banking and finance and has since devoted his career to consulting and investing in the domestic oil and gas industry. At the same time, all of our directors have experience in the oil and gas industry. We believe that the breadth of our directors' experience, coupled with their diverse backgrounds, increases our Board's collective ability to lead Forest and to recognize and address risks to which Forest is exposed.

        As described in detail below, there are four standing committees of the Board: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Executive Committee. At the end of each quarter, the full Board reviews and ratifies the actions that each committee took during that quarter.

        The Board and its committees play an important risk oversight role at Forest. The entire Board reviews and determines Forest's overarching business strategy, the management of its balance sheet, and each year's annual business plan and budget. The business plan and budget includes our capital expenditures plan for the year. Forest's annual business plan is also the source for most of the targets used in Forest's annual incentive compensation plan, which the Board's Compensation Committee oversees.

        The Board also reviews all acquisition and disposition transactions entered into by Forest and its subsidiaries, and all transactions with a value of $25 million or more must be approved in advance by the Board. In addition, the Board has approved and adopted a Risk Management Policy governing Forest's commodity price, interest, and foreign exchange risk management, including the allowable scope and terms of hedging contracts entered into by Forest. Any variations to the Policy's mandates must be approved in advance by the Board. In furtherance of the Board's role under the Risk Management Policy, senior management provides quarterly updates to the Board regarding Forest's existing hedges, the projected production volumes corresponding to the time periods of the hedges, and any outstanding hedging targets that senior management has developed. Senior management will communicate with the Board more frequently than through its quarterly reports if, for example, a variation to the Policy's mandates is proposed.

        In addition, the Audit Committee of the Board is specifically charged with reviewing Forest's financial risk exposures, Forest's internal oil and gas reserve estimates, and the annual audit of those estimates done by Forest's independent reserve engineers. The Audit Committee reports to the full Board regarding its review and assessment of Forest's reserve estimating processes. Further, both Forest's independent auditors and Forest's internal audit department report to the Audit Committee.

        The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Forest's risk management and oversight.

Board Structure; Committee Composition; Meetings

        As of the date of this proxy statement, our Board has seven members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Executive Committee; and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2012, the Board held six meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2012. Directors are encouraged to attend the annual meeting of shareholders. All of the directors attended the 2012 annual meeting of shareholders. The following table identifies the members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Independent Directors:

Loren K. Carroll		X		Chair

Richard J. Carty	X

Dod A. Fraser(1)	Chair			X

James H. Lee	X	X	X

James D. Lightner(2)			Chair	X

Raymond I. Wilcox		Chair		X

Employee Director:

Patrick R. McDonald			X

Number of Meetings held in 2012	4	4	5	4

(1)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable SEC rules.

(2)
Mr. Lightner serves as non-executive Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence, qualifications, and performance of Forest's independent registered public accounting firm, and the performance of Forest's internal audit function. The Audit Committee has the authority to obtain advice and assistance of, and receive appropriate funding from Forest for, outside legal counsel or other advisers as the Audit Committee deems necessary to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit Committee of Forest. Among other things, the Audit Committee: appoints and determines the compensation of, and if necessary terminates and replaces, our independent registered public accounting firm; pre-approves audit services and non-audit services by our independent registered public accounting firm; reviews the scope of, process for, and results of the annual independent audit engagement; reviews and evaluates the lead position of our independent registered accounting firm; confirms that the independent registered public accounting firm is in compliance with the SEC's position rotation rules; reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements; reviews with management our major financial risk exposures; reviews major changes, if any, to our accounting principles and practices; reviews our disclosure controls and procedures, internal controls and internal audit function, which reports to the Audit Committee, and reviews the significant reports prepared by our internal auditors; consults with the independent registered public accounting firm regarding internal control matters and the procedures for our financial reporting processes; approves the selection of our independent petroleum engineers; meets with management and our independent petroleum engineers to review the estimates of our oil and gas reserves; establishes and maintains procedures for the receipt, retention, and treatment of complaints concerning financial matters; prepares an annual report for inclusion in our proxy statement; and annually reviews and reassesses the Audit Committee charter. The Audit Committee consults separately and jointly with the independent registered public accounting firm, persons responsible for internal audit, and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The current members of the Audit Committee are Dod A. Fraser, who serves as chairman of the committee and has also been designated as the "audit committee financial expert," Richard J. Carty, and James H. Lee. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website at www.forestoil.com.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executive officers, establishes Forest's overall compensation philosophy, reviews and discusses with management the disclosures under the caption "Compensation Discussion and Analysis" for inclusion in the annual proxy statement, prepares an annual Compensation Committee report, and retains and approves the compensation of any consultants used for executive compensation issues. The principal functions of the Compensation Committee include: reviewing the compensation strategies and programs for the officers and other Forest employees; determining the individual elements and compensation of the President and Chief Executive Officer; reviewing and approving the corporate goals and objectives relevant to executive officer compensation; evaluating the performance of executive officers (either as a committee or with the other independent directors); determining the components and total compensation of these officers in accordance with the corporate goals and objectives; modifying and approving Forest's peer companies and data sources for purposes of evaluating Forest's compensation competiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements; and reviewing and discussing, and making recommendations with respect to, disclosure in our proxy statement regarding the shareholder advisory votes on executive pay and the frequency of such advisory votes. The Compensation Committee also administers and determines awards under our stock incentive plans, bonus, and other incentive programs, and oversees our other compensation and benefit plans. The current members of the Compensation Committee are Raymond I. Wilcox, who serves as the chairman of the committee, Loren K. Carroll, and James H. Lee. The report of the Compensation Committee is included in this proxy statement under the caption "Compensation Committee Report." The Compensation Committee charter is available on our website at www.forestoil.com.

        Executive Committee.    The Executive Committee, between meetings of the Board, exercises the powers of our Board, except as prohibited by law. From time to time, the Board delegates responsibility for specific matters to the Executive Committee. The current members of the Executive Committee are James D. Lightner, who serves as chairman of the committee, and who also serves as the Chairman of the Board, James H. Lee, and Patrick R. McDonald, our Chief Executive Officer.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of Forest. The Nominating and Corporate Governance Committee oversees Forest's corporate governance principles and recommends candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. The Nominating and Corporate Governance Committee will consider other candidates, provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below, under the caption "Consideration of Director Nominees-Shareholder Nominees." The Committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee responsibilities also include: overseeing the evaluation of the Board and the executive officers; reviewing on an annual basis, non-employee director compensation and recommending any changes to the Board; assessing the need for adoption of stock ownership guidelines; reviewing the Code of Business Conduct and Ethics for Members of the Board, and recommending proposed changes to the full Board; overseeing and approving Forest's management continuity process, and reviewing the Board's policy regarding the structure of the offices of the Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee has authority, as it deems appropriate, to retain search firms to identify director candidates and approve their compensation. The current members of the Nominating and Corporate Governance Committee are Loren K. Carroll, who serves as the chairman of the committee, Dod A. Fraser, James D. Lightner, and Raymond I. Wilcox. The Nominating and Corporate Governance Committee charter is available on our website at www.forestoil.com.

        Non-Executive Chairman.    Mr. Lightner serves as Forest's non-executive Chairman of the Board and presides at all meetings of the Board. The Corporate Governance Guidelines provide for a non-executive independent Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

Consideration of Director Nominees

        Director Qualifications.    Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. The Corporate Governance Guidelines state that the Board considers director candidates diverse in gender, ethnic background, and professional experience. However, no formal diversity policy exists, and the ultimate goal of the Guidelines for director qualifications is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance. All director candidates must possess the following personal characteristics and qualifications: integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and meetings of committees of which he or she is a member. Please see "PROPOSAL NO. 1-ELECTION OF DIRECTORS" below for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

        The Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with Forest, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee is responsible for leading the search for individuals meeting the characteristics and qualifications to serve on the Board as set forth in the Corporate Governance Guidelines. In reviewing candidates, emphasis is given to educational backgrounds, professional experience, and expertise. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including candidates recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants, in its sole discretion, to assist in identifying director candidates, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2013 annual meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the annual meeting of shareholders by following the provisions set forth in Forest's Bylaws. The Corporate Governance Guidelines include the qualifications and skills required for directors and are available on Forest's website at www.forestoil.com.

        The Nominating and Corporate Governance Committee recommended to the full Board that Messrs. Carroll and Wilcox be nominated to stand for re-election as Class I directors. In addition, the Nominating and Corporate Governance Committee recommended to the full Board that Mr. Carty, who was elected by the Board in October 2012 to fill a vacancy created by the resignation of Mr. H. Craig Clark, stand for election by the shareholders at the 2013 annual meeting as required by Section 705 of the New York Business Corporation Law. Mr. Carty also will stand for election as a Class I director.

        Shareholder Nominees.    The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the director qualification criteria described above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to Forest, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or faxed to 303.812.1445.

        Our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. In order to nominate candidates, Forest's Bylaws provide that the proposal must be submitted in writing, in advance of the next annual meeting, in accordance with the deadlines established in the Bylaws. The nomination process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING."

Compensation Committee Interlocks and Insider Participation

        During 2012, the Compensation Committee consisted of the following independent directors: Loren K. Carroll; Patrick R. McDonald (until his appointment as our interim Chief Executive Officer in June, 2012); James H. Lee (since October, 2012) and Raymond I. Wilcox. No member of the Compensation Committee is now, or at any time since the beginning of 2012 has been, employed by or served as an officer of Forest or any of its subsidiaries or had any relationships requiring disclosure with Forest or any of its subsidiaries. None of Forest's executive officers are now, or at any time since the beginning of 2012, have been a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of Forest's Board or Compensation Committee.

Executive Sessions; Non-Executive Chairman

        The Board holds executive sessions in connection with each regular meeting of the Board outside the presence of the Chief Executive Officer or any other members of management. The Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) leads the executive sessions. As described above, under the heading "CORPORATE GOVERNANCE PRINCIPLES AND INFORMATION ABOUT THE BOARD AND ITS COMMITTEES," James D. Lightner currently serves as Chairman of the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by contacting the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director), in writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. The Secretary will forward all correspondence to the Chairman or Presiding Director, except junk mail, surveys, job inquiries, solicitations, patently offensive material, and otherwise inappropriate material. If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at the address noted above.

Corporate Governance Guidelines and Code of Business Conduct

        Forest is committed to adhering to sound corporate governance principles. Forest has adopted codes of ethics and conduct for its directors and for its officers and employees, known as the Code of Business Conduct and Ethics for Members of the Board and the Proper Business Practices Policy, respectively. Forest also has adopted Corporate Governance Guidelines, which, in conjunction with the Restated Certificate of Incorporation, Bylaws, and Board committee charters, form the governance framework for Forest. The Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee. Each of the codes of ethics and conduct, the Corporate Governance Guidelines, and the Audit, Compensation and Nominating and Corporate Governance Committee charters, is available on Forest's website at www.forestoil.com, and copies may be obtained free of charge by contacting the Secretary of Forest. We also post on our website amendments to these policies and promptly disclose any waivers from these policies for our principal executive, financial, and accounting officers.

Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, or the "Business Corporation Law," as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law, which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries Directors and Officers Liability coverage designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. The current program is led by the Arch Insurance Company. We paid aggregate premiums of $938,322 for this insurance during 2012. Forest has not suffered a loss and no payments have been made to Forest or its subsidiaries or to any of their directors or officers under these policies.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

        Forest's Bylaws provide that the members of the Board shall be divided into three classes; Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. Our Bylaws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than 15. Currently, our Board has seven members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. The Class I directors other than Mr. Carty were elected at the 2010 annual meeting of shareholders. Mr. Carty was elected by the Board to fill a vacancy created by the resignation of Mr. H. Craig Clark, who also served as our former

Chief Executive Officer. The terms of the Class I directors will expire at the 2013 annual meeting of shareholders. Based on recommendations from the Nominating and Corporate Governance Committee, the Board has nominated three individuals; Messrs. Carroll, Carty and Wilcox, for re-election as Class I directors. The Class I director nominees will be elected for a three year term, to hold such office until our 2016 annual meeting of shareholders and until their successor is elected and qualified or until their earlier resignation or removal. Information regarding the business experience of each of the nominees is provided below.

        The Nominating and Corporate Governance Committee and the Board have evaluated the specific experience, qualifications, attributes, and skills of each nominee and director in determining that such person should serve as a director of Forest at this time. In doing so, the Nominating and Corporate Governance Committee and the Board focused primarily on the credentials described in the biographical information set forth below for each nominee or director. Particular consideration was given to the experience in the oil and gas exploration and production industry or related industries of each nominee and director. The Nominating and Corporate Governance Committee and the Board believe that such experience is vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for Forest.

        The Nominating and Corporate Governance Committee and the Board also identified the knowledge and understanding of corporate governance issues developed by Messrs. Carroll, Carty, Fraser, Lee, Lightner, McDonald, and Wilcox from service on corporate boards. In addition, with regard to Messrs. Carroll, Carty, Fraser, Lee, and McDonald, the Nominating and Corporate Governance Committee and the Board considered their extensive knowledge of corporate finance and accounting. For Mr. Carroll, the Nominating and Corporate Governance Committee and the Board considered the knowledge he brings with respect to the oilfield services industry, including insight into that industry's trends, service and equipment availability, and costs. For Mr. Carty, consideration was given to his experience in the public and private debt and equity markets as well his experience investing in the oil and gas industry. For Mr. Fraser, consideration was given to his experience in public and private debt and equity markets and bank markets as well as his experience in mergers and acquisitions, and the valuable resource this experience provides the Board in its risk oversight function. Regarding Mr. Lee, consideration was given to his education and work experience in finance as well as his twenty-five years of experience consulting and investing in the domestic oil and gas industry including exploration and producing property acquisitions and divestitures. For Mr. Lightner, the Nominating and Corporate Governance Committee and the Board identified his geologic training and his many years of experience in forming, operating, and managing both private and large public oil and gas companies. For Mr. Wilcox, consideration was given to his engineering training and his years of experience managing major integrated exploration and production companies, both domestic and overseas. The Nominating and Corporate Governance Committee and the Board also identified Mr. McDonald's geologic training and his extensive knowledge and experience with exploration and production companies.

        Each nominee has indicated that he will be available to serve as a director. In the event any nominee should become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board.

        The proxy holders, who have been so designated by the Board, will vote "FOR" the election of each of the three Class I nominees unless otherwise instructed in the proxy.

        Information concerning the director nominees and each of our other directors who will hold office following the annual meeting, is set forth below:

 Class I Directors-Terms Expiring at the Annual Meeting of Shareholders in 2013

        Loren K. Carroll, age 69, has been a director since 2006. Mr. Carroll served as President and Chief Executive Officer of M-I SWACO, a supplier of drilling and completion fluids and waste management products and services owned 60% by Smith International, Inc., and as Executive Vice President of Smith International, Inc., a supplier of products and services to the oil and gas, petrochemical, and other industrial markets from March 1994 until his retirement in April 2006. He initially joined Smith International in December 1984, and was serving as Executive Vice President and Chief Financial Officer when he left in 1989 and when he returned in October 1992. Mr. Carroll is a director of CGG-Veritas, a geophysical services and equipment company, and KBR, Inc., an engineering and construction company. Mr. Carroll previously served as a director of Smith International, Inc. and Fleetwood Enterprises, Inc., a producer of recreational vehicles and manufactured homes. Mr. Carroll is a member of our Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Carroll graduated from California State University at Long Beach with a bachelor of science degree in accounting.

        Richard J. Carty, age 44, has been a director since October 2012. Since October 2009, Mr. Carty serves as President of West Face Capital (USA) Corp., an affiliate of West Face Capital Inc. ("West Face Capital"), a Toronto-based investment management firm, and has served on the board of directors of portfolio companies on behalf of West Face Capital. From 1995 to 2009, Mr. Carty was with Morgan Stanley & Co. in New York where he was Managing Director of Morgan Stanley Principal Strategies. Mr. Carty was at Morgan Stanley & Co. for 14 years in New York, and prior to that time was a partner at Gordon Capital Corp., a private Toronto-based investment bank for five years. Mr. Carty has served as a director of Bonanza Creek Energy, Inc., an independent oil and gas exploration and production company, since 2010. Mr. Carty is a member of our Audit Committee. Mr. Carty graduated from the University of Waterloo with a bachelor of arts degree in economics.

        Raymond. I. Wilcox, age 67, has been a director since 2009. Mr. Wilcox served as President and Chief Executive Officer of Chevron Phillips Chemical Company LLC, producers of olefins and polyolefins, aromatics, alpha olefins, styrenics and specialty chemicals, from April 2006 until his retirement in March 2008. From 2002 until 2006, Mr. Wilcox served as Vice President of Chevron Corporation, a worldwide integrated energy company, and President of Chevron North America Exploration and Production Company, an oil and gas exploration and production company. Mr. Wilcox joined Chevron in 1968 and his career covered responsibilities in the upstream, midstream and chemical segments, and included activities in North America, Indonesia, Australia, Kazakhstan, the Far East, the Middle East and Africa. Mr. Wilcox previously served as a director of Dynegy, Inc. from June 2003 until March 2006. Mr. Wilcox is a member of our Nominating and Corporate Governance Committee and is Chairman of our Compensation Committee. He graduated from the University of Michigan with a bachelor of science degree in mechanical engineering.

Vote Required

        A majority of the votes cast is required to elect the Class I nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES SET FORTH ABOVE.

 CONTINUING MEMBERS OF THE BOARD:

Class II Director-Terms Expiring at the Annual Meeting of Shareholders in 2014

        James H. Lee, age 64, has been a director since 1991. Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting and exploration firm, since 1984. Mr. Lee has been a director of Holly Frontier Corporation, successor to Frontier Oil Corporation, a crude oil refining and wholesale marketing company, since 2000. He is a member of our Audit Committee, Compensation Committee, and our Executive Committee. Mr. Lee graduated from Stanford University with a bachelor of arts degree in economics and from The Harvard Graduate School of Business Administration with an MBA.

Class III Directors-Terms Expiring at the Annual Meeting of Shareholders in 2015

        Dod A. Fraser, age 62, has been a director since 2000. Mr. Fraser is President of Sackett Partners Incorporated, a consulting company, and member of corporate boards, since 2000. Previously, Mr. Fraser was an investment banker, a General Partner of Lazard Freres & Co. and, most recently, Managing Director and Group Executive of Chase Manhattan Bank, now JP Morgan Chase, where he led the global oil and gas group. Mr. Fraser was a board member of Smith International, Inc., an oilfield service company, and Terra Industries, Inc., a nitrogen-based fertilizer company. Mr. Fraser is a board member of Subsea 7 S.A., a sub-sea engineering and contracting company. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Fraser graduated from Princeton University with a bachelor of arts degree.

        James D. Lightner, age 60, has been a director since 2004 and has served as our non-executive Chairman of the Board since May 2008. Mr. Lightner has been Chief Executive Officer of Beacon E&P Company, an oil and gas exploration company, since its inception in 2009. Mr. Lightner was a Partner and Chief Executive Officer of Orion Energy Partners, an oil and gas exploration and production company, from its inception in August 2004 until its winding down in 2009. From 1999 to 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and gas exploration and production company, including director, Chairman, Chief Executive Officer and President, until its sale to EnCana Oil & Gas (USA) Inc. in 2004. Prior to 1999, he served as Vice President and General Manager of EOG Resources, Inc., a publicly traded oil and gas exploration and production company. Mr. Lightner had been a director since November 2004 of W-H Energy Services Inc., an oil field services company, until its sale in July 2008. Mr. Lightner serves as Chairman of our Executive Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lightner received a bachelor of science degree in geology from Southern Illinois University, and a master of science degree in geology from the Australian National University.

        Patrick R. McDonald, age 56, was appointed as President and Chief Executive Officer in September 2012 after serving as our Interim Chief Executive Officer since June 2012, and has been a member of the Board since 2004. He was appointed as the Chief Executive Officer, President and as a Director and Chairman of the Board of Directors of Carbon Natural Gas Co. on February 14, 2011 and served as Chief Executive Officer, President and Director of its predecessor company Nytis USA since 2004. In March 2011, Mr. McDonald was elected as a director of Lone Pine Resources Inc., an oil and gas exploration, development and production company. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997, Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Prior to that he worked as an exploration geologist with Texaco, Inc. where he was responsible for oil and gas exploration efforts in the Middle and Far East. Until his appointment as interim Chief Executive Officer of the Company, Mr. McDonald was a member of the Board's Audit Committee and served as chairman of the Board's Compensation Committee. He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists and Canadian Society of Petroleum Geologists. Mr. McDonald received a bachelor's degree in geology and economics from Ohio Wesleyan University and an MBA in Finance from New York University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Introduction.    Forest's compensation program is designed to be competitive with comparable oil and gas companies, reward individual as well as corporate performance, be consistent with Forest's strategic and financial objectives, and correlate pay with performance of Forest's share price.

        Forest's compensation program, in which all employees participate, consists of three primary components: an annual base salary, an annual cash incentive bonus, and periodic grants of longer-term equity incentive awards. Each component, as well as other employee benefits, is described in detail in the following pages. Below is a summary of the three primary components:

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  Annual base salaries are set at approximately the 50th percentile of like positions in comparable oil and gas companies and are generally reviewed annually.

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  Annual incentive bonuses are determined by reference to metrics that reflect Forest's annual operating plan, strategic objectives, and individual objectives and are paid in cash. For each employee, the plan will payout between 0 and 200% of target, where the target bonuses for each position is set at approximately the 50th percentile of like plans for like positions in comparable oil and gas companies. Incentive bonuses are determined and paid annually in the first quarter of the year following the performance period. That is, 2012 performance period bonuses were determined and paid in February and March 2013.

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  Long-term incentive awards are generally 50% time-based restricted stock and 50% performance units, although the September 2012 award to our new Chief Executive Officer was 40% time-based restricted stock and 60% performance units. The grant-date value of the total award is set at approximately the 50th percentile of like plans for like positions in comparable oil and gas companies. The time-based restricted stock has three-year cliff vesting. The performance units are tied to Forest's total shareholder return over a three-year period relative to a group of peer companies. Depending on Forest's stock performance the number of shares that vest can range from 0 to 200% of the number of shares granted. Annual long-term incentive awards are determined and granted annually in the first or second quarter of the year, and the magnitude of the awards are based on performance during the prior year. Performance unit awards tied to 2012 have not yet been made.

The Compensation Committee, which administers Forest's compensation program, believes the above components taken together meet the plan's design objectives. Target payouts of each component are competitive, as the targets are set at the median of comparable companies. Forest's strategic and financial objectives are incorporated in the annual incentive bonus plan, as well as individual objectives. The value of the long-term incentive awards upon vesting directly relates to Forest's share price; in particular, the value of the performance units can vary greatly depending on how Forest's stock has performed versus its peers.

        Beginning in 2011 and through 2012, Forest's share price has significantly underperformed its peers. The Compensation Committee believes Forest's pay has matched performance during this period by virtue of the program design and the awards paid or granted by the Compensation Committee. By design, approximately 80% of each senior officer's total compensation, 87% in the case of the new Chief Executive Officer, is performance-based or otherwise tied to the value of Forest's stock, through the annual incentive bonus and long-term incentive awards. In 2011 and 2012 the annual incentive bonus payout was below target, 67% and 75%, respectively. These are reductions from 148% of target in 2010. Moreover, the realizable value of the long-term incentive awards have been materially below the grant date values due to the absolute decline in Forest's stock price and the relative decline versus peers; the later has resulted in a prospective payout of 0% for all outstanding performance units granted through March 2012, based on the year-end 2012 share price. By way of illustration, the cumulative realizable value of equity awards to the former Chief Executive Officer for the five performance years ended 2011 was less than 30% of the grant date value.

        Additional detailed analysis of the relationship of pay to performance is provided in the section below entitled, "Alternative Disclosure Regarding Long-Term Incentive Awards."

        Issues Particular to 2012.    In June 2012, the Board determined to sever the employment of the company's Chief Executive Officer. This decision was the result of the Board's conclusion that Forest's recent performance had not been satisfactory and that a change in leadership was required. During the search for a replacement, Mr. McDonald served as Forest's interim Chief Executive Officer as a consultant on a contract basis. At the conclusion of the search in September 2012, the Board chose Mr. McDonald to be the replacement Chief Executive Officer, at which time he came on staff as an employee.

        The Compensation Committee took the opportunity afforded by this transition to make several changes to Forest's executive compensation practices. These changes included:

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  revising the forms of officer severance agreements (i) to eliminate excise tax gross-up provisions and (ii) generally to limit severance benefits to instances of involuntary terminations occurring in conjunction with a change-of-control;

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  revising the forms of long-term equity compensation award agreements to limit accelerated vesting in connection with a change-of-control to instances (i) of involuntary terminations occurring in conjunction with a change-of-control or (ii) when the surviving entity does not assume the award or replace it with another award that is substantially similar in all economic respects;

  •
  revising the peer group used for purposes of the Committee's determination of Mr. McDonald's base salary and his performance unit awards, and for all other executives beginning in 2013; and

  •
  adopting a formal claw-back policy for executive officers.

        The Board and the Compensation Committee believe that these steps, together with the adoption in 2011 of stock ownership guidelines for directors and officers, will generate improvements in the effectiveness of both Forest's executive management team and the company's compensation practices, and that these improvements will benefit Forest's shareholders in the future.

        During 2012 and continuing to the present, the Board and the Compensation Committee have also had to address retention issues with respect to Forest's officers and key employees. These retention issues have arisen as a result of (i) the turmoil and uncertainty caused by the termination of the former Chief Executive Officer, the resignation of the former Chief Operating Officer in May 2012, and the higher-than-normal attrition rate among other Forest personnel, and (ii) the significantly reduced retentive effect of Forest's outstanding equity-based awards, owing to the low price of Forest's stock. By way of example, in the past two years five officers have resigned, including the Chief Operating Officer, and Forest's employee resignation rate has risen to 12.6% versus an historic norm of 9.6%. As a result of attrition and a deliberate reduction in staff designed to reduce G&A expense, Forest has reduced its officer ranks from a recent high of 20 officers in 2012 to 14 officers today. The Compensation Committee took the unusual step during 2012 of awarding special retention grants, primarily in the form of cash-based phantom stock units, to certain of our officers. In general, and as described in further detail below, our recent compensation decisions must be viewed in the context of the crucial need to maintain strength and continuity in Forest's remaining senior management team.

        Named Executive Officers in 2012.    For the fiscal year ending December 31, 2012, our "named executive officers" were:

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  Patrick R. McDonald-President and Chief Executive Officer

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  H. Craig Clark-former President and Chief Executive Officer (terminated employment June 2012)

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  Michael N. Kennedy-Executive Vice President and Chief Financial Officer

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  Cyrus D. Marter IV-Senior Vice President, General Counsel and Secretary

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  Glen J. Mizenko-Senior Vice President, Mid-Continent Region

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  Victor A. Wind-Senior Vice President, Chief Accounting Officer and Corporate Controller

  What is each element of compensation?

        Forest's compensation program, in which all employees participate, currently consists of three primary components: an annual base salary, an annual incentive bonus, and periodic grants of longer-term equity incentive awards, which in 2012 were comprised of performance units, restricted stock and, in the case of Mr. Clark, cash-based awards. In addition, in 2012, certain named executive officers received retention grants of phantom stock and, in the case of Mr. Kennedy, a cash-based award. Further, all U.S. employees participate in Forest's 401(k) Plan, and, during most of 2012, Forest also allowed its executive officers to participate in an executive deferred compensation plan (the "Executive Plan"); both plans contain employer-matching provisions. In December 2012, Forest terminated the Executive Plan. All employees may also participate in the Forest Oil Corporation 1999 Employee Stock Purchase Plan, or the employee stock purchase plan, wherein Forest common stock may be purchased at a discount within limits established by the Internal Revenue Code of 1986, as amended, or the Code. Forest's executive officers participate in other benefit plans that are provided to all employees, and the officers are also reimbursed for the costs associated with tax-preparation and an annual extensive physical examination. Forest does not have employment agreements with its executive officers, but it does have severance agreements with them that provide for benefits in the event of involuntary termination within two years following a change-of-control.

        The amount of base salary and annual incentive bonus awarded for our named executive officers for 2012 is stated in the Summary Compensation table on page 35. The restricted stock awards, performance units, phantom stock units, and cash-based awards granted to the named executive officers in 2012 are shown in the 2012 Grants of Plan-Based Awards table on page 37. Information for each of the named executive officers regarding Forest's employer contribution to the 401(k) Plan and executive deferred compensation plan are described in the Summary Compensation Table, and in the Nonqualified Deferred Compensation table on pages 44 and 45. The remaining limited perquisites provided to the named executive officers are described in the Summary Compensation Table and the footnotes thereto.

  Why does Forest choose to pay each element?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable Forest to attract, motivate, and retain capable executives. Forest chooses to pay annual incentive bonuses to ensure focus on and reward the achievement of key objectives during the applicable calendar year, because it believes that the satisfaction of the goals of its annual incentive plan furthers the interests of Forest's shareholders. The purpose of the special retention grants was to encourage retention of the executive officers at the critical time when we had just transitioned to a new chief executive officer. The purpose of Forest's long-term equity incentives (i.e., in 2012, performance units, restricted stock and, in the case of Mr. Clark, cash-based awards) is to reward individual performance, align the executive officers' compensation with their contribution to the success of Forest in creating shareholder value, tie their long-term economic interest directly to those of Forest's shareholders, and encourage retention of the executive officers. The long-term equity incentive awards also allow executive officers to have equity ownership in Forest, in addition to their direct purchases of Forest stock under the Forest employee stock purchase plan, and to share in the appreciation in value of Forest's stock over time. The annual incentive bonus, restricted stock, and phantom stock unit programs cover all employees.

        Previously, our long-term equity incentive award agreements, including the agreements governing Mr. Clark's cash-based awards, contained a "single trigger" for accelerated vesting of such awards, which means vesting accelerates upon a change-of-control irrespective of whether the officer is terminated. Beginning in late 2012, however, Forest began revising its forms of equity incentive award agreements, including Mr. McDonald's award agreements and the agreements governing the special retention phantom stock and cash-based awards provided to certain named executive officers, so that awards may only vest in connection with a change-of-control on a "double trigger" basis. That is, under the new forms of agreement, accelerated vesting only occurs if the executive is involuntarily terminated after a change-of-control or if the surviving entity does not assume the award or replace it with another award that is substantially similar in all economic respects. The forms of agreements for Mr. McDonald's awards were filed with the SEC on October 1, 2012, and the forms of agreements for the special retention awards, including Mr. Kennedy's cash-based award, were filed on November 14, 2012.

        Forest also revised its severance agreements to replace single trigger severance benefits with double trigger benefits. The revised forms of severance agreements were filed with the SEC on December 21, 2012. Forest believes that these provisions create important retention tools for Forest, allowing employees to receive value in the event of certain terminations of employment that were beyond their control.

        Forest believes that it is important to provide the named executive officers with a sense of stability, both in the middle of transactions that may create uncertainty regarding their future employment and post-termination as they seek future employment, and provide the officers with certain guarantees regarding the importance of the equity incentive compensation awards they were granted prior to a change-of-control. The protection of double trigger post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process. Further, Forest believes that such protection maximizes shareholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether the transaction is in the best interest of Forest's shareholders, whether or not the executive will continue to be employed. Executive officers at other companies in Forest's industry and the general market against which Forest competes for executive talent commonly have severance agreements and equity compensation plans that provide for double trigger post-termination payments (if not single trigger), and Forest believes that providing double trigger benefits to the named executive officers is necessary in order to remain competitive in attracting and retaining skilled professionals in our industry. This goal is further served through the severance agreements that Forest enters into with key non-officer employees and through Forest's general severance plan, which applies to all other Forest employees, and long-term equity incentive award agreements for employees, all of which will now also have double trigger benefits or acceleration.

        Forest's 401(k) Plan is designed to encourage all employees, including the participating named executive officers, to save for the future. Because of their higher compensation levels, our named executive officers are generally prevented from receiving what would otherwise be their full employer-match as a percentage of their salary under the 401(k) Plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the officer to the executive deferred compensation plan (if the executive elected to participate in the latter plan); however, Forest elected to terminate its executive deferred compensation plan in December 2012 and, as a result, this element of compensation will not exist in the future. Forest also reimburses the named executive officers for tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Such benefits are common for executive officers in our industry. They increase the competitiveness of the total compensation package, save the executive officer's time spent on the important but time-consuming activities associated with tax preparation and estate or financial planning, and aid in retaining these key individuals.

  How does Forest determine the amount (and, where applicable, the formula) for each element?

        Base Salary.    The Compensation Committee generally reviews the base salaries of Forest's executive officers on an annual basis. The Compensation Committee reviewed and increased Mr. Mizenko's base salary in July 2012, in conjunction with the decisions to consolidate Forest's Eastern and Western business units into the new Mid-Continent business unit and to place Mr. Mizenko in charge of it. At its regular meeting in August 2012, the Compensation Committee reviewed and determined to increase the base salary of the remaining named executive officers (except for the then-interim Chief Executive Officer, Mr. McDonald), effective October 1.

        In analyzing the base salaries of Forest's executive officers, the Compensation Committee reviewed and discussed 2012 oil and gas industry surveys and other third-party data gathered by Forest's Vice President, Human Resources, including salary data for Forest's peer companies (described below). With respect to the available data, the Compensation Committee generally tried to set the base salary of Forest's executive officers at or near the 50th percentile of salaries of comparable executive officers at Forest's peer group of companies.

        The Compensation Committee is responsible for selecting Forest's peer group of companies, which in 2012 was used in part for purposes of the Committee's assessment of base salaries and to establish the terms of the performance unit awards granted to officers. The Compensation Committee tries to select non-integrated, oil and gas production companies that closely resemble Forest in terms of market capitalization, revenues, geographic focus, employee count, and operational challenges. The peer group of companies that the Compensation Committee chose to consider for executives during 2012 prior to Mr. McDonald's appointment in September as Chief Executive Officer consisted of the following companies, which we refer to as the "former peer group":

1.	Newfield Exploration Company	7.	Cimarex Energy Co.
2.	Pioneer Natural Resources Company	8.	Range Resources Corporation
3.	SM Energy Company	9.	Cabot Oil & Gas Corporation
4.	EXCO Resources, Inc.	10.	SandRidge Energy, Inc.
5.	Plains Exploration & Production Company	11.	Comstock Resources, Inc.
6.	Ultra Petroleum Corporation	12.	Quicksilver Resources, Inc.

        As noted above, upon the appointment of Mr. McDonald as Chief Executive Officer, the Compensation Committee revised the list of peer companies. The revision was designed to increase the correlation between Forest and the peer companies with respect to financial and operating metrics and scope and nature of operations. The revised peer group was used in part by the Compensation Committee for determining Mr. McDonald's base salary and to establish the terms of his performance unit awards, and replaces Newfield Exploration Company, Pioneer Natural Resources Company, Plains Exploration & Production Company, and SandRidge Energy, Inc., with Bill Barrett Corporation,

Rosetta Resources, Swift Energy Company, and Berry Petroleum Corporation. The entire list of new peers, which we refer to as the "new peer group," appears below:

1.	SM Energy Company	7.	Comstock Resources, Inc.
2.	EXCO Resources, Inc.	8.	Quicksilver Resources Inc.
3.	Ultra Petroleum Corporation	9.	Bill Barrett Corporation
4.	Cimarex Energy Co.	10.	Rosetta Resources
5.	Range Resources Corporation	11.	Swift Energy Company
6.	Cabot Oil & Gas Corporation	12.	Berry Petroleum Corporation

        Assuming the accuracy of Forest's compensation data and industry surveys, the base salary of each of our named executive officers was between the 50th and 60th percentile of base salaries for comparable officer positions of the new peer group.

        The Compensation Committee also reviewed with Mr. McDonald and Forest's Vice President, Human Resources, the responsibilities and performance of each of the executives for whom salary increases in October 2012 were considered. The salary increases approved in 2012 were based on the Compensation Committee's decision that the executive officers' individual performances, corporate performance, industry inflation, and the competitive aspects of the oil and gas industry justified the increases. With respect to Mr. Kennedy's 2012 salary increase, the Compensation Committee considered his individual performance, his integral involvement in arresting Forest's capital spending and its debt level and in taking other material steps to stabilize its balance sheet, his leadership role over, and the strong performance of, the finance, accounting, treasury, corporate planning, and investor relations groups, and the need to maintain his salary at a competitive level. With respect to Mr. Mizenko's 2012 salary increase, the Compensation Committee considered his individual performance, his leadership of Forest's Eastern business unit during the first half of the year, the significant increase in his responsibilities as leader of the new Mid-Continent business unit, and the need to maintain his salary at a competitive level. With respect to Mr. Marter's 2012 salary increase, the Compensation Committee considered his individual performance, his integral role in the corporate governance issues associated with the departure of the former Chief Executive Officer, his department's role in negotiating transactions in-house, and his oversight of Forest's various legal issues. With respect to Mr. Wind's 2012 salary increase, the Compensation Committee considered his individual performance, his leadership role over, and the strong performance of, the accounting, financial reporting, corporate planning and engineering, and tax groups, and the need to maintain his salary at a competitive level.

        In addition, in executive session at each of its regular meetings during 2012, the full Board of Forest reviewed and discussed the performance of Forest's entire senior management team.

        Annual Incentive Bonus.    The annual incentive bonuses for fiscal 2012 were awarded under the terms of Forest's Annual Incentive Plan for 2012, or the 2012 AIP, which was adopted by the Compensation Committee. The 2012 AIP was filed with the SEC on January 10, 2012. In general terms, the 2012 AIP was designed to meet the following objectives:

  •
  provide an annual incentive plan framework that was performance-driven and focused on objectives that were critical to Forest's success in 2012;

  •
  offer competitive cash compensation opportunities to all employees;

  •
  incentivize and reward outstanding achievement; and

  •
  incentivize the creation of new asset plays and value.

        The 2012 AIP provided for annual incentive awards determined primarily on the basis of Forest's results under specified performance measures. The framework of the 2012 AIP was similar to annual incentive plans utilized by Forest in the past. Each year, the Compensation Committee establishes the threshold, target, and outstanding (or maximum) performance levels for each performance measure and its appropriate weighting. These performance measures and their weighting are reviewed annually in light of changing Forest priorities and strategic objectives. The awards under the 2012 AIP were based upon the success of the business units and corporate staff of Forest in achieving the objectives established by the Compensation Committee and included in the plan. These goals, stated in terms of the specific performance measures, were derived in part from Forest's 2012 business plan. The Compensation Committee also maintains discretion to adjust awards up or down to account for corporate achievements and non-quantitative results, including individual performance, during the year that are not captured in the performance measures.

        For 2012, performance measures were established for (i) production growth, (ii) reserves growth, (iii) rate of return on drilling capital, and (iv) specific business unit or corporate department performance objectives. The performance measures for each executive officer were tied to that officer's business unit. If the officer worked in the corporate group, the performance measures were tied to Forest as a whole, with the exception of the corporate department performance objectives, which were tied to that officer's department. In addition, the Compensation Committee provided a separate set of performance objectives to the Chief Executive Officer.

        The production growth measure under the 2012 AIP was based on a targeted annual growth in net production for the entire company (consistent with Forest's 2012 business plan), on a per-diluted-share basis. Production growth per diluted share for the entire company was calculated by dividing the quotient of Forest's production during 2012 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2012 by the quotient of Forest's production during 2011 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2011. The business units were each given aggregate net production goals that, taken together, were needed to reach the consolidated production growth target.

        The reserves growth measure under the 2012 AIP was similarly based on a targeted annual growth in reserves for the entire company, on a per-diluted-share basis. The target took into account extensions, discoveries, and performance-related reserve revisions, but excluded price-related revisions. The business units were each given aggregate reserves goals that, taken together, were needed to reach the consolidated reserves growth target. Reserves growth per diluted share for the entire company was calculated by dividing the quotient of Forest's proved reserves at the end of 2012 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2012 by the quotient of Forest's proved reserves at the end of 2011 and the average number of diluted shares of Forest's common stock outstanding on the last day of each month in 2011. The assessment of the measure was based on Forest's published year-end reserve estimates, which are audited by Forest's independent reserve engineers, DeGolyer and MacNaughton. For purposes of both the reserves growth and production growth measures, equivalent volumes were calculated based on an oil/condensate-to-natural gas economic ratio of 15-to-1 and a natural gas liquids-to-natural gas economic ratio of 7.5-to-1.

        The "rate of return on drilling capital" measure under the 2012 AIP was based on a targeted, consolidated pre-tax rate of return on all capital projects during the year related to drilling and completion projects, but excluding acquisitions, land, lease, seismic, maintenance, and plugging & abandonment expenditures, and capitalized G&A, equity compensation, and interest. The commodity prices to be used in the rate of return computations were to be consistent with those used in Forest's 2012 business plan; and, in assessing the results under the measure, the Compensation Committee would also consider all revisions to proved reserves taken during the year.

        The business unit and department performance objectives under the 2012 AIP were individual objectives, designed specifically for each business unit and corporate department, that the Compensation Committee and Chief Executive Officer determined would advance Forest's interests in a meaningful fashion during 2012 and were reasonably measurable; the objectives included, e.g., increasing oil and natural gas liquids production and reserves, controlling capital expenditures, reducing lease operating expense, divesting non-core assets, including international assets, implementing a "3P" resource database, and improving safety and environmental measures. The Chief Executive Officer's performance objectives focused on company-wide long-term strategic planning and execution, including with respect to deleveraging Forest's balance sheet, improving the economics associated with Forest's operations in the Eagle Ford Shale play, evaluating and determining appropriate steps to optimize Forest's operations in the Texas Panhandle, and stabilizing and motivating the Forest organization following the departure of the former Chief Executive Officer.

        Each participant in the 2012 AIP has a target bonus expressed as a percentage of his or her base salary. Other than Mr. McDonald, who did not become an officer until 2012, the Compensation Committee determined not to change the target bonus percentage for each named executive officer from what the percentage had been in 2011. For the named executive officers, the aggregate target percentages of salary were as follows:

Executive	Aggregate target bonus as % of salary

Patrick McDonald	100%

H. Craig Clark	100%

Michael Kennedy	75%

Cyrus Marter	60%

Glen Mizenko	60%

Victor Wind	60%

        The total expected pool under the 2012 AIP is equal to the sum of the target bonuses for each of the participants in the plan. However, as described below, the final size of the pool could be lower or higher than the expected amount and is dependent on the extent to which Forest and its business units satisfied the 2012 performance measures.

        With respect to each of the four performance measures under the 2012 AIP, the Compensation Committee determined a "threshold," "target," and "outstanding" (or maximum) performance level. The "threshold" level is equal to 25% of the target level and is the level at which payout under the 2012 AIP begins for the applicable performance measure. If the actual performance level for a measure is below the threshold level, no payout will occur with respect to that measure. The "target" level is that at which 100% of the expected payout for the applicable performance measure will occur. Where applicable, the target levels for the 2012 AIP performance measures correlated with production, capital, and expense projections contained in Forest's 2012 Business Plan. The "outstanding" level is that at which 200% of the expected payout for the applicable performance measure will occur. The maximum total bonus pool achievable under the 2012 AIP was limited to 200% of target.

        Actual performance that falls somewhere between the threshold and target levels or between the target and outstanding levels is rewarded in direct proportion to where it falls relative to the three performance level benchmarks. For example, actual performance that is higher than the target level, and reaches 20% of the difference between the target level and the outstanding level, would dictate a payout equal to 120% of the expected payout for the applicable performance measure. Actual performance that is above the threshold level, and reaches 10% of the difference between the threshold level and the target level, would dictate a payout equal to 32.5% of the expected payout for the applicable performance measure, since the threshold level represents 25% of the target level.

        The table below contains the specific performance levels for the production growth, reserves growth, and "rate of return on drilling capital" performance measures. Pursuant to the terms of the 2012 AIP, the production and reserves growth performance levels were adjusted up or down from their original levels depending on the actual capital discipline of the business units. If a business unit overspent its capital budget, its required production and reserves growth levels were increased proportionately. If a business unit underspent its capital budget, the required levels were decreased proportionately.

Business Unit/ Department	Threshold	Target	Outstanding

Forest (and corporate	Production Growth-0%	Production Growth-10%	Production Growth-20%
departments)*	Reserves Growth-4.5%	Reserves Growth-6.7%	Reserves Growth-9.6%
	ROR Drilling Capital-20%	ROR Drilling Capital-23%	ROR Drilling Capital-26%

Eastern	Production-49.3 Bcfe	Production-54.8 Bcfe	Production-60.3 Bcfe
	Reserves-86 Bcfe	Reserves-98.6 Bcfe	Reserves-116 Bcfe

Western	Production-60.8 Bcfe	Production-67.5 Bcfe	Production-74.2 Bcfe
	Reserves-136 Bcfe	Reserves-155.9 Bcfe	Reserves-183 Bcfe

Southern	Production-42.9 Bcfe	Production-47.7 Bcfe	Production-52.5 Bcfe
	Reserves-86 Bcfe	Reserves-99.4 Bcfe	Reserves-118 Bcfe

New Ventures	Production-4.9 Bcfe	Production-6.5 Bcfe	Production-9.6 Bcfe
	Reserves-27 Bcfe	Reserves-30.1 Bcfe	Reserves-34 Bcfe

*
Production growth, reserves growth, and "rate of return on drilling capital" for Forest as a whole and for the corporate departments reflect the cumulative performance of the Eastern, Western, Southern, and New Venture business units.

        With respect to the business unit and corporate department objectives, an achievement percentage ranging from zero to 200% will be assigned to each business unit or corporate department based on an assessment by the Chief Executive Officer, with input from relevant senior executives, of the accomplishment of its objectives.

        Each participant's target bonus was to be paid if all of the 2012 performance measures reached the target level and the individual's contribution merited a bonus. Each performance measure represented a percentage of the total target bonus. In 2012, the weightings for each participant, as set by the Compensation Committee, were as follows: (i) 25% for production growth, (ii) 25% for reserves growth, (iii) 25% for "rate of return on drilling capital," and (iv) 25% for business unit or corporate department performance objectives. The specific payout for each performance measure is dictated by where the actual performance level for the measure falls in relation to the threshold, target, and outstanding benchmark levels. An individual's performance is considered in the context of the extent to which his or her performance during 2012 contributed to the overall success of Forest or, if applicable, to the success of his or her business unit or corporate department. If in the opinion of the Compensation Committee and the Chief Executive Officer (with respect to executive officers other than himself), the individual makes a disproportionately positive contribution, his or her bonus would be adjusted upward; conversely, if the individual does not contribute appropriately, his or her bonus would be adjusted downward.

        Shortly after the former Chief Executive Officer left Forest in June 2012, the decision was made to eliminate the operating function of the New Ventures group and transform its remaining function primarily to that of a technical support group designed to provide advice to the business units and to identify potential new plays in which the business units might invest. Most of the Forest employees in the New Ventures group were moved into the business units. The decision was also made to consolidate the Eastern and Western business units into the new Mid-Continent business unit.

        At its regular meeting in February 2013, and in subsequent communications among the members and with Mr. McDonald, the Compensation Committee reviewed the performance of Forest and its business units under the 2012 AIP. The Committee also considered the transformation and reduced scope of the New Ventures group and the consolidation of the Eastern and Western business units, and determined that (i) bonuses to employees who were formerly in the New Ventures group would be based on the employees' individual performances and on the performance of the business unit or department to which they were transferred, and (ii) bonuses to employees in the Mid-Continent business unit would be based on the employees' individual performances and on the performance of the Eastern and Western business units, prorated to account for the portion of 2012 during which each employee was working in those regions. The Committee also considered the retention issues that Forest faces and the need to recognize the loyalty that employees demonstrated to Forest during 2012, with the turmoil and uncertainty that existed as a result of the former Chief Executive Officer's departure and the significant decrease in Forest's stock price. The Committee reviewed with Mr. McDonald other accomplishments of Forest during 2012, including the significant steps taken to stabilize Forest's balance sheet by arresting its growing debt and achieving transactions that were accretive with respect to the debt covenant in Forest's bank credit facility, while of course taking into account Forest's disappointing stock price performance during the year. With respect to the four performance measures, the results under the 2012 AIP were as follows:

Business Unit/Department	Production Growth (% of Target)(1)	Reserves Growth (% of Target)(1)	ROR Drilling Capital (% of Target)(1)	Business Unit or Department Objectives (% of Target)

Forest	0	200	0	Not applicable

All corporate departments	0	200	0
(a) Treasury				100
(b) Corporate Planning and Investor Relations				100
(c) Accounting				100
(d) Corporate Engineering				100
(e) Tax				100
(f) Legal				100

Eastern	81	0	0	100

Western	53	200	0	100

Southern	0	200	0	100

(1)
The appearance of a "0" in the column means that the threshold performance level for that measure was not met.

        Annual incentive bonus awards for executive officers in charge of business units, such as Mr. Mizenko, are calculated in accordance with the performance of their business unit, which may vary from the performance of Forest as a whole. In 2012, the calculated annual incentive bonus award for Mr. McDonald was based on the performance of Forest as a whole and the individual performance objectives provided to him by the Compensation Committee; and the calculated annual incentive bonus awards for Messrs. Kennedy, Marter, and Wind were based on the performance of Forest as a whole with respect to production growth, reserves growth, and "rate of return on drilling capital," and on the performance of their respective corporate departments (i.e., "Treasury," "Corporate Planning and Investor Relations," "Accounting," "Internal Audit," and "Information Technology" for Mr. Kennedy, "Legal" for Mr. Marter, and "Accounting," "Tax," and "Corporate Engineering" for Mr. Wind) with respect to the business unit/corporate department objectives measure.

        In addition to the achievement of the performance measures, the Committee reviewed with Mr. McDonald, during its February 2013 regular meeting and in subsequent communications, the 2012 individual performance of each executive officer. With respect to Mr. Kennedy, the Compensation

Committee considered his key role in Forest's finance efforts, including critical efforts to stabilize Forest's balance sheet and remove near-term liquidity concerns, such as the issuance of $500 million in new 7 1/2% senior notes in September 2012, the associated partial redemption of $300 million in existing 8 1/2% senior notes due in 2014, the divestitures of Forest's South Louisiana and South Texas assets, and Forest's proactive hedging program. With respect to Mr. Mizenko, the Compensation Committee considered his success in delivering consistent and predictable operational results, that he assumed leadership of the Mid-Continent business unit in July 2012, and his focused efforts on assessing and determining the best approach to developing Forest's assets in the Texas Panhandle area. With respect to Mr. Marter, the Compensation Committee considered his coordination of Forest's various legal matters, his role in the September 2012 debt transactions and the divestiture of Forest's South Texas assets, and his integral role with respect to the corporate governance and legal issues in 2012 associated with the change in Chief Executive Officers, the addition of a new Board member, and the significant changes in Forest's compensation practices. With respect to Mr. Wind, the Compensation Committee considered his significant contributions to Forest's 2012 debt and divestiture transactions, his integral role in steps to reduce G&A expense to account for the reduction in the scope of Forest's operations as a result of divestitures and a lower capital budget, and the continued improvements that he has implemented in the accounting, corporate engineering, and tax groups.

        In determining Mr. McDonald's bonus under the 2012 AIP, the Compensation Committee took into account Mr. McDonald's specific accomplishments during 2012, which included significant steps to deleverage Forest's balance sheet through the divestiture of Forest's assets in South Louisiana and South Texas (excluding the Eagle Ford Shale play), reducing liquidity concerns through the debt transactions in September 2012, bringing stability back to the Forest organization following the departure of the former Chief Executive Officer, restructuring and streamlining Forest's business by combining the Eastern and Western business units into the new Mid-Continent business unit and decentralizing and integrating Forest's Drilling group into the business units, and reestablishing strong communications with Forest's shareholders.

        The calculated payout under the 2012 AIP, based on the achievement of its performance measures, was 72.7% of the total target payout. Taking into account the various issues described above, the Compensation Committee determined in its discretion to increase the overall payout such that the final bonus pool equaled approximately 75% of the total target pool. The Compensation Committee approved cash bonus awards under the 2012 AIP in the aggregate amount of $1,185,000 for all of the executive officers, as a group, including Mr. McDonald.

        The Compensation Committee and the full Board (excluding Mr. McDonald) reviewed Mr. McDonald's performance at their regular meetings in February 2013 and in subsequent communications. The Compensation Committee granted a bonus award to Mr. McDonald, which was approved and ratified by the Board, equal to approximately 132% of his year-end base salary, pro-rated based on the portion of the year he was employed as Forest's Chief Executive Officer; or, stated differently, the actual bonus award was 132% of Mr. McDonald's annual target award, on a pro-rata basis. As a percentage of his base salary pro-rated based on the portion of the year he was Forest's interim and permanent Chief Executive Officer, Mr. McDonald's bonus award was equal to 75% of his target.

        The other named executive officers were granted bonus awards ranging from approximately 56% to 45% of base salary; or, stated differently, the actual bonus awards equaled approximately 75% of the officers' target awards. Individual executive officer bonus awards were reviewed and approved by the Compensation Committee.

        The Compensation Committee establishes the target level of performance such that achievement of the target level on any financial or operating measure represents above-average performance by management. At the time target levels are established, the outcome is intended to be substantially uncertain but achievable with a high level of performance from Forest's executives. Further, the Compensation Committee intends that achievement of the "outstanding" level on any financial or operating measure be very difficult. Over the past five years, Forest has achieved performance in excess of its target levels two times, that being in 2009 and 2010. The following table shows the specific achievement percentage under AIPs, for Forest as a whole, for such years:

Year	AIP achievement percentage-total company

2008	96% of target

2009	132% of target

2010	148% of target

2011	67% of target

2012	75% of target

        Special Bonuses.    On occasion the Compensation Committee has awarded special bonuses to executives for exceptional performance in connection with specific transactions or other events. There were no such special bonuses awarded for fiscal 2012.

        Special Retention Grants.    In November 2012, the Compensation Committee determined to make a special retention grant to certain Forest officers, including Messrs. Kennedy, Mizenko, Marter, and Wind. These retention grants were made in recognition of (i) the recent turmoil and uncertainty caused by the termination of the former Chief Executive Officer in June 2012, the resignation of the former Chief Operating Officer in May 2012, and the higher-than-normal attrition rate among other Forest personnel, (ii) the significantly reduced retentive effect of the officers' outstanding equity-based awards, owing to the low price of Forest's stock, and (iii) the crucial need to maintain strength and continuity in Forest's remaining senior management team.

        The special retention grants were in the form of phantom stock units that may be settled only in cash and represent the right to receive, upon vesting, the value of a share of stock for each unit awarded. The awards vest over a four-year period in accordance with the following schedule: 10% of each award vests on the first anniversary of the date of grant, 20% vests on the second anniversary, 30% vests on the third anniversary, and the remaining 40% vests on the fourth anniversary. In addition, the awards will vest on an accelerated basis on (i) the date upon which a corporate change occurs if the successor entity does not assume, convert, or replace the phantom stock units with an award that is substantially the same in all material respects, (ii) the date upon which the executive's employment with Forest is terminated by reason of death, disability, or involuntary termination (which is defined to exclude a termination for cause), or (iii) at the Committee's discretion, as of the date determined by the Committee. The form of phantom stock unit award agreement pertaining to the special retention grant was filed with the SEC on November 14, 2012.

        The anticipated special retention grant to Mr. Kennedy, coupled with his long-term incentive award in March 2012, would have exceeded the individual annual share limitation of 266,000 shares set forth in the 2007 Plan. As a result, the Compensation Committee determined in November 2012 to provide that a portion of what would otherwise have been included in Mr. Kennedy's phantom stock unit award would instead be structured so that it is based on an initial cash amount, rather than a number of shares or units. Thus, Mr. Kennedy received (i) a phantom stock unit award and (ii) a cash-based award. Mr. Kennedy's cash-based award tracks the same timing criteria found in his phantom stock unit award and is tied to the change in Forest's stock price during the period covered by the award. The provision of the 2007 Plan in question has since been amended to clarify that the single-year limitations do not apply to non-performance awards that may settled solely in cash.

        Long-Term Incentive Awards.    At its regular meeting in February 2012 and through subsequent communications with Mr. Clark, the Compensation Committee determined to make long-term equity incentive awards to our named executive officers. The 2012 equity awards, ultimately granted in March, were based on the executive officers' performance during 2011.

        The Compensation Committee has followed the trend in our industry and in general toward the granting of restricted stock (rather than stock options) to the executive officers. The Committee chose restricted stock for recent grants, because (i) the majority of Forest's competitors have shifted to restricted stock awards, or to a combination of restricted stock awards and stock option awards, and away from stock option awards only, (ii) restricted stock awards are less dilutive than stock options, and (iii) in the Committee's opinion, restricted stock provides a more effective retention incentive. The restricted stock granted to Forest officers in March 2012 have a three-year cliff vesting schedule.

        In addition, the Compensation Committee also granted performance unit awards to Forest officers in 2010, 2011, and in March 2012. As described below, the payout on the performance unit awards is tied to Forest's total shareholder return, or TSR, over a three-year period (in the case of the March 2012 awards, March 1, 2012 through February 28, 2015) relative to that of a group of twelve peer companies.

        Each officer's performance unit award is governed by a performance unit award agreement, the forms of which were approved by the Compensation Committee in advance, and filed with the SEC. The form used for the March 2012 performance unit awards was filed with the SEC on March 16, 2012. Each officer's award contains a target number of performance units, each performance unit representing a contractual right to receive one share of Forest common stock. For example, Mr. Kennedy's target under his March 2012 performance unit award is 62,500 performance units. Under the terms of the performance unit award agreements, at the end of the three-year performance period the recipient will earn from 200% of the target number of shares down to 0% of the target, depending on Forest's TSR performance relative to the peer companies. Thus, as the name of the awards implies, the performance units are designed to reward greater performance with greater rewards; the better the company performs during the applicable performance period, as measured by relative TSR, the more shares, at higher value, the executive will receive at the end of the period. Assuming the performance period for each of the 2010, 2011, and 2012 performance unit grants had ended on December 31, 2012 the executives would have received zero shares as a result of Forest's relatively poor TSR.

        With respect to the March 2012 grant, the mixture of awards to each officer consisted generally of 50% restricted stock and 50% performance units. In determining the individual awards to our named executive officers other than the current Chief Executive Officer who was not a named executive officer in 2011, the Compensation Committee considered the individual's performance during 2011, the magnitude of his or her responsibilities within the Forest organization, and how critical the individual's position is in terms of retention.

        The 2007 Plan contains a provision that, at the time of the March 2012 grants, limited the maximum size of any individual award under the Plan to 266,000 shares of Forest stock. Prior to 2011, this limitation did not impact the awards to Forest's officers. However, the terms of the 2007 Plan require Forest to assume at the time of grant that, for purposes of the individual award cap, the maximum 200% distribution under a performance unit award will ultimately occur. Applying this interpretation, a long-term incentive award to Mr. Clark that would have been generally consistent with his prior grants would violate the 2007 Plan's limitation on individual awards. As a result, the Compensation Committee determined in March 2012 (as it did in June 2011) to provide that a portion of what would otherwise have been included in Mr. Clark's performance unit award and restricted stock award would instead be structured so that such portion is based on an initial cash amount, rather than a number of shares or units, and would ultimately settle in cash rather than in Forest stock. Thus,

Mr. Clark received (i) a performance unit award, (ii) a restricted stock award, and (iii) a cash-based award. Mr. Clark's cash-based award is comprised of a performance-based component (tracking the same performance criteria found in his performance unit award) and a time-based component (tracking the same timing criteria found in his restricted stock award), with each component tied to the change in Forest's stock price during the period covered by the award. (When Mr. Clark's employment was terminated, the distribution percentage for all of his performance-based awards was zero.)

        In conjunction with Mr. McDonald's election as Forest's new Chief Executive Officer in September 2012, he received an award of performance units under the 2007 Plan, as well as awards of performance units and restricted stock under the inducement award exemption of Section 303A.08 of the New York Stock Exchange Manual (the "Inducement Award Exemption"). The new peer group was used for purposes of Mr. McDonald's performance units. The Compensation Committee determined that the appropriate allocation for Mr. McDonald should be approximately 60% performance units and 40% restricted stock, and the Committee intends that future equity-based awards to Mr. McDonald will generally follow this ratio. Further, the forms of agreement used for Mr. McDonald's awards were modified from prior forms to implement a double-trigger for any accelerated vesting, consistent with the forms of award agreements that were filed with the SEC on October 1, 2012, discussed above under "Why does Forest choose to pay each element?".

        In determining Mr. McDonald's September 2012 award, the Compensation Committee took into account the need to incentivize Mr. McDonald to accept the position as Forest's CEO. Unlike the grants to other executives, 2011 performance was not a factor since Mr. McDonald was not an executive at that time. However, it is anticipated that future grants will be based on prior-year performance. The Committee also took into account that the payout under Mr. McDonald's performance units could be as high as 200% and as low as 0%.

        Alternative Disclosure Regarding Long-Term Incentive Awards.    Applicable disclosure rules require that Forest include the "grant date fair value" of restricted stock and performance awards granted to named executive officers in the Summary Compensation Table for the year in which the grant occurred. However, the Compensation Committee has generally granted such awards based on the executive's and Forest's performance during the prior fiscal year. Forest therefore believes that it would be more informative for readers to include the fair value of such grants with the previous year's compensation, similar to how payments under Forest's AIP are treated. Thus, the 2012 grant would be included with the 2011 compensation, the 2011 grant would be included with the 2010 compensation, and so forth. Impact of our changing the presentation in this regard is shown in the following table:

Adjusted Compensation of Former CEO

Year	Total Compensation Reported in Proxy Statement		Grant Date Fair Value of Equity Awards to be Subtracted from Year of Award		Grant Date Fair Value of Equity Awards to be Added from Following Year		Total Adjusted Compensation		Forest Total Shareholder Return(1)

2012	$3,626,053	(2)	$2,720,846	(3)	$0	(4)	N/A	(5)	(51)%

2011	$5,160,225	(6)	$4,115,399	(7)	$2,720,846	(3)	$3,765,672		(52)%

2010	$5,948,399	(8)	$4,219,695	(9)	$4,115,399	(7)	$5,844,103		71%

2009	$3,550,834	(10)	$1,941,515	(11)	$4,219,695	(9)	$5,829,014		35%

2008	$6,488,807	(12)	$5,186,000	(13)	$1,941,515	(11)	$3,244,322		(68)%

2007	$5,230,949	(14)	$3,313,200	(15)	$5,186,000	(13)	$7,103,749		56%

(1)
As reported by Institutional Shareholder Services, Inc. Rounded to the nearest whole number.

(2)
Total Compensation of Former CEO Craig Clark for 2012, as reported below in the Summary Compensation Table on page 35.

(3)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in March 2012 (stock and options), as reported in the Summary Compensation Table below on page 35.

(4)
Equity Awards related to the 2012 year have not been granted.

(5)
The employment of Mr. Clark was terminated on June 21, 2012, and as a result his Total Adjusted Compensation for 2012 cannot be calculated.

(6)
Total Compensation of Mr. Clark for 2011, as reported below in the Summary Compensation Table below on page 35.

(7)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in 2011 (stock and options), as reported in the Summary Compensation Table below on page 35.

(8)
Total Compensation of Mr. Clark for 2010, as reported in the Summary Compensation Table below on page 35.

(9)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in 2010 (stock and options), as reported in the Summary Compensation Table below on page 35.

(10)
Total Compensation of Mr. Clark for 2009, as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 annual shareholder meeting.

(11)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in 2009 (stock and options), as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 shareholder meeting.

(12)
Total Compensation of Mr. Clark for 2008, as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 annual shareholder meeting.

(13)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in 2008 (stock and options), as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 shareholder meeting.

(14)
Total Compensation of Mr. Clark for 2007, as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 annual shareholder meeting.

(15)
Grant Date Fair Value of Mr. Clark's Equity Awards granted in 2007 (stock and options), as reported in the Summary Compensation Table of Forest's proxy statement dated March 30, 2010, related to the 2010 shareholder meeting.

        The following shows a stronger and more performance-related correlation between Forest's TSR (as calculated by ISS) and CEO adjusted compensation (as calculated by Forest above) than there is represented by the TSR and Forest's CEO compensation as reported pursuant to proxy statement rules:

        The Summary Compensation Table, as required by applicable disclosure rules, also only describes the value of all compensation as of December 31 of the applicable year, with respect to salary, AIP, bonus, and other non-equity-based compensation, and as of the grant date, with respect to equity-based compensation. But as previously noted, Forest's equity incentive awards vest over time, and thus the amount that may be realized by the executive upon vesting, or the "realizable value," may be more or less depending on Forest's relative performance. The following table shows the "grant date fair value" of restricted stock and performance unit awards granted to our former CEO from 2007 through 2011, as determined in accordance with applicable disclosure rules, compared to the "realizable value," which is (i) the actual value of such awards on the vesting date, if such had occurred before June 21, 2012, the date of our former CEO's termination, and (ii) June 21, 2012:

Former CEO Equity Award Value Comparison (2007-2012)(1)

Applicable Year of Performance(2)	Grant Date Fair Value		Realizable Value

2006	$3,313,200		$2,452,000	(3)

2007	$5,186,000		$2,420,000	(4)

2008	$1,941,515		$1,010,684	(5)

2009	$4,219,695		$528,878	(6)

2010	$4,115,399		$599,996	(7)

2011	$2,720,846		$703,174	(8)

2012	N/A	(9)	N/A	(9)

(1)
Includes only the equity awards granted to our former Chief Executive Officer.

(2)
As noted above, long-term equity incentive awards are granted based on the previous year's performance.

(3)
The award applicable to the 2006 year of performance was granted in 2007 and vested on June 11, 2010, and consisted entirely of restricted stock.

(4)
The award applicable to the 2007 year of performance was granted in 2008 and vested on May 8, 2011, and consisted entirely of restricted stock.

(5)
The award applicable to the 2008 year of performance was granted in 2009 and vested on May 27, 2012, and consisted of (i) restricted stock (realizable value of $668,000), and (ii) cash settled phantom stock (realizable value of $342,684).

(6)
The award applicable to the 2009 year of performance was granted in 2010 and vested on June 21, 2012 (the date of the former Chief Executive Officer's termination) and consisted of (i) restricted stock (realizable value of $528,878) and (ii) performance units (realizable value of $0).

(7)
The award applicable to the 2010 year of performance was granted in 2011 and vested on June 21, 2012 (the date of the former Chief Executive Officer's termination) and consisted of (i) restricted stock (realizable value of $406,290), (ii) performance units (realizable value of $0), (iii) time-based cash award (realizable value of $193,706), and (iv) performance-based cash award (realizable value of $0).

(8)
The award applicable to the 2011 year of performance was granted in 2012 and vested on June 21, 2012 (the date of the former Chief Executive Officer's termination) and consisted of (i) restricted stock (realizable value of $609,435), (ii) performance units (realizable value of $0), (iii) time-based cash award (realizable value of $93,739), and (iv) performance-based cash award (realizable value of $0).

(9)
Awards for the 2012 year of performance have not been granted. Forest's former Chief Executive Officer was terminated on June 21, 2012, and will not receive an award for the 2012 year of performance.

        The table above indicates that Forest's equity incentive awards are working as intended. Over the period covered, Forest's TSR has been relatively poor, and as a result the ultimate payout has, in general, been relatively poor compared to the grant date value shown on the Summary Compensation Table. For those awards that would have remained outstanding at December 31, 2012, had the former CEO not been terminated, the realizable values on that date would not have been materially different from the realizable values set forth in the table above.

        Retirement Plans.    Forest's 401(k) Plan is designed to encourage U.S. employees, including the named executive officers, to save for the future. This compensation program generally is not linked to Forest's performance and was not so linked during 2012. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to a designated percentage of an employee's total eligible compensation, with Forest's contributions vesting for newly-

hired employees over a period of five years. During 2012, Forest contributed a total of $85,000 to the 401(k) Plan on behalf of the named executive officers.

        Until December 2012, Forest also permitted named executive officers and other executives to participate in the Executive Plan. Subject to an executive's election to participate and defer a sufficient amount of base salary into the Executive Plan, the Executive Plan allowed the participant to receive into the Executive Plan the company's 401(k) matching contribution that could not be made into the 401(k) Plan due to limits on 401(k) plans. During 2012, Forest contributed a total of $62,784 to the Executive Plan on behalf of the named executive officers. However, Forest elected in December 2012 to terminate the Executive Plan. All amounts in the plan will be paid to participants in lump sum payments within 12 months after the first anniversary of the termination of the plan, in accordance with Section 409A of the Code.

        Forest does not maintain an active defined benefit retirement program for its employees.

        Other Benefits.    During 2012, the Compensation Committee did not make any changes to the other benefits or perquisites that the named executive officers receive at Forest. Those benefits include participation in plans available to all Forest employees, such as medical and dental plans, group term life and accidental death and dismemberment insurance plans, and short-term and long-term disability plans. Named executive officers also receive reimbursement of tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Historically, the reimbursements have involved small dollar amounts, and the Compensation Committee believes that they are reasonable and consistent with, or less generous than, the compensation practices of Forest's competitors.

        In general, the severance agreements and the benefits that would flow to the executive officers in the event of an involuntary termination are explained below under "Potential Payments Upon Termination or Change-of-Control." In addition to the rationale provided above under "Why does Forest choose to pay each element?," the Compensation Committee also believes that the double-trigger change-of-control severance benefits generally provided under the severance agreements provides a sufficient level of protection for the executive officer as well as a retention incentive benefiting Forest and shareholders without creating an unreasonable obstacle to potential bona fide purchasers of Forest.

        Our former Chief Executive Officer had a pre-2003 form of severance agreement. This "grandfathered" form provided for defined severance benefits in the event of (i) an involuntary termination that occurs in conjunction with a change-of-control or (ii) an involuntary termination (defined to exclude from its scope a termination "for cause") that is not in conjunction with a change-of-control. Pursuant to the terms of his agreement, in 2012 Mr. Clark received a payment of $813,518 in connection with his termination (including the accelerated vesting of the time-based component of his cash-based awards), as described in footnote 5 to the Summary Compensation table on page 35. Messrs. McDonald, Kennedy, Mizenko, Marter, and Wind have severance agreements that only provide for severance benefits if they suffer an involuntary termination in conjunction with a change-of-control.

        In the past, all of the severance agreements with Forest's officers contained an excise tax gross-up provision for any "golden parachute" excise taxes within the meaning of Section 280G of the Code. In conjunction with Mr. McDonald's election as Chief Executive Officer, and when the other officers' severance agreements came to the end of their most recent term in December 2012, the Compensation Committee determined to remove the excise tax gross-up provision. The Compensation Committee terminated the officers' severance agreements and implemented new forms of severance agreements for all officers, including Mr. McDonald. The new forms do not include an excise tax gross-up provision. Instead, a "best net approach" was included in the new agreements. Under this approach, if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the officer. In any event, no tax gross-up will be provided.

        Forest keeps records regarding other expenses that it pays on behalf of its executive officers. If those expenses are not related to company business, they are paid directly by the officer or are reimbursed to Forest. Certain expenses that are in fact related to company business represent additional compensation.

  How does each compensation element and Forest's decisions regarding that element fit into Forest's overall compensation objectives and affect decisions regarding other elements?

        The Compensation Committee considers each element of Forest's compensation program and, when making decisions regarding specific elements, takes into account how that element fits into Forest's overall compensation objectives. The Committee also considers how that element is affected by the other elements in the program.

        At its regular meetings in February 2012, May 2012, August 2012, November 2012, and February 2013, the Compensation Committee reviewed cumulative (i) compensation tally sheets, (ii) severance valuations, and (iii) valuations of outstanding equity awards for each of Forest's named executive officers. The tally sheets, severance valuations, and equity valuations were prepared by Forest's Vice President, Human Resources. The tally sheets describe each named executive officer's base salary, the prior year's annual incentive bonus, the annual value of perquisites, the historic value of all equity compensation granted to and held by the officer, the annual amount of employer matching for the 401(k) Plan and the Executive Plan, and the internal pay equity among the named executive officers. The tally sheets then state the cumulative total value of these components. The severance valuations describe the severance payment and other benefits that each named executive officer would receive in the context of a termination from Forest in conjunction with a change-of-control. The equity valuations describe the current market value of all equity incentive awards held by each of the named executive officers as well as the value derived by the officer through recent vesting of restricted stock or exercises of options.

        The Compensation Committee believes that the tally sheets, severance valuations, and equity valuations allow it to keep track of the on-going value and retentive quality of prior compensation grants, which in turn allows the Committee to maintain an appropriate perspective when considering current compensation decisions.

        The Compensation Committee has instructed Forest's Vice President, Human Resources, to continue to survey peer group companies and to update the tally sheets, severance valuations, and equity valuations and present the updates to the Committee on a quarterly basis. The Committee also intends to continue using these items, as well as advice from its compensation consultant, Meridian, as a means to make informed decisions regarding all of the components of Forest's compensation program.

        From a broad overview standpoint, the Compensation Committee also observed that the quotient of Forest's total general & administrative expense (including compensation expense) divided by its total units of oil and gas production for the year is one of the lowest in the oil and gas industry. Although the Compensation Committee recognizes that a company's G&A expense per unit of production may vary for many reasons, the Committee believes that Forest's performance with respect to this measure suggests that Forest's overall compensation practices are consistent with its operational performance. The Compensation Committee intends to continue monitoring in the future Forest's G&A efficiency relative to that of its peers.

  How does Forest's prior year say-on-pay vote impact its compensation practices?

        Forest's full Board of Directors reviewed Forest's say-on-pay vote in May 2012, in which approximately 50.2% of the votes cast were in favor of Forest's executive compensation. The Board also reviewed the analyses provided by the larger proxy service advisors, and Board members met with or otherwise communicated with Forest's largest shareholders. The Committee determined from its review that there existed a predominant view that Forest had a disconnect between its pay and performance and that certain other aspects of Forest's compensation practices should also be improved.

        In June 2012, Forest's Board determined to sever the employment of the company's Chief Executive Officer. This decision was the result of the Board's conclusion that Forest's recent performance has not been satisfactory and that a change in leadership was required. After a search was conducted, the Board approved the selection of Mr. McDonald as the new Chief Executive Officer. The Compensation Committee took the opportunity afforded by this transition to make several changes to the executive compensation practices of Forest, including revising the forms of officer severance agreements to eliminate excise tax gross-up provisions and generally to limit severance benefits to instances of involuntary terminations occurring in conjunction with a change-of-control, and revising the forms of equity compensation award agreements to incorporate double-triggers for all accelerated vesting.

        The Compensation Committee also adopted a formal claw-back policy for Forest's executive officers. This new policy was filed with the SEC on November 14, 2012.

        The Board and the Compensation Committee believe that these steps will generate improvements in the effectiveness of both Forest's executive management team and the company's compensation practices, and that these improvements will benefit Forest's shareholders in the future.

  How do accounting and tax treatments of each element of compensation impact Forest's decisions to provide the named executive officers with that element of compensation?

        The Compensation Committee generally makes compensation decisions for the named executive officers that are considered appropriate for the individual's position generally in Forest's industry, what is considered competitive for that position at peer companies and in the industry generally, his past performance and any changes in duties that the individual may experience in the near future. The resulting accounting and tax treatment to the individual or Forest from the compensation is generally a secondary consideration to the Compensation Committee's decisions regarding what is proper compensation for the individual or Forest in light of then-current circumstances. However, Forest does account for its equity compensation expenses under the rules of FASB ASC Topic 718, which requires Forest to estimate and record an expense for each award of long-term incentive compensation over the vesting period of the award. Accounting rules also require Forest to record cash compensation as an expense at the time the obligation is accrued.

        Section 162(m) of the Code and its underlying regulations pertain to the deductibility of compensation to certain named executive officers in excess of $1,000,000. Forest has adopted a policy to provide "performance-based compensation" that is exempt from the Section 162(m) of the Code limitations to the extent practicable. The 2007 Plan has been approved by Forest's shareholders, and as a result, certain elements of the 2007 Plan are designed to provide performance-based incentive compensation that would be fully deductible under Section 162(m) of the Code. The 2010, 2011, and 2012 performance unit grants made to our named executive officers, other than the performance unit award of 145,000 units granted to Mr. McDonald upon his hiring as Chief Executive Officer pursuant to the "inducement award" exception under the New York Stock Exchange listing rules, are intended to be fully deductible under Section 162(m) of the Code. Because Section 162(m) requires shareholder approval of performance measures at least once every five years and the shareholders approved the 2007 Plan in May 2007, we sought and obtained in 2012 the approval of Forest's shareholders of the performance-based compensation elements of the 2007 Plan. So, Forest will continue to be entitled to deduct such compensation.

        While the deductibility of compensation is important to Forest and actions will sometimes be taken to ensure the deductibility of compensation, the Compensation Committee has also determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time, such as described with respect to the 2012 AIP.

Compensation Committee Report

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the "Securities Act") or the Exchange, except to the extent that Forest specifically requests that the information be treated as soliciting material or specifically incorporates such information.

        The Compensation Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Forest's Annual Report on Form 10-K for the year ended December 31, 2012. This report is provided by the following independent directors, who comprise the Compensation Committee.

Raymond I. Wilcox, Chairman* Loren K. Carroll James H. Lee*

*
Mr. McDonald served as the Chairman of the Compensation Committee through June 21, 2012, when he was appointed as interim Chief Executive Officer. Mr. Wilcox was appointed as Chairman effective June 21, 2012, to fill the vacancy created by Mr. McDonald's resignation as Chairman of the Compensation Committee. Effective October 17, 2012, Mr. Lee was elected as a member of the Compensation Committee.

Summary Compensation Table

        The following table discloses the total compensation paid or earned by the named executive officers for the three years ended December 31, 2010, 2011, and 2012.

        As reflected in the table, in 2012, on average, the named executive officers' base salary accounted for approximately 11% of total compensation, non-equity incentive plan compensation (consisting of cash bonuses awarded under Forest's 2012 AIP) for services rendered in 2012 accounted for approximately 5% of total compensation, long-term time-based equity incentive awards accounted for 42% of total compensation, and long-term performance-based equity incentive awards accounted for 37%, and the remainder was comprised of other benefits and perquisites. The footnotes to the Summary Compensation Table provide disclosure for fiscal year 2012, unless otherwise indicated.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)		Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)(5)	Total ($)(j)

Patrick R. McDonald(6)	2012	197,083	0	4,650,393		0	260,000	0	149,568	5,257,044
President and Chief Executive Officer

Michael N. Kennedy	2012	406,250	0	2,503,345	(7)	0	240,000	0	32,836	3,182,431
Executive Vice President	2011	362,500	0	1,366,002		0	240,000	0	37,697	2,006,199
and Chief Financial	2010	312,500	0	1,257,525		0	425,000	0	26,478	2,021,503
Officer

Cyrus D. Marter IV	2012	396,250	0	1,891,200		0	187,000	0	33,742	2,508,192
Senior Vice President,	2011	375,000	0	819,601		0	200,000	0	32,298	1,426,899
General Counsel and	2010	355,000	0	838,350		0	375,000	0	30,221	1,598,571
Secretary

Glen J. Mizenko	2012	370,833	0	1,891,200		0	180,000	0	31,212	2,473,245
Senior Vice President,	2011	323,750	0	819,601		0	225,000	0	26,946	1,395,297
Mid-Continent Region

Victor A. Wind	2012	336,250	0	1,756,700		0	160,000	0	27,489	2,280,439
Senior Vice President,
Chief Accounting Officer,
Controller, and Treasurer

H. Craig Clark(8)	2012	343,446	0	2,720,846	(9)	0	0	0	561,761	3,626,053
Former President and	2011	725,000	0	4,115,399		0	250,000	0	69,826	5,160,225
Chief Executive Officer	2010	668,750	0	4,219,695		0	1,000,000	0	59,954	5,948,399

(1)
Amounts shown represent base salary paid for the fiscal year, as described under the caption "Compensation Discussion and Analysis-Base Salary" above.

(2)
The named executive officers did not receive payments that would be characterized as "Bonus" payments for the fiscal year ended December 31, 2012. Cash bonus awards paid under Forest's 2012 AIP during the first quarter of 2013 are reflected in the column "Non-Equity Incentive Plan Compensation" and discussed in footnote (4) below.

(3)
The applicable proxy statement disclosure rules require that Forest disclose the value of equity awards granted in the year that they are granted. However, as discussed above under "Compensation Discussion and Analysis-Alternative Disclosure Regarding Long-Term Incentive Awards," the Compensation Committee has generally granted such awards based on the executive's and Forest's performance during the prior fiscal year. Forest therefore believes that it would be more informative for readers to include the fair value of such grants with the previous year's compensation, similar to how payments under Forest's AIP are treated. Nonetheless, in accordance with the applicable disclosure rules, amounts in this column reflect the aggregate grant date fair value of stock awards and other equity compensation computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. The grant date fair value of the restricted stock and phantom stock units was determined by averaging the high and low stock price of a share of Forest's common stock as published by the NYSE on the date of grant. The grant date fair value of the performance units was determined using a process that takes into account probability-weighted shareholder returns assuming a large number of possible stock price paths (which are modeled based on inputs such as volatility and the risk-free interest rate). See "2012 Grants of Plan-Based Awards" below. The amount shown for Mr. Kennedy for 2012 also includes the grant date fair value of a time-based cash award, as more fully described in footnote (7) below. The amount shown for Mr. Clark for 2012 also included the grant date value of a cash-based award, as more fully described in footnote (8) below.

(4)
Amounts reflect the cash bonus awards to the NEOs, under the 2012 AIP, which is discussed in further detail under the caption "Compensation Discussion and Analysis-Annual Incentive Bonus" above. Bonus awards under the 2012 AIP were accrued and earned in 2012 and paid in the first quarter of 2013. The AIP award to Mr. McDonald was pro-rated to his date of employment with Forest on September 12, 2012.

(5)
Amounts shown for each NEO include: (i) matching contributions to the 401(k) Plan, Mr. Kennedy, $17,000, Mr. Marter, $17,000, Mr. Mizenko, $17,000, Mr. Wind, $17,000, and Mr. Clark, $17,000; (ii) matching contributions to the executive deferred compensation plan, Mr. Kennedy, $15,026, Mr. Marter, $14,228, Mr. Mizenko, $12,326, Mr. Wind, 9,680, and Mr. Clark, $11,524; and (iii) the taxable value of group term life insurance coverage in excess of $50,000, and (iv) the amount shown for Mr. Clark includes reimbursements for financial consulting and family travel. The amounts in the "All Other Compensation" column also include $148,778 paid to Mr. McDonald for his service as interim Chief Executive Officer, and do not include fees earned for his services as a non-employee director prior to being appointed interim Chief Executive Officer on June 21, 2012. See "Director Compensation" below for amounts paid to Mr. McDonald for his service as a non-employee director. The "All Other Compensation" column also includes the following amounts paid in 2012 by Forest to Mr. Clark in connection with his termination as Chief Executive Officer, (a) $374,281 in cash severance (including interest on the late payment thereof); (b) $75,000 for reimbursement of attorneys' fees incurred by Mr. Clark in connection with his termination; (c) $66,923 in earned but unused vacation time; and (d) $9,869 for the cost of premiums for the continuation of benefits that Mr. Clark was eligible for under COBRA. The "All Other Compensation" column for Mr. Clark does not include $287,445 for payment of the time-based component of his cash-based awards received in 2011 and 2012, which were accelerated upon his termination, as the full value of such awards were included in the summary compensation tables for the years in which they were granted. Amounts shown for Mr. Clark do not include fees paid for his service as a non-employee director. See "Director Compensation" below, for information concerning Mr. Clark's non-employee director fees. The amounts attributable to each such perquisite or benefit for Messrs. McDonald, Kennedy, Marter, Mizenko, and Wind did not exceed the greater of $25,000 or 10% of the total amount of perquisites received.

(6)
On June 21, 2012, Mr. McDonald was appointed interim Chief Executive Officer as an outside consultant on a contract basis, during which time he was not an employee of Forest. On September 12, 2012, Mr. McDonald was hired as President and Chief Executive Officer and came on staff as an employee. Amounts shown in the "Salary" column for 2012 reflect salary earned by Mr. McDonald after his September 12, 2012 hire date, and exclude (1) $148,778 earned by Mr. McDonald for his services as interim Chief Executive Officer, and (ii) fees earned for his services as a non-employee director prior to being hired as interim Chief Executive Officer. The latter amount is found in "Director Compensation" below. Amounts shown in the "Stock Awards" column for 2012 include awards granted to him in connection with his appointment as President and Chief Executive Officer, and do not include a restricted stock award granted to him in connection with his service as non-employee director. See "Director Compensation" below for awards granted to Mr. McDonald for his service as a non-employee director.

(7)
As discussed in "Compensation Discussion and Analysis-Special Retention Grants," in order to avoid the potential of exceeding certain share limitations set forth in the 2007 Plan, Mr. Kennedy received a special retention grant of phantom stock and a time-based cash award. Of the amount shown under "Stock Awards," $281,370 represents the grant date value of the time-based cash award. Although denominated in dollars and payable in cash, Mr. Kennedy's time-based cash award has been accounted for as an equity-incentive award under FASB ASC Topic 718.

(8)
On June 21, 2012, the employment of Mr. Clark as President and Chief Executive Officer was terminated. On October 5, 2012, Mr. Clark resigned as a non-employee director. Amounts shown in the "Salary" column for 2012 reflect salary earned by Mr. Clark prior to his termination as an officer of Forest, and exclude fees earned for his services as a non-employee director, which amounts are reported in "Director Compensation" below. Pursuant to the terms of his Restricted Stock Agreement dated March 12, 2012, his restricted stock became fully vested and nonforfeitable as of his termination date. Pursuant to Mr. Clark's Performance Stock Unit Agreement dated March 12, 2012, the percentage of Initial Performance Units earned under this award was zero and the award was cancelled and forfeited as of the date of his termination from the Company.

(9)
As discussed above in "Compensation Discussion and Analysis-Long Term Incentive Awards," in order to avoid the potential of exceeding certain share limitations set forth in the 2007 Plan, a portion of Mr. Clark's long-term equity incentive award was granted in the form of a cash-based award consisting of a time-based component and a performance-based component. Of the amount shown under "Stock Awards," $166,000 represents the grant date fair value of the time-based component, and $196,711 represents the grant date fair value of the performance-based component. Although denominated in dollars and payable only in cash, both the time-based component and the performance-based component of Mr. Clark's cash-based award have been accounted for as equity-incentive awards under FASB ASC Topic 718. In connection with his termination and pursuant to the terms of the underlying Cash-Based Award Agreement, the time-based component of this award was paid to Mr. Clark in the amount of $93,739, and the performance-based component had no value. These payout amounts are not included in the Summary Compensation Table.

 2012 Grants of Plan-Based Awards

        The following table provides information about plan-based awards, including cash payouts, restricted stock, performance units, and cash-based awards granted to each of the named executive officers during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)
														Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)		Target (#) (g)		Maximum (#) (h)

Patrick R. McDonald(5)		49,418	197,671	395,340
Performance Units	10/01/12				0		133,000		266,000				0	N/A	1,464,330
Inducement Performance Units	10/01/12				0		145,000		290,000						1,596,450
Inducement Restricted Stock	10/01/12										185,000	(6)			1,589,613

Michael N. Kennedy		79,688	318,750	637,500
Performance Units	03/12/12				0		62,500		125,000				0	N/A	918,750
Restricted Stock	03/12/12										62,500	(7)			775,313
Phantom Stock Units	11/12/12										78,500	(8)			527,913
Time-Based Cash Award	11/12/12					(9)	281,370	(9)		(9)					281,370

Cyrus D. Marter IV		62,250	249,000	498,000
Performance Units					0		40,000		80,000				0	N/A	588,000
Restricted Stock											40,000	(7)			496,200
Phantom Stock Units											120,000	(8)			807,000

Glen J. Mizenko		60,000	240,000	480,000
Performance Units	03/12/12				0		40,000		80,000				0	N/A	588,000
Restricted Stock	03/12/12										40,000	(7)			496,200
Phantom Stock Units	11/12/12										120,000	(8)			807,000

Victor A. Wind		53,250	213,000	426,000
Performance Units	03/12/12				0		40,000		80,000				0	N/A	588,000
Restricted Stock	03/12/12										40,000	(7)			496,200
Phantom Stock Units	11/12/12										100,000	(8)			672,500

H. Craig Clark(10)		181,250	725,000	1,450,000
Performance Units	03/12/12				0		87,000		174,000				0	N/A	1,278,900
Restricted Stock	03/12/12										87,000	(7)			1,079,235
Time-Based Cash Award	03/12/12					(9)	166,000	(9)		(9)					166,000
Performance-Based Cash Award	03/12/12					(9)	166,000	(9)		(9)					196,711

(1)
Amounts represent a range of possible cash payouts under Forest's 2012 AIP. As described under "Compensation Discussion and Analysis" above, the Compensation Committee sets target bonus amounts at the beginning of the fiscal year under our AIP. The threshold amount shown in column (c) reflects the minimum payment level under the 2012 AIP, which is 25% of the target amount shown in column (d); however, no payments were made under this plan unless the minimum 25% performance targets were achieved. The maximum amount shown in column (e) is 200% of such target amount, which represents the maximum payment level under the 2012 AIP; however, the maximum limit for individual employees, including the NEOs, is determined by the Compensation Committee, which has discretion to increase the size of individual awards in excess of 200%. The amounts shown in columns (c), (d), and (e) are based on the NEO's December 31, 2012 salary and position. For Mr. McDonald the amounts were prorated for partial year employment. The actual amounts awarded for fiscal 2012 are set forth in the "Summary Compensation Table" in the Non-Equity Incentive Plan Compensation column.

(2)
The amounts represent the threshold, target and maximum payouts for (a) performance unit awards granted to each NEO pursuant to the 2007 Plan and, in the case of Mr. McDonald, the inducement award exemption of Section 303A.08 under the NYSE's Listed Company Manual, or the "Inducement Award Exemption," and (b) the cash-based awards granted to Messrs. Kennedy and Clark during fiscal 2012. Each of these awards was granted by the Compensation Committee. The restrictions on the performance unit awards lapse on the dates shown in the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table, with total payout based on relative shareholder return compared to a list of peer companies. Under the terms of the performance unit award agreements granted to each of the NEOs other than Mr. McDonald under the 2007 Plan, each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on (a) Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on February 28, 2015, with respect to the awards granted to the NEOs other than Mr. McDonald, and (b) September 11, 2015, with respect to the awards granted to Mr. McDonald. The payouts for these awards will be at (x) zero if Forest's relative total shareholder return ranks 13th among a group of 13 companies including Forest and its 12 peer companies, (y) target (or 100% of the initial award) if Forest's relative total shareholder return is 7th, and (z) maximum (or 200% of the initial award) if Forest's relative total shareholder return ranks 1st among its peers. Forest's required ranking to achieve a specified level of payout is subject to change as provided in the performance unit award agreement if the number of peer companies is reduced during the performance period. For purposes of the performance unit awards, "total shareholder return" means the annualized rate of return shareholders receive through stock price changes and the assumed reinvestment of dividends paid over the applicable 36-month performance period, and is calculated using the 20-trading day average prior to the date of grant and the end of the performance period, respectively. See footnote (8) below for a discussion of time-based cash award granted to Mr. Kennedy and the performance-based and time-based components of the cash-based award granted to Mr. Clark.

(3)
No stock options were awarded to the NEOs during fiscal year 2012.

(4)
The amounts shown in this column reflect the grant date value of the awards under FASB ASC Topic 718 used by Forest for financial statement reporting purposes, disregarding estimated forfeitures. The grant date value of the restricted stock and phantom stock units was determined by averaging the high and low price of a share of Forest's common stock as published by the NYSE on the date of grant. The grant date fair value of the performance units was determined using a process that takes into account the probability-weighted shareholder returns assuming a large number of possible stock price paths (which are modeled based on inputs such as volatility and the risk-free interest rate). The grant date value of Mr. Kennedy's time-based cash award was determined using the face amount of the time-based cash award November 12, 2012, the date of grant, with the ultimate amount payable to Mr. Kennedy under the time-based cash award being adjusted upward or downward in proportion to the percentage increase or decrease in Forest's common stock price from the grant date to the vest date. The grant date fair value of time-based component of Mr. Clark's cash award was determined using the face amount thereof on March 12, 2012, the date of grant, with the ultimate amount payable to Mr. Clark under the time-based component of the cash award being adjusted upward or downward in proportion to the percentage increase or decrease in Forest's common stock price from the grant date to the vest date. Similarly, the grant date fair value of the performance-based component of Mr. Clark's cash award granted on March 12, 2012, was valued using the face amount thereof and adjusted in a manner consistent with the valuation of the performance-based units granted on the same date, and the ultimate amount payable to Mr. Clark for the performance-based award will be adjusted upward or downward based on the percentage increase or decrease in Forest's common stock price as well as the relative total shareholder return ranking of Forest as set forth in the agreement for the performance-based units award granted on March 12, 2012. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below.

(5)
Mr. McDonald's awards reflected in this table include only those received as a result of his appointment as President and Chief Executive Officer on September 12, 2012. Awards that Mr. McDonald received as a Non-Employee Director are not included within this table. See "Director Compensation" below, for information concerning Mr. McDonald's compensation and equity awards for his service as a Non-Employee Director.

(6)
Represents shares of restricted stock awarded to Mr. McDonald under the Inducement Award Exemption. This award was approved by the Compensation Committee. The restriction on this award will lapse 100% on the date shown in the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table, subject to Mr. McDonald's continued employment with Forest. The restricted shares are held by Forest until the restrictions lapse; however, Mr. McDonald may exercise voting power and participate in dividends, if any, declared on Forest's common stock.

(7)
Amounts represent shares of restricted stock awarded to the respective NEOs under the 2007 Plan. These awards were approved by the Compensation Committee. The restrictions on these awards lapse on the dates shown in the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table. As reflected in the table, the restrictions generally lapse 100% on the third anniversary of the date of the award, subject to the NEO's continued employment. The restricted shares are held by Forest until the restrictions lapse; however, the NEO may exercise voting power and participate in dividends, if any, declared on Forest's common stock.

(8)
Amounts represent phantom stock units awarded to the respective NEOs under the 2007 Plan. These awards were approved by the Compensation Committee. The restrictions on these awards lapse 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant. These phantom stock units may be settled only in cash, with the grantee receiving the cash value of a share of stock for each unit on which the restrictions have lapsed.

(9)
It is not possible to calculate a threshold, target or maximum payout amount for these awards. The terms of Mr. Kennedy's time-based cash award and the time-based component of Mr. Clark's cash-based award provide that a cash payment will be made after three years dependent on the change in value of Forest's common stock during the three-year period, as described below under the caption "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table. The terms of the performance-based component of Mr. Clark's cash-based award provide that a cash payment will be made after three years dependent on the change in value of Forest's common stock during the three-year period and the total shareholder return on Forest's common stock in comparison to that of a peer group during the three-year period, as described below under the caption "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

(10)
Due to Mr. Clark's termination as an Executive Officer on June 21, 2012, he did not receive a cash payout from the 2012 AIP. Pursuant to the terms of his restricted stock agreement dated March 12, 2012, upon his involuntary termination, his restricted stock became fully vested and nonforfeitable as of his termination date. Pursuant to Mr. Clark's performance stock unit agreement dated March 12, 2012, the percentage of Initial Performance Units earned under this award was zero and the award was cancelled and forfeited as of the date of his termination. Pursuant to the terms of his cash-based award agreement, the time-based portion of this award was paid to Mr. Clark in the amount of $93,739, and the performance-based portion of his cash-based award agreement had no value.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The restricted stock agreements and the performance unit award agreements that govern the restricted stock and performance unit awards made to our named executive officers other than Mr. McDonald during the 2012 year generally provide that the awards will remain restricted, unvested, or unearned for a period of three years from the date of grant. However, with respect to any outstanding restricted stock awards, in the event of an executive's termination due to death, disability, an involuntary termination or the occurrence of a "Corporate Change," with respect to the restricted stock awards, or "Change-of-Control," with respect to the performance unit awards, such awards will no longer be subject to restrictions, or will receive accelerated vesting, as applicable. With respect to the performance unit awards, (a) upon a termination due to death or disability the executive will be deemed to have earned a number of shares of Forest common stock equal to the number of initial performance units granted pursuant to the award multiplied by a fraction, the numerator of which is the number of months of the three-year performance period that the executive was employed and the denominator of which is 36, and (b) in the event of an involuntary termination or the occurrence of a corporate change, the executive will be entitled to receive a number of shares of common stock that would have been earned based on Forest's total shareholder return in comparison to its peer companies, assuming the date of termination or corporate change, as the case may be, as the last day of the performance period. In addition, in the event of a corporate change the Compensation Committee may elect, in its sole discretion, to have Forest satisfy the executive's rights in respect of any performance units, in whole or in part, by making a cash payment in lieu of shares of Forest common stock. The named executive officers have no rights to vote or receive dividend equivalents with respect to any shares covered by the performance unit awards.

        For purposes of the restricted stock and performance unit awards granted to NEOs other than Mr. McDonald under the 2007 Plan, an executive generally will be considered to have a "Disability" if, as a result of the executive's incapacity due to physical or mental illness, the executive has been absent from full-time performance of the executive's duties for a period of six consecutive months, and the executive has not returned to full-time employment within a thirty-day period after the executive has been given notice by Forest that his employment will be terminated due to his disability. The agreements generally define an "Involuntary Termination" as any termination that does not result from the executive's resignation, but does not include a termination as a result of death, disability, or a termination by Forest by reason of the executive's unsatisfactory performance or a final conviction of a misdemeanor involving moral turpitude or a felony. A "Corporate Change," or change-of-control, pursuant to the agreements is defined to include: (i) a merger, consolidation or other reorganization where Forest is not the surviving entity; (ii) a sale, lease or exchange of all or substantially all of Forest's assets; (iii) a dissolution or liquidation of Forest; (iv) a person or entity acquiring or gaining ownership or control of more than 50% of Forest's voting stock; or (v) the persons who were directors of Forest prior to a contested election of directors no longer constitute a majority of the board of directors following such an election.

        The restricted stock and performance unit award agreements governing the awards to Mr. McDonald are similar to those governing the awards to the other NEOs, with the exception that the awards vest upon a Corporate Change or Change-of-Control only if the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects. The award agreements incorporate the definitions of "Disability" and "Involuntary Termination" provided in the CEO Severance Agreement, as described under the caption "Potential Payments Upon Termination or Change-of-Control" below. A portion of Mr. McDonald's performance unit awards were granted pursuant to the 2007 Plan and a portion were granted pursuant to the Inducement Award Exemption. Mr. McDonald's restricted stock awarded in October 2012 was granted pursuant to the Inducement Award Exemption.

        The phantom stock unit awards made to our NEO's during 2012, other than Mr. McDonald, may be settled only in cash and represent the right to receive, upon vesting, the value of a share of stock for each unit awarded. The awards vest over a four-year period in accordance with the following schedule: (i) 10% on the first anniversary of the grant date; (ii) 20% on the second anniversary of the grant date; (iii) 30% on the third anniversary of the grant date; and (iv) 40% on the fourth anniversary of the grant date. The form of award agreement does not provide for automatic vesting upon the occurrence of a Corporate Change (as defined in the agreement), and instead provides for accelerated vesting of the awards if (i) the executive is terminated due to death, Disability (as defined in the agreement), or Involuntary Termination (as defined in the agreement), or (ii) if, following a Corporate Change, the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects.

        Mr. Kennedy's time-based cash award is denominated in dollars and payable only in cash, and is not subject to the 2007 Plan. However, for financial reporting purposes this award has been accounted for as an equity incentive plan award under FASB ASC Topic 718. The time-based award entitles Mr. Kennedy to receive, on the Time-Based Award Payment Date (as defined in the agreement), an amount of cash equal to (i) the initial cash value set forth in the agreement, or $281,370, multiplied by (ii) a fraction, the numerator of which is the sum of (A) the fair market value of a share of common stock of Forest on the date immediately preceding the Time-Based Award Payment Date plus (B) the aggregate value of the dividends and other distributions paid to shareholders with respect to a share of Forest's common stock during the period beginning on the date of cash-based award agreement and ending on the Time-Based Award Payment Date, and the denominator of which shall equal $6.78 (which is the fair market value of a share of Forest's common stock on the date of the cash-based award agreement). The Time-Based Award Payment Date of Mr. Kennedy's Time-Based Award is payable in cash to Mr. Kennedy in accordance with the same vesting schedule as the phantom stock units described above. The form of award agreement does not provide for automatic vesting upon the occurrence of a Change-of-Control (as defined in the agreement), and instead provides for accelerated vesting of the awards if (i) Mr. Kennedy is terminated due to death, Disability (as defined in the agreement), or Involuntary Termination (as defined in the agreement), or (ii) if, following a Change-of-Control, the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects.

        The payment amount for the time-based component of Mr. Kennedy's cash-based award is subject to equitable and appropriate adjustment by Forest so as to prevent the dilution or enlargement of the benefit intended to be provided in the event of any dividend, stock split, reverse stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar matters or corporate changes.

        Mr. Clark's cash-based award agreement was comprised of a time-based component and a performance-based component, both of which were denominated in dollars and payable only in cash. However, for financial reporting purposes both components were accounted for as equity incentive plan awards under FASB ASC Topic 718. The time-based component entitled Mr. Clark to receive, on the Time-Based Award Payment Date (as defined in the agreement), an amount of cash equal to (i) the initial cash value set forth in the agreement, or $166,000, multiplied by (ii) a fraction, the numerator of which is the sum of (A) the fair market value of a share of common stock of Forest on the date immediately preceding the Time-Based Award Payment Date plus (B) the aggregate value of the dividends and other distributions paid to shareholders with respect to a share of Forest's common stock during the period beginning on the date of cash-based award agreement and ending on the Time-Based Award Payment Date, and the denominator of which equaled $12.405 (which is the fair market value of a share of Forest's common stock on the date of the cash-based award agreement). The Time-Based Award Payment Date of the time-based component of Mr. Clark's cash-based award was the earliest of (i) March 12, 2015, (ii) the date on which a change-of-control of Forest occurs, and (iii) the date of the Mr. Clark's death, disability or involuntary termination form employment with Forest. In connection with Mr. Clark's involuntary termination as an officer on June 21, 2012, Mr. Clark received a Time-Based Award Payment Amount (as defined in the agreement) of $93,739 for the time-based component of the cash-based award he received in 2012.

        The performance-based component of Mr. Clark's cash-based award was granted, and is considered a performance award, under the 2007 Plan. If the Performance-Based Award Computation Date (as defined in the agreement) was the last day of the performance period referenced in the cash-based award agreement, or the date of a change-of-control of Forest or the date of Mr. Clark's involuntary termination. Upon his involuntary termination Mr. Clark became entitled to receive an amount of cash equal to (i) the initial cash amount set forth in the agreement, or $166,000, multiplied by (ii) a fraction, the numerator of which is the sum of (A) the fair market value of a share of common stock of Forest on the Performance-Based Award Computation Date plus (B) the aggregate value of the dividends and other distributions paid to shareholders with respect to a share of Forest's common stock during the performance period set forth in the cash-based award agreement, and the denominator of which equaled $12.405 (which was the fair market value of a share of the Forest's common stock on the date of the cash-based award agreement). Notwithstanding the foregoing, the actual amount payable under the performance-based component of the cash-based award was to range from 0% to 200% of the amount determined pursuant to the immediately preceding sentence depending on Forest's relative total shareholder return in comparison to the peer companies referenced in the performance unit award agreement granted to Mr. Clark at the same time as the cash-based award. At the time of Mr. Clark's termination, the performance-based component of the award had no value.

        In connection with Mr. Clark's involuntary termination on June 21, 2012, and pursuant to his restricted stock award agreement dated March 12, 2012, his shares of restricted stock became fully vested and nonforfeitable. In addition, pursuant to Mr. Clark's performance stock unit agreement dated March 12, 2012, the number of Earned Performance Units (as defined in the agreement) was zero, and all performance units were cancelled and forfeited as of June 21, 2012.

Outstanding Equity Awards At Fiscal Year-End

        The following table provides information on the unexercised stock options and unvested performance units, unvested restricted stock awards, and unvested phantom stock unit awards that will be settled solely in cash, and cash-based equity awards held by our named executive officers as of December 31, 2012. The vesting dates for each option grant and equity award are shown in the accompanying footnotes. The market value of the stock awards is based on the closing market price of Forest's common stock as of December 31, 2012, the last trading day in 2012, which was $6.69. The market values may not reflect the value actually realized by the named executive officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

Patrick R. McDonald(2)	0	0	N/A			185,000	(3)(4)	1,237,650	278,000	(4)(5)	1,859,820

Michael N. Kennedy	11,293	0	N/A	13.56	12/08/14	110,000	(6)	735,900	(8)		268,169	(8)
						78,500	(7)	525,165	62,500	(9)	418,125
									38,000	(10)	254,220
									34,200	(11)	228,798

Cyrus D. Marter IV	20,328	0	N/A	13.56	12/08/14	70,000	(12)	468,300	40,000	(9)	267,600
	11,293	0		11.09	02/25/14	120,000	(13)	802,800	22,800	(10)	152,532
									22,800	(11)	152,532

Glen J. Mizenko	2,188	0	N/A	13.56	12/08/14	70,000	(14)	468,300	40,000	(9)	267,600
						120,000	(15)	802,800	22,800	(10)	152,532
									22,800	(11)	152,532

Victor A. Wind	2,568	0	N/A	13.70	01/03/15	65,000	(16)	434,850	40,000	(9)	267,600
	13,552	0		17.63	04/14/15	100,000	(17)	669,000	22,800	(10)	152,532
									15,200	(11)	101,688

H. Craig Clark(18)	0	0	N/A	N/A	N/A	0		0	0		0

(1)
For each NEO, other than Mr. McDonald, unvested options vest in equal increments of 25%, commencing on the first anniversary date of the grant, and have a term of ten years. Shares of restricted stock vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death or disability. Phantom stock unit awards vest, 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant. The phantom stock unit award agreements do not provide for automatic vesting upon the occurrence of a corporate change, and instead provide for accelerated vesting of awards if (i) the executive is terminated due to death, disability, or involuntary termination, or (ii) if, following a corporate change, the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects. Forest shall pay to the employee with respect to each share of Forest's common stock covered by a phantom stock unit an amount in cash equal to the fair market value of one share of Forest's common stock determined as of the date the forfeiture restrictions lapse.

(2)
Awards for Mr. McDonald reflected in this table include only awards that he received as a result of his appointment as President and Chief Executive Officer on September 12, 2012. Awards that Mr. McDonald received as a Non-Employee Director are not included within this table. See "Director Compensation" below, for information concerning Mr. McDonald's compensation and equity awards for his service as a Non-Employee Director.

(3)
The forfeiture restrictions on Mr. McDonald's unvested restricted stock will lapse on September 12, 2015. This award was granted pursuant to the Inducement Award Exemption.

(4)
The agreements for Mr. McDonald covering each of the restricted stock inducement award and the performance unit awards are dated October 1, 2012, and are substantially similar to Forest's prior equity award agreements issued pursuant to the 2007 Plan, except that they eliminate automatic vesting upon the occurrence of a "Corporate Change" (with respect to the restricted stock inducement award) or "Change-of-Control" (with respect to the performance unit awards), and instead provide for accelerated vesting of the awards if (i) Mr. McDonald is terminated due to death, disability, or involuntary termination, or (ii) if, following a Corporate Change (with respect to the restricted stock inducement award) or a Change-of-Control (with respect to the performance unit awards), the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects. The award agreements incorporate the definitions of "Disability" and "Involuntary Termination" as provided in Mr. McDonald's Severance Agreement. Please see "Potential Payments Upon Termination or Change-of-Control" below for a description of Mr. McDonald's Severance Agreement. The award agreements for the restricted stock inducement award and performance unit inducement award additionally incorporate the definition of "Change-of-Control" provided in his Severance Agreement.

(5)
On October 1, 2012, Mr. McDonald was awarded 133,000 performance units under the 2007 Plan, and 145,000 performance units under the Inducement Award Exemption. The performance unit award granted under the Inducement Award Exemption does not satisfy the requirements of "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units identified in the award, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on September 11, 2015.

(6)
The forfeiture restrictions on Mr. Kennedy's unvested restricted stock will lapse as follows: 22,500 shares on May 21, 2013, 25,000 shares on June 10, 2014, and 62,500 shares on March 12, 2015.

(7)
The forfeiture restrictions on Mr. Kennedy's unvested phantom stock unit award will lapse as follows: 7,850 units on November 12, 2013, 15,700 units on November 12, 2014, 23,550 units on November 12, 2015, and 31,400 units on November 12, 2016, and will be settled solely in cash.

(8)
Mr. Kennedy's time-based cash award reflects a value at December 31, 2012, of $268,169. This award consists of cash rather than shares, units or other rights, and therefore a specific number cannot be included in column (i) above.

(9)
The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on February 28, 2015.

(10)
The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on March 31, 2014.

(11)
The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on March 31, 2013.

(12)
The forfeiture restrictions on Mr. Marter's unvested restricted stock will lapse as follows: 15,000 shares on May 21, 2013, 15,000 shares on June 10, 2014, and 40,000 shares on March 12, 2015.

(13)
The forfeiture restrictions on Mr. Marter's unvested phantom stock unit award will lapse as follows: 12,000 units on November 12, 2013, 24,000 units on November 12, 2014, 36,000 units on November 12, 2015, and 48,000 units on November 12, 2016, and will be settled solely in cash.

(14)
The forfeiture restrictions on Mr. Mizenko's unvested restricted stock will lapse as follows: 15,000 shares on May 21, 2013, 15,000 shares on June 10, 2014, and 40,000 shares on March 12, 2015.

(15)
The forfeiture restrictions on Mr. Mizenko's unvested phantom stock unit award will lapse as follows: 12,000 units on November 12, 2013, 24,000 units on November 12, 2014, 36,000 units on November 12, 2015, and 48,000 units on November 12, 2016, and will be settled solely in cash.

(16)
The forfeiture restrictions on Mr. Wind's unvested restricted stock will lapse as follows: 10,000 shares on May 21, 2013, 15,000 shares on June 10, 2014, and 40,000 shares on March 12, 2015.

(17)
The forfeiture restrictions on Mr. Wind's unvested phantom stock unit award will lapse as follows: 10,000 units on November 12, 2013, 20,000 units on November 12, 2014, 30,000 units on November 12, 2015, and 40,000 units on November 12, 2016, and will be settled solely in cash.

(18)
Mr. Clark was terminated as an executive officer and employee of Forest on June 21, 2012. Pursuant to the terms of his restricted stock agreements, all of his restricted stock became fully vested and nonforfeitable as of his termination date. Pursuant to the terms of Mr. Clark's performance unit award agreements, the number of Earned Performance Units (as defined in the agreements) was zero and the awards were cancelled and forfeited. Pursuant to the terms of Mr. Clark's cash-based award agreements, upon his termination Mr. Clark was paid an aggregate of $287,445 (including $93,739 for the award received in 2012) for the time-based components and nothing for the performance-based components.

 Option Exercises and Stock Vested in 2012

        The following table provides information, on an aggregate basis, about stock option exercises, and restricted stock awards and phantom stock unit awards that vested during the fiscal year ended December 31, 2012 for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)(1)		Value Realized on Vesting ($)(e)(2)

Patrick R. McDonald	0	0	0		0

Michael N. Kennedy	0	0	52,620	(3)	380,078	(3)

Cyrus D. Marter IV	0	0	25,640	(4)	214,094	(4)

Glen J. Mizenko	0	0	19,600	(5)	163,660	(5)

Victor A. Wind	0	0	46,320	(6)	339,333	(6)

H. Craig Clark	0	0	341,540	(7)	2,842,732	(7)

(1)
The number of shares reflected in this column exhibits the gross number of restricted stock awards and phantom stock unit awards that vested prior to tax withholding. The restricted stock units were settled in shares of common stock. The phantom stock units were settled in cash.

(2)
The value realized is based upon the gross shares underlying the restricted stock awards and the phantom stock units that vested, multiplied by the mean of the high and low sales prices of Forest's common stock on the NYSE on the date preceding the date of vesting.

(3)
Forfeiture restrictions lapsed with respect to 12,000 restricted shares on May 27, 2012, $100,200 was the value realized upon vesting, and 3,730 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 12,500 restricted shares on December 1, 2012, $80,844 was the value realized upon vesting, and 3,885 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 9,120 phantom stock units on May 27, 2012, $76,152 was the value realized upon vesting. Forfeiture restrictions lapsed with respect to 19,000 phantom stock units on December 1, 2012, $122,882 was the value realized upon vesting.

(4)
Forfeiture restrictions lapsed with respect to 15,000 restricted shares on May 27, 2012, $125,250 was the value realized upon vesting, and 4,663 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 10,640 phantom stock units on May 27, 2012, $88,844 was the value realized upon vesting.

(5)
Forfeiture restrictions lapsed with respect to 12,000 restricted shares on May 27, 2012, $100,200 was the value realized upon vesting, and 3,730 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 7,600 phantom stock units on May 27, 2012, $63,460 was the value realized upon vesting.

(6)
Forfeiture restrictions lapsed with respect to 12,000 restricted shares on May 27, 2012, $100,200 was the value realized upon vesting, and 3,730 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 10,000 restricted shares on December 1, 2012, $64,675 was the value realized upon vesting, and 3,108 shares of restricted stock were surrendered by the executive to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 9,120 phantom stock units on May 27, 2012, $76,152 was the value realized upon vesting. Forfeiture restrictions lapsed with respect to 15,200 phantom stock units on December 1, 2012, $98,306 was the value realized upon vesting.

(7)
Prior to Mr. Clark's termination on June 21, 2012, forfeiture restrictions lapsed with respect to 80,000 restricted shares on May 27, 2012, $668,000 was the value realized upon vesting, and 27,986 shares of restricted stock were surrendered by Mr. Clark to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 41,040 phantom stock units on May 27, 2012, $342,684 was the value realized upon vesting. In connection with Mr. Clark's involuntary termination as an executive officer and employee on June 21, 2012, and pursuant to the terms of his restricted stock award agreements, his restricted stock became fully vested and nonforfeitable as of his termination date. Forfeiture restrictions lapsed with respect to 87,000 restricted shares on June 21, 2012, $609,435 was the value realized upon vesting, and 35,740 shares of restricted stock were surrendered by Mr. Clark to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 58,000 restricted shares on June 21, 2012, $406,290 was the value realized upon vesting, and 23,827 shares of restricted stock were surrendered by Mr. Clark to Forest at the time of vesting to satisfy tax withholding requirements. Forfeiture restrictions lapsed with respect to 75,500 restricted shares on June 21, 2012, $528,878 was the value realized upon vesting, and 31,016 shares of restricted stock were surrendered by Mr. Clark to Forest at the time of vesting to satisfy tax withholding requirements. Pursuant to the terms of his cash-based award agreements, and in connection with his involuntary termination from Forest, the time-based portion of his June 10, 2011 and March 12, 2012 awards were accelerated and paid to Mr. Clark in the amounts of $193,706 and $93,739, respectively, and the performance-based portion of his cash-based award agreements had no value.

Pension Benefits

        We have a qualified, non-contributory defined benefit pension plan, the Forest Oil Corporation Pension Trust Agreement. Benefit accruals under this plan were suspended effective as of May 31, 1991. None of the named executive officers participate in this plan.

Nonqualified Deferred Compensation

        In addition to Forest's 401(k) Plan, which is a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Forest maintained a non-qualified deferred compensation plan, the Executive Deferred Compensation Plan, or the "Executive Plan", that provided deferred compensation benefits for certain officers whose annual accumulations under the 401(k) Plan are limited by certain provisions of the Code. Under the 401(k) Plan, a participant may elect to defer up to 80% of his or her compensation and Forest makes certain specified contributions on behalf of each participant; however, the Code imposes several limitations (the "Limitations") on the amount of such deferrals and employer contributions, including the following: (i) the maximum employee elective deferral for 2012 was $17,000, and will increase to $17,500 for 2013 ($23,000 if the participant will attain at least age 50 by the end of the particular year); (ii) the maximum amount of participant compensation that may be taken into account under the 401(k) Plan was $250,000 for 2012, and will increase to $255,000 for 2013; (iii) certain employee elective deferrals and employer matching contributions must be returned to highly compensated employees or forfeited if the 401(k) Plan does not pass applicable nondiscrimination tests; and (iv) the maximum sum of employee elective deferrals and employer contributions made under the 401(k) Plan on a participant's behalf for 2012 could not exceed the lesser of 100% of compensation or $50,000 (which increases to $51,000 for 2013).

        Subject to certain conditions and restrictions, a participant was permitted to defer under the Executive Plan a portion of his or her compensation with respect to which his or her elective deferrals under the 401(k) Plan were limited as a result of the application of the Limitations. In addition, amounts deferred by a participant under the Executive Plan for a particular year were matched under this plan by Forest based on the matching formula used in the 401(k) Plan (which, for 2012, was a dollar-for-dollar match up to 8% of compensation). The Executive Plan also allowed for the participant to defer, per an election, all or a portion of his or her bonus compensation. The bonus compensation deferral election was required to have occurred prior to the start of the Plan year and was irrevocable. The Executive Plan also provided a participant with an additional employer contribution generally to compensate the participant for reductions in his or her share of employer contributions under the 401(k) Plan by reason of the application of the Limitations. The Executive Plan permitted distributions only upon a termination of service, except that in-service distributions were permitted as necessary to fulfill a domestic relations order.

        The Executive Plan was terminated by amendment in December 2012. Pursuant to the amendment terminating the Executive Plan, all participant accounts will be liquidated and disbursed to the participants within 24 months but no sooner than 12 months following the first anniversary of the termination, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. The Executive Plan will continue to operate in the ordinary course until all accounts have been disbursed, but no new deferrals or matching funds may be deposited into the Executive Plan following the date of its termination.

        The Executive Plan provided for a slate of investment options, primarily mutual funds (including the options available under the 401(k) Plan) and exchange traded funds selected by Forest. Participants were permitted to designate from time to time how deferred amounts are deemed to be invested among such options. As a result, the fair value of the liability recorded with respect to the deferred amounts under the Executive Plan fluctuates due to gains and losses associated with the selected investment options. The amounts credited to participant accounts under the Executive Plan are not held in a trust, and all such amounts are subject to the claims of Forest's creditors.

        The following table provides information concerning contributions to the Executive Plan by each of the named executive officers and by Forest and the aggregate earnings in the Executive Plan and salary deferred compensation plans during 2012:

Name (a)	Executive Contributions in Last FY ($)(b)(1)	Registrant Contributions in Last FY ($)(c)(2)	Aggregate Earnings in Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)(3)

Patrick R. McDonald	N/A	N/A	N/A	N/A	N/A

Michael N. Kennedy	57,419	15,026	18,963	0	523,464

Cyrus D. Marter IV	32,573	14,228	41,286	0	280,419

Glen J. Mizenko	119,329	12,326	151,040	0	1,398,519

Victor A. Wind	12,027	9,680	10,290	0	313,406

H. Craig Clark(4)	71,284	11,524	212,249	0	2,354,941

(1)
Amount contributed to the Executive Plan by each NEO is included in the amount reflected in the "Salary" column of the Summary Compensation Table above.

(2)
Amount contributed to the Executive Plan by Forest for each NEO is included in the amount reflected in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
Aggregate amounts reported as compensation to each NEO in the Summary Compensation Table for fiscal years 2006 through 2011 (or that would have been reported if the individual had been an NEO during such time) are as follows: Mr. McDonald, N/A; Mr. Kennedy, $430,895; Mr. Marter, $187,520; Mr. Mizenko, $30,857, Mr. Wind, $292,534, and Mr. Clark, $1,212,345.

(4)
On June 21, 2012, the employment of Mr. Clark as President and Chief Executive Officer was terminated. On October 5, 2012, Mr. Clark resigned as a non-employee director.

Potential Payments Upon Termination or Change-of-Control

        None of Forest's executive officers have employment agreements with Forest, and their employment may be terminated at any time at the discretion of the Board. As described below, Forest has entered into severance agreements with each of the named executive officers that provide for certain payments and other benefits if the officer's employment is terminated under certain circumstances within two years following a change-of-control.

        Forest traditionally has provided for the accelerated vesting of equity awards upon a single-trigger change-of-control event. However, beginning with the equity awards granted to Mr. McDonald in September 2012, upon his appointment as our President and Chief Executive Officer, Forest's equity awards have been amended to provide for vesting in connection with a change-of-control event only if the successor entity does not assume or replace the award with an award substantially similar in all economic respects, or if the executive is terminated involuntarily following the change-of-control. Forest's severance agreements now also provide for only double-trigger severance benefits to the executive officers. The rationale for providing the benefits within the severance agreements and the equity compensation awards has been provided above in "Compensation Discussion and Analysis."

        Severance Agreements with the NEOs.    Forest entered into a severance agreement with Mr. McDonald in October, 2012. All Forest severance agreements entered into prior to that time, including severance agreements with our other named executive officers, were terminated by the Compensation Committee on December 17, 2012, at the end of their most recent term, and Forest entered into new severance agreements with each of the named executive officers, other than Mr. McDonald, effective December 18, 2012. These new severance agreements, including Mr. McDonald's, provide for certain payments and benefits if the executive is Involuntarily Terminated (as defined below) within two years following a change-of-control of Forest. See below for a summary of the term "change-of-control."

        Under the severance agreements, an executive will be considered Involuntarily Terminated if his employment is terminated for any reason other than cause, death, disability, or his resignation (other than a resignation within 60 days after receiving notice of a "change of duties"). A "change of duties" is generally defined under the severance agreements as a significant and adverse change in the executive's authorities or duties, a material reduction in the executive's annual base salary, a material reduction in the annual grant date value of long-term cash and equity compensation grants, or a change in the executive's principal place of employment by more than 50 miles, if such change results in an increase in the executive's commute from his principal residence. Forest's "change of duties" definition is commonly referred to as a "Good Reason" termination at many of its peer companies. Generally, as a condition to receiving any payments under a severance agreement, the executive must release Forest in writing from all claims and causes of action arising out of the executive's employment or his termination of employment, and agree not to compete with or solicit employees of Forest for a period of two years following his termination of employment. The severance agreements run in perpetuity. However, the Compensation Committee has the right to terminate or modify the severance agreements upon not less than one year's advance written notice, provided that such termination or modification shall not take effect prior to the date that is 30 months following the effective date of the agreement or, if a change-of-control occurs while the agreement is in effect, 30 months following such change-of-control. See the table, "Potential Severance Payments and Benefits Upon Termination or Change-of-Control" below, for additional information.

        Change-of-Control.    Each of the named executive officer's severance agreements includes a definition of a "change-of-control" that is intended to comply with applicable definitions and requirements of Section 409A of the Code and applicable regulations. Generally, under the agreements, a "change-of-control" means the occurrence of any one of the following types of events:

  •
  One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 30% of the total fair market value or total voting power of Forest's stock;

  •
  Individuals who, as of the effective date of the agreement, constitute the board of directors, or an incumbent board, cease for any reason to constitute at least a majority of the board; provided that any individual who becomes a director subsequent to the effective date of the agreement (other than an individual whose initial assumption of office occurs as a result of an actual or threatened election contest) and whose nomination or election was approved by at least a majority then comprising the incumbent board shall be considered as a member of the incumbent board;

  •
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Forest or any of its subsidiaries, a sale or other disposition of more than 60% of the total gross fair market value of Forest's assets immediately prior to such sale or other disposition, or the acquisition of assets or securities of another entity by Forest, in each case unless (i) substantially all of the individuals and entities that were the beneficial owners of Forest's common stock and voting securities beneficially own, directly or indirectly, more than 50% of the common equity securities and voting power of the resulting entity in substantially the same proportions as they did prior to the transaction, (ii) no individual or entity owns 30% or more of the common equity securities of the resulting entity, and (iii) a majority of the members of the board of directors of the resulting entity were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving such transaction; or

  •
  Forest's shareholders approve a complete liquidation or dissolution of Forest.

        Severance Payments Following a Change-of-Control.    In the event any of the named executive officers' employment with Forest is Involuntarily Terminated as described above within 24 months after the date upon which a change-of-control occurs, the executive will receive the following severance benefits under his respective severance agreement or equity award agreement:

  •
  a cash severance payment consisting of a lump sum payment in an amount equal to 2.5 times the sum of (i) the greater of (a) his annual base salary in effect on the date of the Involuntary Termination, (b) his annual base salary at the annual rate in effect 60 days prior to the date of the Involuntary Termination, or (c) his annual base salary in effect immediately prior to the change-of-control, plus (ii) his annual bonus most recently paid; provided, that if the NEO was employed by Forest for only a portion of the year with respect to which such bonus was paid, then the annual bonus shall equal (A) an amount determined by annualizing the bonus received by the executive in respect of such partial year based on the ratio of the number of days the executive was employed by Forest during such year to 365 days or (B) the annual bonus earned by the executive (whether or not previously paid) in respect of the year immediately preceding the date of his Involuntary Termination, if the executive has not received a bonus in respect of such partial year by the date of his Involuntary Termination; provided, further, that if the executive has not received an annual bonus from Forest at any time prior to the date of his Involuntary Termination, then the annual bonus shall equal the amount of the executive's target annual bonus for the year in which such termination occurs. The cash severance payment shall be paid 60 days after an Involuntary Termination, unless required by Section 409A of the Code to be paid at a later date;

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 24 months, in general without any cost to the executive other than income tax imposed on the NEO with respect to the value of such continued coverage (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period);

  •
  vesting of all outstanding stock options, restricted stock, and cash-settled phantom stock units to the extent described in the applicable award agreement; for awards granted prior to October 1, 2012, vesting will occur upon the change-of-control, whereas for grants on or after that date, vesting will occur in connection with a change-of-control only if the successor entity does not assume or replace the award with an award substantially similar in all material economic respects, or if the executive subsequently suffers an Involuntary Termination;

  •
  outstanding stock options will remain exercisable for a period of 12 months following the executive's last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option);

  •
  with respect to the performance unit awards granted prior to October 1, 2012, the executive will be entitled to receive a number of shares of common stock that would have been earned based on Forest's total shareholder return in comparison to its peer companies, assuming the date of the change-of-control as the last day of the performance period. In addition, in the event of a change-of-control the Compensation Committee may elect, in its sole discretion, to have Forest satisfy the executive's rights in respect of any performance units, in whole or in part, by making a cash payment in lieu of shares of Forest common stock;

  •
  with respect to the performance unit awards granted on or after October 1, 2012, if the successor entity does not assume or replace such awards with awards substantially similar in all material respects, the executive will be entitled to receive a number of shares of common stock that would have been earned based on Forest's total shareholder return in comparison to its peer companies, assuming the date of change-of-control as the last day of the performance period. In addition, in the event of a change-of-control the Compensation Committee may elect, in its sole discretion, to have Forest satisfy the executive's rights in respect of any performance units, in whole or in part, by making a cash payment in lieu of shares of Forest common stock;

  •
  with respect to Mr. Kennedy's cash-based award agreement, if the successor entity does not assume or replace such award with an award substantially similar in all material respects, Mr. Kennedy will be entitled to receive a payment determined by multiplying (i) the initial cash amount specified in the agreement, or $268,173 (less the percentage of such amount that has already vested), by (ii) the percentage increase or decrease in the fair market value of a share of Forest's common stock from the date of the agreement to the termination date (taking into account any dividends or distributions paid to shareholders on a share of common stock); and

  •
  if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the terms of the severance agreement Forest may reduce any such payment if such reduction will result in a greater net after-tax amount to be paid to the executive.

        Delayed Severance Payments.    Section 409A of the Code places restrictions on the timing of certain types of payments to the named executive officers and other officers, including the payments and benefits that may be payable under each officer's severance agreement. As a result, the severance agreements include restrictions that will delay the payment of any amount until a date that is six months after the date of the executive's termination of employment, or an earlier date to the extent such amount may be paid to the executive without being subject to additional taxes and interest under Section 409A of the Code. If the payment of any amount is delayed, the amounts of any payments that are delayed will accrue interest at the prime rate announced by JPMorgan Chase Bank from the date that such payment would have been made had Section 409A of the Code and the six-month payment restrictions not applied to the actual date the amount is paid to the executive.

        Severance Payments Upon Termination Not Involving a Change-of-Control.    As noted above, our executives' severance agreements now provide for severance payments only if the executive is involuntarily terminated within two years of a change-of-control. However, all of our equity agreements still provide that the award will vest and be payable in accordance with the terms thereof in the event the executive suffers an Involuntary Termination.

        Payments Upon Retirement or Death or Disability.    If a named executive officer retires in accordance with Forest's normal retirement policies, or his employment is terminated as a result of death or disability, he will receive various benefits as reflected in the following table, which are generally available to all Forest employees. Forest's retirement policy states than an individual may retire when he has attained the age of 65, or, if earlier, after attaining age 55 but having also completed 15 years of service with Forest. Under the terms of Forest's forms of stock options, restricted stock agreements, and cash-settled phantom stock unit agreements, upon death, disability, or, in the case of stock options (but not restricted stock, cash-settled phantom stock units, performance units or cash-based awards), retirement, any vesting or forfeiture provisions will lapse and the executive will be entitled to receive the underlying shares and any outstanding stock options will remain exercisable for a period of 12 months. With respect to the performance unit award agreements and the cash-based award agreement, upon death or disability the executive will be entitled to receive the stock or cash, as the case may be, that he would have received assuming the date of death or disability as the end of the applicable performance period and reducing the payout by the ratio of total months employed during the performance period by the full number of months in the performance period. With respect to restricted stock, cash-settled phantom stock units, performance units, and the cash-based award, Forest may, in its discretion, accelerate the vesting or lapse of forfeiture restrictions upon the retirement of the executive. In addition, upon attaining age 65 or termination of employment due to death or disability, a participant in Forest's 401(k) Plan (including a named executive officer who is a participant) will have a 100% vested interest in his accounts under such plan. Generally, the Forest benefit and incentive plans define retirement as a voluntary resignation on or after reaching age 62 and 15 years of qualifying service, although Forest's 401(k) Plan provides that retirement means reaching age 65. None of the named executive officers are currently eligible to receive any retirement benefits.

        Summary of Forest's Payment Obligations and other Benefits Upon Termination of Employment.    The following table summarizes Forest's payment obligations and the continuation of benefits to the named executive officers under various termination circumstances and assumes that the termination occurred on December 31, 2012.

	Termination as a Result of

	Resignation for Good Reason or Termination Without Cause		Change-of- Control(1)		For Cause or Without Good Reason	Voluntary Resignation	Retirement		Death or Disability

Unpaid base salary through date of termination	x		x		x	x	x		x

Accrued but unpaid vacation	x		x		x	x	x		x

Earned but unpaid annual incentive compensation			x

Unpaid deferred compensation	x		x		x	x	x		x

Unpaid reimbursements	x		x		x	x	x		x

Multiple of (a) base salary plus (b) amount equal to annual incentive bonus for last year			x

Continued medical and dental benefits(2)	x		x				x	(3)

Full and immediate vesting under stock option agreements	x	(4)	x	(4)			x		x

Full and immediate vesting under restricted stock agreements	x	(4)	x	(4)					x

Full and immediate vesting under cash settled phantom stock unit agreements	x	(4)	x	(4)					x

Vesting of earned performance units	x	(4)							x

Vesting of cash-based awards	x	(4)	x	(4)					x

Disability income or life insurance payments									x

(1)
Includes payments and benefits that may be available under the NEO's severance agreement and assumes the NEO's employment is Involuntarily Terminated within 24 Months after a change-of-control.

(2)
Upon a change-of-control, the NEOs (and their spouses and eligible dependents) will receive these benefits for 24 Months.

(3)
Retiree medical benefits require retirement on or after reaching age 62 and 15 years of continuous qualifying service. None of the NEOs are currently eligible to receive any retirement benefits.

(4)
Equity awards granted prior to October 1, 2012, vest upon a change-of-control regardless of termination. Equity awards granted since October 1, 2012, provided for vesting upon a change-of-control only if (i) the surviving entity does not assume or replace such awards with awards substantially similar in all economic respects, or (ii) an Involuntary Termination occurs within 24 Months.

        Potential Severance Payments and Benefits Upon Termination or Change-of-Control.    The following table assumes that each of the named executive officers terminated employment (other than as a result of death, disability, or retirement) with Forest on December 31, 2012. On that date, the closing price of Forest's common stock was $6.69. These amounts are in addition to any benefits generally available to all U.S. employees upon a involuntary termination without cause, such as distributions from the 401(k) Plan, the payment of accrued vacation, and, subject to the terms of restricted stock, phantom stock unit, performance unit, option, and cash-based award agreements, the right to exercise or receive vested stock options, stock awards, cash-settled phantom awards, and cash-based awards. These amounts represent our best estimates, as the actual amounts to be paid to the NEOs can only be determined on the actual date of separation.

			Long-Term Incentive Plans(2)

										Total Value of Payments and Accelerated Vesting of Shares ($)(6)
Name/	Termination or Resignation Scenario	Severance & Bonus ($)(1)	Value of Accelerated Restricted Stock ($)	Value of Accelerated Cash-Settled PSUs ($)	Value of Accelerated Performance Units ($)	Value of Cash-Based Awards ($)	Executive Deferred Compensation Plan ($)(3)	Other Benefits ($)(4)	Excise Tax & Gross-Up ($)(5)

Patrick R. McDonald-President and Chief Executive Officer

Involuntary-Not Within 24 Months of a Change-of-Control		0	1,331,350	N/A	1,246,079	N/A	N/A	0	0	2,577,430

Involuntary-Within 24 Months After a Change-of-Control		3,250,000	1,331,350	N/A	1,246,079	N/A	N/A	90,727	0	5,918,156

Voluntary resignation(7)		0	0	N/A	0	N/A	N/A	0	0	0

Termination For Cause(7)		0	0	N/A	0	N/A	N/A	0	0	0

Michael N. Kennedy-Executive Vice President and Chief Financial Officer

Involuntary-Not Within 24 Months of a Change-of-Control		0	735,900	525,165	0	268,173(8)	523,464	0	0	2,052,702

Involuntary-Within 24 Months After a Change-of-Control		1,662,500	735,900	525,165	0	268,173(8)	523,464	90,727	0	3,805,929

Voluntary resignation(7)		0	0	0	0	0	523,464	0	0	523,464

Termination For Cause(7)		0	0	0	0	0	523,464	0	0	523,464

Cyrus D. Marter IV-Senior Vice President, General Counsel and Secretary

Involuntary-Not Within 24 Months of a Change-of-Control		0	468,300	802,800	0	N/A	280,419	0	0	1,551,519

Involuntary-Within 24 Months After a Change-of-Control		1,537,500	468,300	802,800	0	N/A	280,419	90,727	0	3,179,746

Voluntary resignation(7)		0	0	0	0	N/A	280,419	0	0	280,419

Termination For Cause(7)		0	0	0	0	N/A	280,419	0	0	280,419

Glen J. Mizenko-Senior Vice President, Mid-Continent Region

Involuntary-Not Within 24 Months of a Change-of-Control		0	468,300	802,800	0	N/A	1,398,519	0	0	2,669,619

Involuntary-Within 24 Months After a Change-of-Control		1,562,500	468,300	802,800	0	N/A	1,398,519	90,727	0	4,322,846

Voluntary resignation(7)		0	0	0	0	N/A	1,398,519	0	0	1,398,519

Termination For Cause(7)		0	0	0	0	N/A	1,398,519	0	0	1,398,519

Victor A. Wind-Senior Vice President, Chief Accounting Officer, Corporate Controller, and Treasurer

Involuntary-Not Within 24 Months of a Change-of-Control		0	434,850	669,000	0	N/A	313,406	0	0	1,417,256

Involuntary-Within 24 Months After a Change-of-Control		1,350,000	434,850	669,000	0	N/A	313,406	90,727	0	2,857,983

Voluntary resignation(7)		0	0	0	0	N/A	313,406	0	0	313,406

Termination For Cause(7)		0	0	0	0	N/A	313,406	0	0	313,406

H. Craig Clark-Former President and Chief Executive Officer(9)

Involuntary-Not Within 24 Months of a Change-of-Control		0	0	0	0	0	0	0	0	0

Voluntary resignation		0	0	0	0	0	0	0	0	0

Termination For Cause		0	0	0	0	0	0	0	0	0

(1)
Reflects the cash benefits payable in the event of a termination under the executive's severance agreement. The amount includes the executive's annual base salary and, in the event of termination within 24 Months of a change-of-control, annual bonus. Bonus amounts are based on AIP bonuses paid to the NEOs other than Mr. McDonald during 2012. Because Mr. McDonald had not yet received a bonus as of December 31, 2012, the estimated bonus amount attributed to him is $650,000, or his AIP target, in accordance with the terms of his severance agreement.

(2)
Reflects the value of shares of restricted stock, performance units, and cash-settled phantom stock units awarded under the terms of Forest's stock incentive plans, Mr. Kennedy's time-based cash-based award, and related agreements that would become non-forfeitable or vest, respectively, upon the indicated event. The performance units amounts represent a number of shares vested equal to 0% for each NEO, other than Mr. McDonald, of the initial performance units awarded, based on Forest's total shareholder return ranking among its peers as of December 31, 2012, for the performance periods beginning on April 1, 2010, April 1, 2011, and March 1, 2012. The performance units amount for Mr. McDonald represents a number of shares vested equal to 67%, of the initial performance units awarded, based on Forest's total shareholder return ranking among its peers as of December 31, 2012, for the performance period beginning on September 12, 2012. Each named executive officer's stock options are fully vested and, upon termination, he would have the right to exercise all vested, unexercised stock options. The amounts shown in the table are based on the closing price of a share of Forest common stock on December 31, 2012, or $6.69. In the event of an Involuntary Termination upon a Change-of-Control, the NEOs will have a period of 12 months to exercise their stock options instead of the three months generally available to employees. See the caption "Outstanding Equity Awards at Fiscal Year-End" above, for details regarding the securities held by the NEOs at December 31, 2012. See footnote (6) below for an explanation of the amounts in the column titled "Value of Cash-Based Awards."

(3)
Reflects the amount payable to the NEOs, other than Mr. McDonald, under the Executive Plan as of December 31, 2012. Mr. McDonald did not participate in the Executive Plan.

(4)
Reflects the cost of continued medical and dental coverage for the executive, his spouse, and any dependents at least equal to the cost of such coverage had the executive not been terminated. With respect to each NEO, the amount assumes this insurance coverage for 24 Months after an involuntary termination following a change-of-control.

(5)
In the past, all of the severance agreements with Forest's officers contained an excise tax gross-up provision for any "golden parachute" excise taxes within the meaning of Section 280G of the Code. In the severance agreement with Mr. McDonald, upon his election as Chief Executive Officer, and in the new severance agreements to the other officers upon the termination of their old agreements in December 2012, the Compensation Committee did not include an excise tax gross-up provision. Instead, the new forms use a "best net approach." which provides that, if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to the officer. In any event, no tax gross-up will be provided.

(6)
The amounts assume that the timing of any payment or benefit is not delayed. If Forest delays making any payment or providing any benefit as a result of a determination that a delay in any such payment or benefit is required pursuant to Section 409A of the Code, then Forest will pay interest on any delayed payment from the date the payment should have been made until the time the payment is actually made. Interest, if any, due with respect to any such required delay in the receipt of the NEO's Cash Severance Payment shall be calculated at the prime or base rate of interest announced by JPMorgan Chase Bank or its successor. Any payment amount not made when due shall accrue interest at the rate of 10 percent plus the prime rate announced by JPMorgan Chase Bank.

(7)
Upon a voluntary resignation (other than under circumstances pursuant to which a NEO's employment would be considered Involuntarily Terminated as described under Severance Agreements with the NEOs above) or termination for cause, the NEO would not receive any additional payments, except: (i) amounts generally payable to any terminating employee, including accrued vacation, their vested 401(k) Plan balance, the delivery of any vested shares awarded under the stock incentive plan, and vested, unexercised options, which may be exercised for a period of three months following termination; and (ii) amounts held for their benefit under the Executive Plan.

(8)
Reflects a value at December 31, 2012, for Mr. Kennedy's time-based cash-based award.

(9)
Mr. Clark was terminated as President and Chief Executive Officer on June 21, 2012.

Compensation Practices and Risk

        The Compensation Committee has engaged Meridian Compensation Partners, LLC, or Meridian, as its independent consultant with respect to compensation matters involving Forest's executive officers. In 2012, Meridian provided advice on various compensation matters, including the following:

  •
  developing a competitive compensation package for our new Chief Executive Officer;

  •
  the peer company group used with respect to our performance units and various components of the total compensation of our executive officers; and

  •
  the special retention awards provided certain named executive officers in November 2012.

Meridian reports directly to the Compensation Committee, which has authority under its charter to retain compensation consultants at Forest's expense, although its representatives may also meet with management from time to time.

        During 2012, our Vice President of Human Resources also retained Meridian on behalf of Forest to provide advice with respect to officer equity grants and salary increases. Meridian's recommendations were presented to the Compensation Committee, which made the final decision on those matters. The amount paid by Forest for such services was less than $58,000.

Director Compensation

        Forest uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Board. During 2012, each non-employee director received an annual cash retainer of $60,000, prorated for the portion of the year he was engaged as a director. Each non-employee member of the Board who serves on the standing committees of the Board also receives a cash retainer for such services. The Audit Committee members receive an annual cash retainer of $15,000, and the Chairman of the Audit Committee receives $30,000. Members of the other standing committees of the Board receive an annual cash retainer in the amount of $5,000, and the Chairmen of the other committees receive an amount equal to $10,000; however, members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

        In addition, during 2012, each non-employee director other than Mr. Carty and Mr. Clark received a restricted stock award for 14,006 shares under the 2007 Plan. Each such award was granted on the date of the annual meeting, May 8, 2012, and reflected the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $150,000 by the fair market value of a share of common stock on the date of the award. In connection with Mr. Lightner's service as non-executive Chairman of the Board, he did not receive an additional retainer or Board fees; however, in recognition of his services as non-executive Chairman of the Board, he received a special equity award of 7,003 shares of Forest restricted stock under the 2007 Plan, which reflected the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $75,000 by the fair market value of a share of common stock on the May 8, 2012. Mr. Carty joined our Board on October 22, 2012. Pursuant to the 2007 Plan, upon his election to the Board, Mr. Carty received a restricted stock award of 17,463 shares on October 22, 2012, which was the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $150,000 by the fair market value of a share of common stock on the date of the award. Mr. Clark served part of the year as a non-employee director, but did not receive a stock award other than that which he received in March 2012 while he was still employed as our President and Chief Executive Officer. The shares included in the directors' restricted stock awards are subject to forfeiture restrictions that will lapse on the first anniversary of the date of the award. All non-employee directors are reimbursed by Forest for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

        The following table provides information concerning compensation paid to non-employee directors for the fiscal year ended December 31, 2012. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans. Neither Mr. McDonald nor Mr. Clark received separate compensation as a non-employee director during the time that they were also employed by the Company.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(g)	Total ($)(h)

Loren K. Carroll(2)	82,500	150,004	0	N/A	N/A	0	232,504

Richard J. Carty(3)	15,000	150,007	0	N/A	N/A	0	165,007

Dod A. Fraser(4)	95,000	150,004	0	N/A	N/A	0	245,004

James H. Lee(5)	91,250	150,004	0	N/A	N/A	0	241,254

James D. Lightner(6)	75,000	225,006	0	N/A	N/A	0	300,006

Patrick R. McDonald(7)	42,500	150,004	0	N/A	N/A	0	192,504

Raymond I. Wilcox(8)	72,500	150,004	0	N/A	N/A	0	222,504

H. Craig Clark(9)	15,000	0	0	N/A	N/A	0	15,000

(1)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. A discussion of the assumptions made in determining the grant date value are set forth under Note 6 to Forest's 2012 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
As of December 31, 2012, Mr. Carroll had 14,006 shares of restricted stock subject to forfeiture restrictions and 15,200 options outstanding.

(3)
As of December 31, 2012, Mr. Carty had 17,463 shares of restricted stock subject to forfeiture restrictions and no options outstanding.

(4)
As of December 31, 2012, Mr. Fraser had 14,006 shares of restricted stock subject to forfeiture restrictions and 49,079 options outstanding.

(5)
As of December 31, 2012, Mr. Lee had 14,006 shares of restricted stock subject to forfeiture restrictions and 49,079 options outstanding.

(6)
As of December 31, 2012, Mr. Lightner had 21,009 shares of restricted stock subject to forfeiture restrictions and 26,493 options outstanding.

(7)
Awards for Mr. McDonald reflected in this table include only awards that he received as a result of his service as a non-employee director. See "2012 Grants of Plan-Based Awards" table above, for information concerning his equity awards received upon his appointment as President and Chief Executive Officer. As of December 31, 2012, Mr. McDonald had 14,006 shares of restricted stock that he received as a non-employee director subject to forfeiture restrictions and 37,786 options outstanding.

(8)
As of December 31, 2012, Mr. Wilcox had 14,006 shares of restricted stock subject to forfeiture restrictions and no options outstanding.

(9)
On June 21, 2012, the employment of Mr. Clark as President and Chief Executive Officer was terminated. He remained a member of the board and received a $15,000 cash retainer for his service as a non-employee director from June 21, 2012 until his resignation from the board on October 5, 2012.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information, as of December 31, 2012, relating to Forest's equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,459,176	(1)	$17.8555	(2)	3,272,938	(3)

Equity compensation plans not approved by security holders	290,000	(4)(5)	N/A		0

Total	2,749,176				3,372,938

(1)
Includes (i) shares underlying outstanding stock options to purchase shares of Forest's common stock under Forest's 2001 Stock Incentive Plan and the 2007 Plan, and (ii) an aggregate of 1,588,360 shares issuable under performance unit awards granted under Forest's 2007 Plan, and assumes a maximum payout of 200%. Under the terms of the performance unit award agreements, each performance unit represents a contractual right to receive one share of Forest common stock; provided that the actual number of shares that may be deliverable under the award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group over a thirty-six month performance period. The amount in this column assumes the maximum 200% payout.

(2)
Amount reflects only the weighted-average exercise price of outstanding stock options as of December 31, 2012.

(3)
Includes shares of Forest's common stock available for issuance under (i) Forest's Employee Stock Purchase Plan, and (ii) the 2007 Plan. As of December 31, 2012, 136,441 shares of common stock were available for future issuance under the Employee Stock Purchase Plan, and 3,136,497 shares of common stock were available for future issuance under the 2007 Stock Plan. Under the terms of the outstanding performance unit award agreements, each performance unit represents a contractual right to receive one share of Forest common stock; provided that the actual number of shares that may be deliverable under the award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group over a thirty-six month performance period. This column assumes the maximum number of shares that may be issued to the respective participants under the terms of the performance unit award agreements. As of December 31, 2012, the actual payout under all outstanding performance awards would have been 89,110 shares, assuming the performance period had ended on that date.

(4)
Consists of 290,000 shares issuable under a performance unit award to Mr. McDonald granted under the Inducement Award Exemption. This award does not satisfy the requirements of "performance-based" compensation for purposes of Section 162(m) of the Code, and assumes a maximum payout of 200%. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units identified in the award, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period. The amount in this column assumes the maximum 200% payout. As of December 31, 2012, the actual payout under this award would have been 97,150 shares, assuming the performance period ended on that date.

(5)
As discussed in "Compensation Discussion and Analysis-Long Term Incentive Awards," in order to avoid the potential of exceeding certain share limitations set forth in the 2007 Plan, Mr. Kennedy received a special retention time-based cash award. Although denominated in dollars and payable in cash, Mr. Kennedy's cash-based award has been accounted for as an equity-incentive award under FASB ASC Topic 718. The grant-date fair value of the time-based award is $281,370. This award was not granted pursuant to the 2007 Plan, and therefore has not been approved by the shareholders.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 15, 2013, there were 119,323,668 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 15, 2013 concerning persons known to Forest to be the beneficial owner of more than 5% of outstanding shares of Forest common stock. This information is based on information filed with the SEC and information provided to Forest. The number of shares beneficially owned by each person is determined by SEC rules, and the information is not necessarily indicative of ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Steven A. Cohen. 72 Cummings Point Road Stamford, CT 06902	11,589,700	(2)	9.71%

Owl Creek Asset Management, L.P. 640 Fifth Avenue, 20th Floor New York, NY 10019	11,198,895	(3)	9.39%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	9,852,249	(4)	8.26%

Kensico Capital Management Corp. 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830	7,743,100	(5)	6.49%

GW Capital, Inc. 10900 NE 8th Street, Suite 750 Bellevue, WA 98004	6,445,762	(6)	5.40%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,434,221	(7)	5.39%

(1)
Based on 119,323,668 shares of common stock outstanding as of March 15, 2013.

(2)
As reported on a Schedule 13G filed on January 31, 2013, Steven A. Cohen has shared voting and shared dispositive power with respect to all 11,589,700 shares.

(3)
As reported on a Schedule 13G filed on February 14, 2013, Owl Creek Asset Management, L.P. has shared voting and shared dispositive power with respect to all 11,198,895 shares.

(4)
As reported on a Schedule 13G filed on February 1, 2013, BlackRock, Inc. has sole voting and sole dispositive power with respect to all 9,852,249 shares.

(5)
As reported on Schedule 13G filed on February 13, 2013, Kensico Capital Management Corp. has shared voting and shared dispositive power with respect to all 7,743,100 shares.

(6)
As reported on Schedule 13G filed on February 12, 2013, GW Capital, Inc. has sole voting power with respect to 4,308,381 shares and sole dispositive power with respect to 6,445,762 shares.

(7)
As reported on Schedule 13G filed on February 13, 2013, The Vanguard Group has sole voting power with respect to 180,736 shares, sole dispositive power with respect to 6,257,785 shares, and shared dispositive power with respect to 176,436 shares.

Security Ownership of Management

        The following table shows, as of March 15, 2013, the number of shares of Forest common stock beneficially owned by:

  •
  Forest's directors and the director nominees;

  •
  the executive officers of Forest named in the Summary Compensation Table under the caption "Executive Compensation"; and

  •
  all Forest directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. As described above, under these rules, beneficial ownership includes any shares as to which the person has shared or sole voting power or investment power and also any shares that such person has the right to acquire within 60 days after March 15, 2013 through the exercise of any option or other rights.

	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Common Stock Owned	Options Currently Exercisable Within 60 Days(1)	Total Beneficial Ownership	Percent of Class(2)

Loren K. Carroll	31,684	15,200	46,884	*

Richard J. Carty	51,463	0	51,463	*

Dod A. Fraser	39,619	49,079	88,698	*

Michael N. Kennedy	146,602	11,293	157,895	*

James H. Lee	38,539	49,079	87,618	*

James D. Lightner	96,532	26,493	123,025	*

Cyrus D. Marter IV	121,788	31,621	153,409	*

Patrick R. McDonald	219,684	37,786	257,470	*

Glen J. Mizenko	73,656	2,188	75,844	*

Raymond I. Wilcox	34,271	0	34,271	*

Victor A. Wind	98,945	16,120	115,065	*

H. Craig Clark	319,868	0	319,868	*

All current directors and executive officers as a group (14 persons, including 12 named above)	1,424,275	255,233	1,679,508	1.41%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Reflects the number of shares that could be acquired by May 14, 2013 through the exercise of stock options under the terms of Forest's stock plans and option agreements.

(2)
Based on 119,323,668 shares of common stock outstanding as of March 15, 2013.

 Stock Ownership Guidelines

        The Board has adopted stock ownership guidelines for directors and officers of Forest. The guidelines, as described below, are intended to further align the financial interests of our directors and officers with that of our shareholders.

        Director Stock Ownership Guidelines.    The ownership guidelines for directors provide that each director is encouraged to own a number of shares of Forest common stock equal in value to five times Forest's annual cash retainer for directors. The ownership level should be achieved by the later of December 31, 2015 or five years after the director is first appointed or elected, and should be maintained for all periods thereafter as long as such director remains on the Board.

        Officer Stock Ownership Guidelines.    The officer stock ownership guidelines provide that certain officers of Forest and its affiliates, as set forth in the guidelines or as may otherwise be determined by the Nominating and Corporate Governance Committee, are expected to hold an amount of stock equal in value to a multiple of two to five times their base salary, depending on their position and responsibilities. Of our named executive officers, our Chief Executive Officer is expected to hold stock equal in value to five times his base salary, whereas the other named executive officers are expected to hold an amount of stock equal in value to three times their respective base salaries. Current officers to whom the guidelines apply, other than Mr. McDonald, must achieve the prescribed ownership level by December 31, 2015. Mr. McDonald must achieve the prescribed ownership level by September 12, 2017. Officers to whom the guidelines become applicable in the future are expected to achieve the prescribed holdings within five years of the date on which the guidelines become applicable to them.

PROPOSAL NO. 2-ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

        As more fully described under the heading "Executive Compensation-Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to company and individual performance.

        Shareholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement, beginning on page 15, which discusses how our executive compensation policies implement our compensation philosophy, and the remainder of the "Executive Compensation" section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The Compensation Committee and the Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

        As indicated above in the "Compensation Discussion and Analysis" section of this proxy statement, Forest has made several changes to its compensation practices in connection with the transition to a new President and Chief Executive Officer. These changes include:

  •
  revising the forms of officer severance agreements (i) to eliminate excise tax gross-up provisions and (ii) generally to limit severance benefits to instances of involuntary terminations occurring in conjunction with a change-of-control;

  •
  revising the forms of long-term equity compensation award agreements to limit accelerated vesting in connection with a change-of-control to instances (i) of involuntary terminations occurring in conjunction with a change-of-control or (ii) when the surviving entity does not assume the award or replace it with another award that is substantially similar in all economic respects;

  •
  revising the peer group used for purposes of the Committee's determination of Mr. McDonald's base salary and his performance unit awards (and for all other executives beginning in 2013);

  •
  adopting a formal claw-back policy for executive officers.

These changes are in addition to the adoption of Director and Executive Officer Stock Ownership Guidelines adopted in 2011, and were made despite the significant retention issues Forest has faced recently.

        We are asking our shareholders to indicate their support for our executive compensation as described in this proxy statement, including the significant changes in our compensation practices since the last annual meeting of our shareholders. This proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that Forest's shareholders hereby approve, on an advisory (non-binding) basis, the compensation paid to Forest's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure."

        This vote is advisory only, and therefore not binding on Forest, the Compensation Committee or the Board. Moreover, the outcome of the vote does not create any fiduciary obligations for the Board or our officers. However, our Board and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote in making future compensation decisions.

        Forest has adopted a policy providing for annual advisory votes on executive compensation. Unless the Board modifies this policy, the next advisory vote on compensation following this vote will be held at our 2014 Annual Meeting of Shareholders.

Vote Required

        Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY RESOLUTION APPROVING, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF FOREST'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

 PROPOSAL NO. 3-APPROVAL OF ADDITIONAL 750,000 SHARES FOR ISSUANCE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN

        At the meeting, you will be asked to approve an amendment to Forest's 1999 Employee Stock Purchase Plan, or the Purchase Plan, to make an additional 750,000 shares of common stock available for issuance under the Purchase Plan, bringing the total number of shares authorized for issuance to 1,550,000 shares of common stock. This proposed change is set forth in the copy of the Purchase Plan that is attached as Appendix A. The Board is asking shareholders to approve the amendment to the Purchase Plan as it is an integral component of Forest's efforts to attract and retain employees, and provides employees the opportunity to invest in Forest's common stock at an attractive price. As of February 28, 2013, 663,559 shares of common stock had already been issued under the Purchase Plan.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN ADDITIONAL 750,000 SHARES FOR ISSUANCE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

Vote Required

        Approval of the proposed amendment to the Purchase Plan requires the affirmative vote of a majority of the votes cast.

Summary of the Purchase Plan

        The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Appendix A.

General

        The purpose of the Purchase Plan is to provide an incentive for employees of Forest and its participating subsidiaries to acquire or increase a proprietary interest in Forest through the purchase of shares of Forest common stock.

Administration

        The Purchase Plan is administered by a committee appointed by the Board. The Employee Benefits Committee (as used in this section, the "Committee") administers the Purchase Plan and has the power to interpret the Purchase Plan. The decisions of the Committee are final and binding upon participants.

Eligibility

        Each employee of Forest, or any subsidiary of Forest designated by the Committee, is eligible to participate in the Purchase Plan if such employee is regularly scheduled to work more than 20 hours per week and more than five calendar months in any calendar year. An eligible employee may not participate if such employee would own (directly or indirectly), immediately after the grant, 5% of either the voting power or the value of Forest's stock. As of February 28, 2013, approximately 337 employees were eligible to participate in the Purchase Plan.

Shares Available under the Purchase Plan; Adjustments

        The number of shares of common stock that may be purchased by participating employees under the Purchase Plan will not exceed in the aggregate 1,550,000 shares. In the event that Forest common stock is changed by reason of any stock split, stock dividend, combination, recapitalization, or similar change in Forest's capital structure, appropriate proportional adjustments will be made by the Committee in the number of shares of common stock subject to the Purchase Plan, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Purchase Plan.

Participation in an Offering

        The Purchase Plan is implemented by option periods lasting three months, which coincide with the calendar quarter (option period). To participate in the Purchase Plan, each eligible employee must authorize payroll deductions. A participant may designate a specified whole dollar amount or an integral percentage of their eligible compensation to be deducted for each pay period and paid into the Purchase Plan for their account. The designated percentage may not be less than 1% nor more than 15%, subject to limitations. No employee will be granted an option under the Purchase Plan that permits the employee's rights to purchase common stock to accrue at a rate that exceeds $25,000 per calendar year. Unless an employee's payroll deductions are withdrawn, the aggregate payroll deductions credited to the employee's account will be used to purchase shares of common stock at the end of the three-month option period; provided, however, that the maximum number of shares of common stock that may be purchased by a participant under any quarterly option may not exceed 2,500 shares (subject to adjustment).

Purchase Price

        Shares of common stock may be purchased under the Purchase Plan at a price equal to 85% of the fair market value of the common stock on (i) the date of grant (which is the first day of the quarterly option period), or (ii) the date of exercise (which is the last day of the quarterly option period), whichever is less. On February 28, 2013, the closing price per share of Forest common stock was $5.80. The number of shares of Forest common stock a participant purchases in each option period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that option period by the purchase price.

Withdrawal

        A participant may not change the rate of his or her payroll deductions during an option period. However, a participant may withdraw in whole, but not in part, from the Purchase Plan, at any time prior to the date of exercise relating to a particular option period by timely delivering a notice of withdrawal in the manner specified by the Company. Forest will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

Termination of Employment

        If the employment of a participant terminates for any reason (except as described in the next sentence), then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant's account, or (ii) exercise the participant's option for the purchase of common stock at the end of the option period during which the termination of employment occurred. If no such election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected the second alternative.

Amendments and Termination

        The Purchase Plan may be amended at any time by the Board, except that no change in any option previously granted may be made that would impair the rights of participants without the consent of participants. The Board may terminate the Purchase Plan at any time. The Purchase Plan's term was recently extended until June 30, 2018, and it will continue until that time unless earlier terminated by the Board.

Merger, Consolidation, or Liquidation of the Company

        If Forest is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if Forest is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options for all options then outstanding, (i) the date of exercise for all options then outstanding will be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options will expire and Forest will promptly refund to each participant the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or her or used upon exercise of options.

New Plan Benefits

        Because benefits under the Purchase Plan, as proposed to be amended, will depend on employees' elections to participate and the fair market value of Forest common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment to the Purchase Plan is approved by shareholders. Non-employee directors are not eligible to participate in the Purchase Plan. The adoption of the amendment would not have affected the benefits received by or allocated to executive officers or other employees in 2012.

United States Federal Income Tax Consequences

        The following is a brief summary of certain of the United States federal income tax consequences relating to the Purchase Plan based on federal income tax laws currently in effect. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations, and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Code.

        United States Federal Income Tax Consequences to Participants.    A participant's payroll deductions to purchase shares of Forest common stock are made on an after-tax basis. There is currently no federal income tax liability to the participant when shares of Forest common stock are purchased pursuant to the Purchase Plan. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's United States federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

        If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (ii) 15% of the fair market value of the shares at the date of grant (the beginning of the applicable option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the option.

        If a disqualifying disposition of the shares is made by the participant (i.e., a disposition (other than by reason of death) within two years after the first day of the option period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        United States Federal Income Tax Consequences to Forest or the Participating Subsidiary.    Forest, or its participating subsidiary for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, Forest or such participating subsidiary can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable reporting obligations are satisfied, and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded (if applicable).

PROPOSAL NO. 4-APPROVAL OF AN AMENDMENT TO INCREASE THE ANNUAL INDIVIDUAL AWARD LIMITS UNDER THE 2007 STOCK INCENTIVE PLAN

        At the meeting, we are asking shareholders to approve separate amendments to Forest's 2007 Stock Incentive Plan, or the 2007 Plan. None of these proposed amendments to the 2007 Plan is dependent on approval of any of the other proposals. If any of Proposal No. 4, Proposal No. 5, and Proposal No. 6 are not approved by shareholders, the 2007 Plan will be amended only to the extent of the proposals that are approved.

        Under this Proposal No. 4, shareholders are being asked to approve an increase in the annual individual award limits set forth in Paragraph V(a) of the 2007 Plan. Currently, the maximum number of shares of Forest common stock that may be awarded to any individual during any calendar year is 266,000 (after adjustment to give effect for the spin-off of Lone Pine Resources, Inc. in 2011), and the maximum amount of compensation that may be paid under all performance awards denominated in cash granted during any one calendar year is $2,000,000. Shareholders are being asked to approve an amendment to the 2007 Plan to increase those annual limitations to 1,000,000 shares and $5,000,000 in cash, respectively. This proposed change is set forth in the copy of the 2007 Plan that is attached as Appendix B.

        The Board is asking shareholders to approve this amendment because awards under the 2007 Plan are an integral component of Forest's efforts to attract, retain, and provide additional incentives to all employees. The current annual limitations, which Forest believes are lower than those of its competitors, coupled with the recent low price of our common stock, have made it difficult in some instances to grant performance awards under the 2007 Plan to adequately compensate and incentivize certain management employees. Increasing the annual limits will allow Forest to grant larger performance awards, which are deductible pursuant to Section 162(m) of the Code.

Summary of the 2007 Plan

        The key provisions of the 2007 Plan are described in further detail on page 65.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO INCREASE THE ANNUAL INDIVIDUAL AWARD LIMITS UNDER THE 2007 STOCK INCENTIVE PLAN.

Vote Required

        Approval of the proposed amendment to the 2007 Plan to increase the annual individual award limits requires the affirmative vote of a majority of the votes cast.

PROPOSAL NO. 5-APPROVAL OF AN AMENDMENT TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE 2007 STOCK INCENTIVE PLAN

        At the meeting shareholders will also be asked to approve an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance pursuant to awards thereunder, bringing the total number of shares authorized for issuance to 9,513,767 shares of common stock (after adjustment to give effect for the spin-off of Lone Pine Resources, Inc.). This proposed change is set forth in the copy of the 2007 Plan that is attached as Appendix B.

        As of February 28, 2013, a total of 2,189,199 shares remained available for issuance under the 2007 Plan. The Board is asking shareholders to approve the increase in the number of shares available for issuance because awards under the 2007 Plan are an integral component of Forest's efforts to attract, retain, and provide additional incentives to all employees, not just management. In recent years several senior level officers and other key personnel have left Forest for competitors. Without approval of this amendment, Forest will be unable to provide incentive stock awards to its employees next year, and instead may be forced to provide cash-based awards or nothing at all. If Forest is unable to adequately compensate and incentivize its current employees with competitive equity compensation, it may lose even more key personnel to competitors, which would have a detrimental effect on Forest's future operations.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE 2007 STOCK INCENTIVE PLAN.

 Vote Required

        Approval of the proposed amendment to the 2007 Plan to increase the shares available for issuance requires the affirmative vote of a majority of the votes cast.

PROPOSAL NO. 6-APPROVAL OF AN AMENDMENT TO THE DEFINITION OF "CORPORATE CHANGE" UNDER THE 2007 STOCK INCENTIVE PLAN

        Shareholders will also be asked to approve an amendment to the definition of "Corporate Change" under the 2007 Plan. Currently, a "Corporate Change" is defined under Paragraph XI(c) of the 2007 Plan so as to occur when, among other things, "any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power)." The Board is recommending that the 40 percent threshold in the definition be changed to 30 percent, or such higher amount as may be set forth in an equity award. This proposed change is set forth in the copy of the 2007 Plan that is attached as Appendix B.

        Recently Forest entered into new severance agreements with its officers and certain key employees. The definition for "change-of-control" in those agreements includes, among other things, the acquisition of 30 percent of Forest's outstanding common stock or voting power. Forest chose the 30 percent threshold even though the most common change-of-control threshold, according to our independent compensation consultant, is 20 percent. The Board believes that it is important that all of Forest's agreements with employees and officers that provide for possible payment of compensation in the event of a change-of-control be consistent, to the extent reasonably possible. However, the Board also wishes to avoid conflict with previously-issued equity awards, and therefore is recommending that the corporate change threshold be lowered to 30 percent or such higher amount as may be set forth in an equity award.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DEFINITION OF "CORPORATE CHANGE" UNDER THE 2007 STOCK INCENTIVE PLAN.

 Vote Required

        Approval of the proposed amendment to the definition of "Corporate Change" under the 2007 Plan requires the affirmative vote of a majority of the votes cast.

 Summary of the 2007 Plan

        Set forth below is a summary of the principal terms of the 2007 Plan, as proposed to be amended, and other related information. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, as proposed to be amended, attached to this proxy statement as Appendix B.

Number of Shares Subject to the 2007 Plan and Award Limits

        If Proposal No. 4 to approve the annual individual award limits and Proposal No. 5 to approve the number of shares available for issuance under 2007 Plan are approved by the shareholders, or if only Proposal No. 5 is approved by shareholders but not Proposal No. 4, then the aggregate maximum number of shares of common stock that may be issued under the 2007 Plan will be increased by 800,000 shares, to 9,513,767 shares. If only Proposal No. 4 is approved by shareholders, the aggregate maximum number of shares of common stock that may be issued under the 2007 Plan will not increase, while the annual individual limit will increase to 1,000,000 shares. 6,524,568 shares of common stock (including options exercisable for shares of common stock and assuming maximum payout for performance unit awards) have been issued under the 2007 Plan as of February 28, 2013.

        These share limitations may be adjusted upon a reorganization, stock split, recapitalization, or other change in our capital structure. In addition, awards made under the 2007 Plan that terminate unexercised or are forfeited, and shares surrendered in payment of the purchase price of an award or withheld for payment of applicable taxes, will generally become available for future awards under the 2007 Plan. The individual annual share limitation does not apply to non-performance awards that may be settled only in cash. As proposed by Proposal No. 4, the maximum amount of compensation that could be paid under all performance awards under the 2007 Plan denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to any one individual during any calendar year cannot exceed $5 million. In addition, any payment due with respect to a performance award will be paid no later than 10 years after the date of grant of such performance award.

Eligibility and Participation in the 2007 Plan

        All employees, consultants and directors of Forest and its affiliates are eligible to participate in the 2007 Plan. The selection of those employees, consultants and directors, from among those eligible, who will receive incentive stock options, non-statutory stock options, restricted stock awards, performance awards, phantom stock awards or any combination thereof is within the discretion of the administrators of the 2007 Plan. However, non-discretionary director restricted stock awards will be awarded only to Forest's non-employee directors, and incentive stock options may be granted only to employees of Forest and its subsidiary corporations. As of February 28, 2013, approximately 346 individuals were potentially eligible to participate in the 2007 Plan, including six non-employee directors.

Administration

        The 2007 Plan is administered by a committee of directors, appointed by, the Board. The committee is comprised solely of two or more non-employee directors who also qualify as "outside directors" (within the meaning assigned to such term under section 162(m) of the Code). The Board has appointed the Compensation Committee (for purposes of this section, the "Committee") to administer the 2007 Plan.

        The Committee has full authority, subject to the terms of the 2007 Plan, to establish rules and regulations for the proper administration of the 2007 Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee considers such factors as an individual's duties and present and potential contributions to Forest's success. However, the

Committee does not have the authority or discretion to determine the number of shares of Forest's common stock that will be subject to non-discretionary director restricted stock awards as such number is determined automatically under the terms of the 2007 Plan. In addition, our Board has all of the powers under the 2007 Plan that have been granted to the Committee. Thus, the Board may, among other things, grant awards under the 2007 Plan.

        The Committee may from time to time, in its sole discretion, delegate to our Chief Executive Officer the administration of the 2007 Plan, including the right to grant awards, insofar as such administration and power to grant awards relates to any person who is not subject to Section 16 of the Exchange Act. Such delegation may be effective only so long as the Chief Executive Officer is a director of Forest, and the Committee may revoke the delegation at any time. The Committee, in its sole discretion, may place any conditions and restrictions on the powers delegated to the Chief Executive Officer. In the event of a conflict in a determination or interpretation under the 2007 Plan as between the Committee and our Chief Executive Officer, the determination or interpretation of the Committee will be conclusive.

Term of 2007 Plan

        The 2007 Plan became effective as of February 1, 2007, upon the approval of the plan at a special meeting of shareholders held in June 2007. No awards may be granted under the 2007 Plan after February 1, 2017, and the plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2007 Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted.

Stock Options

        Term of Option.    The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years). The effect of the termination of an optionee's employment, consulting relationship or membership on the Board will be specified in the option contract that evidences each option grant.

        Option Price.    The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date the option is granted. Except for adjustments for certain changes in our common stock, the Committee may not, without the approval of our shareholders, amend any outstanding option or stock appreciation right to lower the purchase or exercise price of the underlying option or stock appreciation right, or cancel, replace or exchange any outstanding option or stock appreciation right for (x) cash, (y) any award other than an option, or (z) an option or stock appreciation right having a lower exercise price.

        Special Rules for Certain Shareholders.    If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of the stock of Forest or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

        Size of Grant.    Subject to the limitations described above in "-Number of Shares Subject to the 2007 Plan Award Limits," the number of shares for which an option is granted to an employee, consultant or director will be determined by the Committee.

        Status of Options.    The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Committee at the time of grant. If the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to consultants and non-employee directors will be non-statutory stock options.

        Payment.    The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Forest common stock owned by the optionee, or by a combination of cash and shares of common stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2007 Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, shares of common stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the common stock on the exercise date over the option exercise price. The 2007 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

        Option Agreement.    All options will be evidenced by a written contract containing provisions consistent with the 2007 Plan and such other provisions as the Committee deems appropriate.

        Transferability.    An incentive stock option is not transferable other than by will or the laws of descent and distribution or as otherwise permitted under the Code, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A non-statutory stock option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

Restricted Stock

        Transfer Restrictions and Forfeiture Obligations.    Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on the following:

  •
  the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of common stock, (2) Forest's earnings per share, (3) Forest's market share, (4) the market share of a business unit of Forest designated by the Committee, (5) Forest's sales, (6) the sales of a business unit designated by the Committee, (7) the net income (before or after taxes) of Forest or any business unit designated by the Committee, (8) the cash flow or return on investment of Forest or any business unit designated by the Committee, (9) the earnings before or after interest, taxes, depreciation and/or amortization of Forest or any business unit designated by the Committee, (10) the economic value added, (11) the return on capital, assets or shareholders' equity achieved by Forest, or (12) the total shareholders' return achieved by Forest;

  •
  the holder's continued employment or continued service as a consultant or director with Forest or its affiliates for a specified period;

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  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

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  a combination of any of these factors.

        The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of Forest or any affiliate, division or department thereof. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a shareholder of Forest with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

        Non-Discretionary Director Awards.    Non-employee directors receive certain automatic restricted stock awards under the 2007 Plan, and the timing and size of such grants are determined as follows: (1) each non-employee director who is elected to the Board for the first time will receive, on the date of his or her election, a restricted stock award covering a number of shares of common stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the fair market value of a share of common stock on the date of such election; and (2) as of the date of each annual meeting of shareholders in each year that the 2007 Plan is in effect, each non-employee director who is then in office and who is not entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a grant as described in clause (1) will receive a restricted stock award covering a number of shares of common stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the fair market value of a share of common stock on the date of such annual meeting. The Board, in its discretion, may elect to grant a phantom stock award in lieu of the foregoing restricted stock award, which phantom stock award will provide the non-employee director the right to acquire an equivalent number of shares of common stock as the non-employee director would otherwise have been entitled to receive under such restricted stock award as described in the previous sentences. The phantom stock award may also, in the discretion of the Board, include the right to receive dividend equivalents. Each restricted stock award and phantom stock award granted to non-employee directors will be subject to certain transfer restrictions and obligations to forfeit and surrender such shares as may be determined in the discretion of the Committee prior to the date of grant of the award.

        Accelerated Vesting.    The Committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Committee, but, except in connection with a corporate change as discussed below, the Committee may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for the issuance of restricted stock under the 2007 Plan.

Performance Awards

        Performance Period.    The Committee may, in its sole discretion, grant performance awards under the 2007 Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee establishes the maximum number of shares of common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award terminates if the recipient's employment or service as a consultant or director of Forest and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

        Performance Measures.    The receipt of cash or shares of common stock pursuant to a performance award is contingent upon satisfaction by Forest, or any affiliate, division or department thereof, of performance targets established by the Committee either (1) prior to the beginning of the performance period, or (2) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon the following:

  •
  the price of a share of common stock;

  •
  Forest's earnings per share;

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  Forest's market share;

  •
  the market share of a business unit designated by the Committee;

  •
  sales by Forest or a business unit;

  •
  the net income (before or after taxes) of Forest or any business unit designated by the Committee;

  •
  the cash flow or return on investment of Forest or any business unit designated by the Committee;

  •
  the earnings before or after interest, taxes, depreciation and/or amortization of Forest or any business unit designated by the Committee;

  •
  the economic value added;

  •
  the return on capital, assets or shareholders' equity achieved by Forest;

  •
  the total shareholders' return achieved by Forest; or

  •
  a combination of any of the foregoing.

        The Committee may, in its sole discretion, provide for an adjustable performance award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a performance award during the performance period.

        Payment.    Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the performance award, not to exceed the maximum number of shares subject to, or the maximum value of, the performance award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of common stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a performance award covering shares of common stock is to be paid in cash, then such payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Committee.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for performance awards under the 2007 Plan.

Phantom Stock Awards

        Forfeiture.    Phantom stock awards under the 2007 Plan are awards of rights to receive shares of common stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the

Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a phantom stock award. A phantom stock award may include a stock appreciation right that is granted independently of a stock option. A phantom stock award will terminate if the recipient's employment or service as a consultant or director of Forest and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

        Payment.    Payment of a phantom stock award may be made in cash, shares of common stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of common stock on the payment date or such other date as may be specified by the Committee.

        Other Terms and Conditions.    The Committee may establish other terms and conditions for phantom stock awards under the 2007 Plan.

Corporate Change and Other Adjustments

        The 2007 Plan provides that upon a corporate change, as defined below, the Compensation Committee may accelerate the vesting of options and stock appreciation rights, cancel options and stock appreciation rights and cause Forest to make payments in respect thereof in cash, or adjust the outstanding options and stock appreciation rights as appropriate to reflect such corporate change (including, without limitation, adjusting an option or stock appreciation right to provide that the number and class of shares of stock covered by such award will be adjusted so that the award will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Effective upon the consummation of a corporate change, the Committee may adjust the outstanding restricted stock awards as appropriate to reflect such corporate change or fully vest such outstanding restricted stock awards and, upon such vesting, all restrictions applicable to such restricted stock will terminate.

        If the amendment to the definition of corporate change is approved by the shareholders, the 2007 Plan will provide that a corporate change occurs if (1) Forest is dissolved and liquidated, (2) Forest is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (3) Forest sells, leases or exchanges all or substantially all of its assets, (4) any person, entity or group acquires or gains ownership or control of more than 30% (or a higher percentage in certain circumstances) of the outstanding shares of Forest's voting stock, or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board. Currently, the amount of Forest shares that must be acquired to constitute a corporate change under clause (4) above is 40% of the outstanding voting stock.

        The maximum number of shares that may be issued under the 2007 Plan, the maximum number of shares that may be issued under the 2007 Plan as incentive stock options, and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of common stock or other consideration subject to an award under the 2007 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Amendments

        The Board may from time to time amend the 2007 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of the shareholders, the Board may not amend the 2007 Plan to change the class of eligible individuals, increase the number of shares of common stock that may be issued under the 2007 Plan, increase the number of shares of common stock that may be issued under the 2007 Plan through incentive stock options, or amend or delete the provisions of the 2007 Plan that prevent the Committee from amending any outstanding option contract to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

U.S. Federal Income Tax Aspects of the 2007 Plan

        Incentive Stock Options.    Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, Forest would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

        Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of section 162(m) of the Code as discussed below, Forest may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

        Non-Statutory Stock Options and Stock Appreciation Rights.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (whether or not including a stock appreciation right), and Forest is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of section 162(m) of the Code as discussed below, Forest may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

        Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and Forest's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

        Restricted Stock (Including Non-Discretionary Director Restricted Stock Awards).    The recipient of a restricted stock award will not realize taxable income at the time of grant, and Forest will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares and, subject to section 162(m) of the Code as discussed below, Forest will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to section 162(m) of the Code, deductible as such by Forest. Notwithstanding the foregoing, the holder of a restricted stock award may elect under section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to section 162(m) of the Code, Forest will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Forest, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

        Performance Awards and Phantom Stock Awards.    An individual who has been granted a performance award or a phantom stock award generally will not realize taxable income at the time of grant, and Forest will not be entitled to a deduction at that time. Whether a performance award or phantom stock award is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of section 162(m) of the Code as discussed below, Forest will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the performance award or the phantom stock award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or a phantom stock award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of section 162(m) of the Code as discussed below, deductible as such by Forest.

        Section 162(m) of the Code.    Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on section 162(m) of the Code and the regulations issued thereunder, Forest's ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the 2007 Plan should not be limited by section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance awards granted by the Committee under the 2007 Plan should not be limited by section 162(m) of the Code. The 2007 Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance-based compensation under section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2007 Plan, then Forest believes that the compensation expense deduction relating to such an award should not be limited by section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change-of-control or vesting based upon continued service). Non-discretionary director restricted stock awards under the 2007 Plan are not impacted by section 162(m) of the Code because the deduction limitation is not applicable to the recipients of such awards. Compensation income generated in connection with phantom stock awards (other than stock appreciation rights) under the 2007 Plan will be subject to the section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2007 Plan by the Board or the Chief Executive Officer will not qualify as performance-based compensation and, accordingly, Forest's deduction for such compensation may be limited by section 162(m) of the Code.

        The 2007 Plan is not qualified under section 401(a) of the Code.

        The comments set forth in the above paragraphs are only a summary of certain of the U.S. federal income tax consequences relating to the 2007 Plan. No consideration has been given to the effects of state, local or other tax laws on the 2007 Plan or award recipients.

Inapplicability of ERISA

        Based upon current law and published interpretations, we believe that the 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

        The table below sets forth the value of restricted stock that will be granted to Forest's non-executive directors under the 2007 Plan in 2013.

Forest Oil Corporation 2007 Incentive Stock Plan

Name and Position	Dollar Value ($)		Number of Units

Non-Executive Director Group	$150,000	(1)	(1)

(1)
Each non-employee director receives an annual grant of restricted stock with a fair market value of $150,000 on the date of grant.

        Other than the annual automatic grant to non-employee directors referenced in the table above, new awards, if any, that will be made to eligible persons under the 2007 Plan are subject to the discretion of the Compensation Committee and, thus, Forest cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, and directors under the 2007 Plan. The proposed amendments, if adopted, would not have affected any of the benefits awarded in 2012.

PROPOSAL NO. 7-RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Forest is asking the shareholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young LLP"), 370 Seventeenth Street, Suite 3300, Denver, Colorado 80202, as Forest's independent registered public accounting firm to audit Forest's consolidated financial statements for the year 2013.

        Services provided to Forest by Ernst & Young LLP during 2012 are described under "Principal Accountant Fees and Services" below. A representative of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        In the event the shareholders fail to ratify the appointment, the Audit Committee may consider whether it should select another independent public accounting firm. Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of the appointment of Ernst & Young LLP in light of the critical role played by our independent registered public accounting firm in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm any time during the year if the Audit Committee believes that such a change would be in the best interest of Forest and its shareholders.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for 2013 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FOREST'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees billed to Forest by Ernst & Young LLP for audit and other professional services provided by Ernst & Young LLP for 2011 and 2012.

Ernst & Young LLP	2012	2011

Audit fees	$997,675	$1,065,885

Audit-related fees	$0	$17,500

Tax fees	$23,528	$484,172

All other fees	$2,147	$2,149

Total all fees	$1,023,350	$1,569,706

        Audit Fees—Consist of aggregate fees billed for professional services provided in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of registration statements, and issuance of consents and letters to underwriters.

        Audit-Related Fees—Consist principally of aggregate fees billed for transaction due diligence services, and audits of statements of compliance with agreements.

        Tax Fees—Consist of aggregate fees for tax compliance, tax advice and tax planning, tax examination assistance, and tax consulting on sales transactions.

        All Other Fees—Consist of aggregate fees for products and services other than as reported above.

        Preapproval of Audit Services.    The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and non-audit services not prohibited by law to be performed by Forest's independent registered public accounting firm and associated fees for any individual engagement not to exceed $40,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or to the liabilities of Section 18 under the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Forest specifically requests that the information be treated as soliciting material or incorporates such information by reference in such filing.

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the SEC, the listing standards of the NYSE, and Forest's Corporate Governance Guidelines.

        Forest's management has responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent auditor, Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (the "PCAOB"), and for issuing a report on the results of that independent audit. Ernst & Young LLP is also responsible for auditing Forest's internal control over financial reporting and expressing an opinion on the effectiveness of Forest's internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has met with management and Ernst & Young LLP and has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2012;

          2.     The Audit Committee has discussed with Ernst & Young LLP the matters required by Statement of Auditing Standards No. 61, as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the PCAOB in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

          3.     The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from Forest and its management; and

          4.     Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee.

Dod A. Fraser, Chairman Richard J. Carty* James H. Lee
March 15, 2013

*
Mr. McDonald served as a member of the Audit Committee through June 21, 2012, when he was appointed as interim Chief Executive Officer. Mr. Carroll was elected as a member of the Audit Committee effective June 21, 2012, to fill the vacancy created by Mr. McDonald's resignation from the Audit Committee. Effective November 8, 2012, Mr. Carty was elected as a member of the Audit Committee replacing Mr. Carroll.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Affiliate Transaction Policy

        Covered Transactions.    The Board has adopted a written Affiliate Transaction Policy. The policy covers all economic transactions between Forest or any of its subsidiaries or controlled affiliates (including controlled joint ventures), on the one hand, and any designated person, on the other hand. The policy addresses, without limitation, the purchase or sale of assets, other than blind, open-market transactions in Forest's securities over a regulated exchange. The policy does not address employment compensation arrangements with Forest's executive officers. For purposes of this policy, a "designated person" is (i) any Forest shareholder that beneficially owns more than 5% of Forest's outstanding shares of common stock, (ii) any director or executive officer of Forest or any immediate family member of such a person (including in-laws), or (iii) any person known to Forest to be an affiliate of a person under (i) or (ii) (as "affiliate" is defined under the federal securities laws).

  Policy Directives.

          (1)   All Forest officers are notified of the policy in writing every year.

          (2)   The Board is permitted to pre-authorize transactions with designated persons that fall below dollar thresholds set by the Board. Any such pre-authorization may apply only to transactions that are in Forest's ordinary course of business and are either easily comparable to observable market transactions or are on terms no less favorable than the designated person offers to unrelated third parties.

          (3)   Forest's officers are required to provide the Board with all material information relating to any proposed covered transaction (other than a transaction authorized pursuant to paragraph 2 above).

          (4)   In determining whether to authorize and approve any covered transaction, the Board has broad discretion in determining whether the transaction is reasonable in light of the circumstances. It may rely on comparable market transactions, the use of an auction process, an independent valuation, or other similar methods.

          (5)   The Board may review the terms of a covered transaction outside the presence of any directors who have a financial interest in the covered transaction.

          (6)   Other than under paragraph 2 above, a covered transaction may be approved only by a majority of those directors who have no financial interest in the transaction.

Related Party Transactions

        During 2012 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Exchange Act to file reports of their ownership of common stock with the SEC and the NYSE, and to furnish us with copies of the reports.

        Based solely on Forest's review of the reports and written representations received from the directors and executive officers, Forest believes that, during 2012, all of its directors and executive officers timely complied with all Section 16(a) filing requirements, except that two reports covering a total of three transactions involving cash-based awards were filed late by H. Craig Clark, our former President and Chief Executive Officer.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        Any proposal that a shareholder wishes to include in Forest's proxy materials for the 2014 annual meeting of shareholders, in accordance with the regulations of the SEC, must be received no later than November 26, 2013. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or sent to the Secretary via facsimile at 303.812.1445.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2014 annual meeting of shareholders, but does not seek to include in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices no earlier than November 26, 2013, and not later than December 26, 2013. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Article I of Forest's Bylaws and must be submitted in writing and mailed to Forest's Secretary, at the address shown above.

Appendix A

Note: This version of the Forest Oil Corporation 1999 Employee Stock Purchase Plan shows the Plan as proposed to be amended if Proposal No. 3 receives the requisite number of "FOR" votes at our 2013 Annual Meeting of Shareholders. The provisions of the Plan that are proposed to be amended are italicized and in boldface type.

 FOREST OIL CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED EFFECTIVE AS OF MAY 7, 2013

        1.    Purpose.    The FOREST OIL CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for employees of FOREST OIL CORPORATION (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.    Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a)   "Board" means the Board of Directors of the Company or a duly authorized committee thereof.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means the Forest Oil Corporation Employee Benefits Committee.

          (d)   "Company" means Forest Oil Corporation, a New York corporation.

          (e)   "Date of Exercise" means the last day of each Option Period.

          (f)    "Date of Grant" means July 1, 1999, and, thereafter, the first day of each successive October, January, April, and July.

          (g)   "Eligible Compensation" means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), or (ii) a cafeteria plan (within the meaning of Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).

          (h)   "Eligible Employee" means, with respect to each Date of Grant, each employee of the Company or a Participating Company who, as of such Date of Grant, is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Option Period" means the three month period beginning on each Date of Grant.

          (k)   "Option Price" shall have the meaning assigned to such term in paragraph 8(b).

          (l)    "Participating Company" means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to paragraph 4.

          (m)  "Plan" means this Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended from time to time.

          (n)   "Restriction Period" means the period of time during which shares of Stock acquired by a participant in the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in paragraph 8(d).

          (o)   "Stock" means the shares of the Company's common stock, par value $.10 per share.

        3.    Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

        4.    Participating Companies.    The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

        5.    Eligibility.    Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

        6.    Stock Subject to the Plan.    Subject to the provisions of paragraph 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 1,550,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

        7.    Grant of Options.

          (a)    In General.    Commencing on July 1, 1999, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except

  as provided in paragraph 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to subparagraph 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share; provided, however, that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed 2,500 (subject to adjustment as provided in paragraph 13).

          (b)    Election to Participate; Payroll Deduction Authorization.    An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates a specified whole dollar amount or an integral percentage of his Eligible Compensation to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 15%.

          (c)    Changes in Payroll Authorization.    The payroll deduction authorization referred to in subparagraph 7(b) may not be changed during the Option Period. However, a participant may withdraw from the Plan as provided in paragraph 9.

          (d)    $25,000 Limitation.    No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

          (e)    Leaves of Absence.    During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation § 1.421-7(h)(2), then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 7(e), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof. Further, notwithstanding the preceding provisions of this subparagraph 7(e), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 7(e) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof and terminated his employment on the 91st day of such leave of absence.

          (f)    Continuing Election.    Subject to the limitation set forth in subparagraph 7(d), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 7(d) shall recommence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 7, withdraws from the Plan as provided in paragraph 9, or is terminated from participation in the Plan as provided in paragraph 10.

        8.    Exercise of Options.

          (a)    General Statement.    Subject to the limitation set forth in subparagraph 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent his unused payroll deductions under the Plan are sufficient to purchase at the Option Price whole shares of Stock and to the extent the issuance of Stock to such participant upon such exercise is lawful. Any amount relating to such option that remains in his account representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such period for the option that relates to such period. If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the remaining shares by reducing participants' designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.

          (b)    "Option Price" Defined.    The term "Option Price" shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded). Notwithstanding the preceding sentence, in the event the Stock is not listed on the New York Stock Exchange, Inc. at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (c)    Delivery of Share Certificates.    As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each participating employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

          (d)    Restrictions on Transfer.    The Committee may from time to time specify with respect to a particular grant of options the Restriction Period that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of six months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 8(d) and to assure compliance with applicable laws.

        9.    Withdrawal from the Plan.

          (a)    General Statement.    Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

          (b)    Eligibility Following Withdrawal.    A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

        10.    Termination of Employment.

          (a)    General Statement.    Except as provided in subparagraph 10(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

          (b)    Termination by Retirement, Death or Disability.    If the employment of a participant terminates after such participant has attained age 65 or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative, as applicable, shall have the right to elect either to:

              (i)  withdraw all of such participant's accumulated unused payroll deductions under the Plan; or

             (ii)  exercise such participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which the accumulated payroll deductions at the date of such participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 7(d)), and receive a payment from the Company promptly after such exercise in the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above.

        11.    Restriction Upon Assignment of Option.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

        12.    No Rights of Shareholder Until Exercise of Option.    With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(d), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual's account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

        13.    Changes in Stock; Adjustments.    Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

        If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

        14.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

        15.    Term of the Plan.    The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such shareholder approval, and, if the shareholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after June 30, 2018.

        16.    Amendment or Termination of the Plan.    The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

        17.    Securities Laws.    The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        18.    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

        19.    Miscellaneous Provisions.

          (a)    Parent and Subsidiary Corporations.    For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

          (b)    Number and Gender.    Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

          (c)    Headings.    The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

          (d)    Not a Contract of Employment.    The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

          (e)    Compliance with Applicable Laws.    The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

          (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

          (g)    Governing Law.    All provisions of the Plan shall be construed in accordance with the laws of New York except to the extent preempted by federal law.

          (h)    Electronic and/or Telephonic Documentation and Submission.    Any of the payroll deduction authorizations, enrollment documents and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

Appendix B

Note: This version of the Forest Oil Corporation 1999 Employee Stock Purchase Plan shows the Plan as proposed to be amended if Proposal Nos. 4, 5, and 6 receive the requisite number of "FOR" votes at our 2013 Annual Meeting of Shareholders. The provisions of the Plan that are proposed to be amended are italicized and in boldface type.

 FOREST OIL CORPORATION
2007 STOCK INCENTIVE PLAN

I. PURPOSE OF THE PLAN

        The purpose of the FOREST OIL CORPORATION 2007 STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which FOREST OIL CORPORATION, a New York corporation (the "Company"), and its Affiliates may attract able persons to serve as Officers, Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Director Stock Awards to Non-Employee Directors and for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Officer, Consultant, or Director as provided herein.

II. DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a)   "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

          (b)   "Award" means, individually or collectively, any Director Stock Award, Option, Restricted Stock Award, Performance Award, or Phantom Stock Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (e)   "Committee" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

          (f)    "Common Stock" means the common stock, par value $.10 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

          (g)   "Company" means Forest Oil Corporation, a New York corporation.

          (h)   "Consultant" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

          (i)    "Corporate Change" shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.

          (j)    "Director" means an individual who is a member of the Board.

          (k)   "Director Stock Award" means a Restricted Stock Award or a Phantom Stock Award, as applicable, granted under Paragraph VIII(b) of the Plan to a Non-Employee Director.

          (l)    An "employee" means any person (including an Officer or a Director) in an employment relationship with the Company or any Affiliate.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

          (o)   "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

          (p)   "Mergers" means the merger transactions contemplated in that certain Agreement and Plan of Merger dated January 7, 2007, by and among the Company, MJCO Corporation and The Houston Exploration Company.

          (q)   "Non-Employee Director" means any member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3.

          (r)   "Officer" means an individual who holds one of the offices of the Company as provided under the Bylaws of the Company.

          (s)   "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

          (t)    "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

          (u)   "Participant" means an employee, Consultant, or Director who has been granted an Award.

          (v)   "Performance Award" means an Award granted under Paragraph IX of the Plan.

          (w)  "Performance Award Agreement" means a written agreement between the Company and a Participant with respect to a Performance Award.

          (x)   "Phantom Stock Award" means an Award granted under Paragraph X of the Plan.

          (y)   "Phantom Stock Award Agreement" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

          (z)   "Plan" means the Forest Oil Corporation 2007 Stock Incentive Plan, as amended from time to time.

          (aa) "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

          (bb) "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

          (cc) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

          (dd) "Stock Appreciation Right" means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall become effective upon the date of its adoption by the Board (February 1, 2007), provided the Plan is approved by the shareholders of the Company at the next meeting of the shareholders of the Company that occurs after the date of such adoption by the Board. Notwithstanding any provision in the Plan to the contrary, no Option shall be exercisable, no Restricted Stock Award or Director Stock Award shall be granted and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to such shareholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board (February 1, 2017). The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Director Stock Awards have been satisfied or expired.

IV. ADMINISTRATION

        (a)    Composition of Committee.    The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Non-Employee Directors who also qualify as "outside directors" (within the meaning assigned to such term under section 162(m) of the Code and applicable interpretive authority thereunder).

        (b)    Powers.    Subject to the express provisions of the Plan, each of the Committee and the Board shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, and the number of shares subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations, the Committee or the Board, as the case may be, shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee or the Board in its sole discretion shall deem relevant. Notwithstanding the preceding provisions of this Subparagraph, Director Stock Awards shall be granted as provided in Paragraph VIII(b).

        (c)    Additional Powers.    The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. In addition, the Board shall have all such additional powers as are delegated to the Committee by other provisions of the Plan notwithstanding that such provisions may refer only to the Committee. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. The determinations of the Committee or the Board on the matters referred to in this Paragraph IV shall be conclusive.

        (d)    Delegation of Authority by the Committee.    Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
GRANT OF AWARDS

        (a)    Shares Subject to the Plan and Award Limits.    Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 9,513,767. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the aggregate maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding) and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence, which do not apply to phantom stock units or other Awards that are not performance-based and that may only be settled in cash in accordance with the terms of the applicable Award, shall be applied in a manner that will permit Awards that are intended to provide "performance-based" compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

        (b)    Grant of Awards.    The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. Director Stock Awards shall be granted as provided in Paragraph VIII(b).

        (c)    Stock Offered.    Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company's stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.

VI. ELIGIBILITY

        Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof. Notwithstanding the preceding provisions of this Paragraph, a Director Stock Award may be granted only to a Non-Employee Director.

VII. STOCK OPTIONS

        (a)    Option Period.    The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

        (b)    Limitations on Exercise of Option.    An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

        (c)    Special Limitations on Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a

Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

        (d)    Option Agreement.    Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that, except as provided in Paragraph XI, the Committee may not, without approval of the shareholders of the Company, amend any outstanding Option or Stock Appreciation Right to lower the purchase or exercise price of the underlying Option or Stock Appreciation Right, or cancel, replace or exchange any outstanding Option or Stock Appreciation Right for (x) cash, (y) another Award other than an Option, or (z) an Option or Stock Appreciation Right having a lower purchase or exercise price than the purchase or exercise price of the original Option or Stock Appreciation Right.

        (e)    Option Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

        (f)    Shareholder Rights and Privileges.    The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

        (g)    Options and Rights in Substitution for Options Granted by Other Employers.    Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

        (a)    Forfeiture Restrictions To Be Established by the Committee.    Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or shareholders' equity achieved by the Company, or (12) the total shareholders' return achieved by the Company, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

        (b)    Director Stock Awards.    The preceding provisions of this Paragraph VIII to the contrary notwithstanding, each Non-Employee Director who is elected to the Board for the first time after the date upon which the Plan is approved by the shareholders of the Company as provided in Paragraph III shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the Fair Market Value of a share of Common Stock on the date of such election. As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph III (beginning with the annual meeting that occurs in 2011), each Non-Employee Director then in office who is not then entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a Restricted Stock Award pursuant to the preceding sentence of this Subparagraph VIII(b) shall receive, without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the Fair Market Value of a share of Common Stock on the date of such annual meeting. Notwithstanding the foregoing, the Board, in its sole discretion, may elect to grant a Phantom Stock Award in lieu of any Restricted Stock Award that a Non-Employee Director would otherwise be entitled to receive pursuant to the preceding provisions of this Subparagraph VIII(b). In the event the Board elects to grant a Non-Employee Director a Phantom Stock Award in lieu of a Restricted Stock Award pursuant to this Subparagraph VIII(b), the Phantom Stock Award shall provide the Non-Employee Director the right to acquire an equivalent number of shares of Common Stock as the Non-Employee Director would otherwise have been entitled to receive under such Restricted Stock Award as described in the preceding provisions of this Subparagraph VIII(b). In the discretion of the Board (and on such terms as the Board may determine), any such Phantom Stock Award may include the right to receive dividend equivalents with respect to such Award. If, as of any date that the Plan is effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of a Restricted Stock Award or Phantom Stock Award, as applicable, for the number of shares provided herein, each Non-Employee Director shall receive a Restricted Stock Award or Phantom Stock Award, as applicable, for his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. Each Restricted Stock Award and Phantom Stock Award granted to a Non-Employee Director pursuant to this Subparagraph VIII(b) shall be subject to Forfeiture Restrictions determined in the discretion of the Committee prior to the time of grant of such Award.

        (c)    Other Terms and Conditions.    Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to shareholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

        (d)    Payment for Restricted Stock.    The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

        (e)    Committee's Discretion to Accelerate Vesting of Restricted Stock Awards.    The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, except in connection with a Corporate Change, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

        (f)    Restricted Stock Agreements.    At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (e) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS

        (a)    Performance Period.    The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

        (b)    Performance Measures.    A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or shareholders' equity achieved by the Company, (12) the total shareholders' return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

        (c)    Awards Criteria.    In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

        (d)    Payment.    Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.

        (e)    Termination of Award.    A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

        (f)    Performance Award Agreements.    At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

X. PHANTOM STOCK AWARDS

        (a)    Phantom Stock Awards.    Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted.

        (b)    Award Period.    The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

        (c)    Awards Criteria.    In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

        (d)    Payment.    Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

        (e)    Termination of Award.    A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

        (f)    Phantom Stock Award Agreements.    At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. RECAPITALIZATION OR REORGANIZATION

        (a)    No Effect on Right or Power.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

        (b)    Subdivision or Consolidation of Shares; Stock Dividends.    The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

        (c)    Recapitalizations and Corporate Changes.    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% (or such higher percentage as may be set forth in an Award) of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then (x) no sooner than effective as of the consummation by the Company of such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution or such election of Directors or (y) no later than 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock

Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change-of-Control Value") of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

        (d)    Change-of-Control Value.    For the purposes of clause (2) in Subparagraph (c) above, the "Change-of-Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (e)    Other Changes in the Common Stock.    In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

        (f)    Shareholder Action.    Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

        (g)    No Adjustments unless Otherwise Provided.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

 XII. AMENDMENT AND TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the shareholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete the final sentence of Paragraph VII(d).

XIII. MISCELLANEOUS

        (a)    No Right To An Award.    Except as provided in Paragraph VIII(b), neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

        (b)    No Employment/Membership Rights Conferred.    Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

        (c)    Other Laws; Withholding.    The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

        (d)    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

        (e)    Restrictions on Transfer.    An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

        (f)    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Forest Oil Corporation 01LC6C 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote “FOR” the election of directors, and “FOR” Proposals 2, 3, 4, 5, 6 and 7. This proxy will be voted as directed. If no directions indicated, this proxy will be voted “FOR” Item 7, but will not be voted on the other matters. For Against Abstain 2. Approval, on an advisory basis, of the compensation of Forest's named executive officers; 4. Approval of an amendment to increase the annual individual award limits under the Forest Oil Corporation 2007 Stock Incentive Plan, or the 2007 Plan; For Against Abstain 3. Approval of an additional 750,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan; 5. Approval of an amendment to the 2007 Plan to make an additional 800,000 shares available for issuance under the 2007 Plan; 01 - Loren K. Carroll 02 - Richard J. Carty 03 - Raymond I. Wilcox 1. Election of three Class I directors to serve until Forest’s 2016 annual meeting of shareholders; Nominees: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 6. Approval of an amendment to the definition of “corporate change” under the 2007 plan; 7. Ratification of the appointment of Ernst & Young LLP as Forest’s independent registered public accounting firm for the year ending December 31, 2013. MMMMMMMMMMMM 1 5 8 9 3 5 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Annual Meeting of Shareholders – May 7, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Patrick R. McDonald and Cyrus D. Marter IV, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Forest Oil Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 7, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — FOREST OIL CORPORATION Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: https://materials.proxyvote.com/346091